As filed with the Securities and Exchange Commission on ________ , 1997

                                                       Registration No. 33-90696
                                                                        --------
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ANDEAN DEVELOPMENT CORPORATION
                         ------------------------------
                 (Name of Small Business Issuer in its Charter)

                              --------------------

       Florida                            8700                    65-0548697
       -------                            ----                    ----------
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


1900 Glades Road, Suite 351                            Pedro Pablo Errazuriz
Boca Raton, FL  33431                             Andean Development Corporation
    (561) 416-8930                                 1900 Glades Road, Suite 351
(Address and telephone number of                    Boca Raton, Florida  33431
 principal executive offices and                           (561) 416-8930
   principal place of business)                 (Address and telephone number of
                                                 principal executive offices and
                                                  principal place of business)

                              --------------------

                 PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:


        Charles B. Pearlman, Esq.                       David A. Carter, P. A.
         Roxanne K. Beilly, Esq.                       355 W. Palmetto Park Road
Atlas, Pearlman, Trop & Borkson, P.A.                 Boca Raton, Florida  33432
      200 E. Las Olas Boulevard                         Phone (561) 750-6999
    Fort Lauderdale, Florida  33301                       Fax (561) 367-0960
       Phone (954) 763-1200
         Fax (954) 523-1952

                              --------------------



--------------------------------------------------------------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] [Registration Number 33-90696]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act,check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
            TITLE OF EACH CLASS OF                 AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED            AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED      OFFERING PRICE PER          MAXIMUM           REGISTRATION
                                                                         UNIT (1)         AGGREGATE OFFERING          FEE
                                                                                                 PRICE
                                                                                                  (1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.0001 per                   1,320,000             $5.00               $6,600,000           $2,000.00
share)(2)
----------------------------------------------------------------------------------------------------------------------------------
Warrants(3)                                          1,320,000             $0.125              $  165,000           $   50.00
----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under                          1,320,000             $5.00               $6,600,000           $2,000.00
Warrants(4)
----------------------------------------------------------------------------------------------------------------------------------
Representative's Warrants                              120,000             $ .0002             $   24.00            $     .73
----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the                        240,000             $7.50               $1,800,000           $  545.45
Representative's Warrants and the
Common Stock issuable under the
Warrants issuable under the
Representative's Warrantss(4)
----------------------------------------------------------------------------------------------------------------------------------
Warrants issuable                                      120,000             $ .1875                $22,500              $6.82
under the Representative's Warrants
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                              $4,603.00*
==================================================================================================================================

-----------------------
(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Includes 120,000 shares of Common Stock issuable pursuant to the Representatives' Over-Allotment Option.

(3) Includes 120,000 Warrants issuable pursuant to the Representatives' Over-Allotment Option.

(4) Represents shares of Common Stock issuable upon exercise of the Warrants registered hereby together with such additional indeterminate number of shares as may be issued upon exercise of such Warrants by reason of the anti-dilution provisions contained therein.

*    Filing fee previously paid.

                         ANDEAN DEVELOPMENT CORPORATION

                              --------------------

              Cross Reference Sheet for Prospectus Under Form SB-2

Form SB-2 Item No. and Caption                                         Caption or Location in Prospectus
(a)  Front of Registration Statement and                         Facing Page of Registration Statement; Outside Front
     Outside Front Cover of Prospectus                           Cover Page of Prospectus

(b)  Inside Front and Outside Back Cover                         Inside Front and Outside Back Pages of
     Pages of Prospectus                                         Prospectus

(c)  Summary Information and Risk Factors                        Summary; The Company; Risk Factors

(d)  Use of Proceeds                                             Use of Proceeds

(e)  Determination of Offering Price                             Risk Factors; Underwriting

(f)  Dilution                                                    Risk Factors; Dilution

(g)  Selling Security-Holders                                    *

(h)  Plan of Distribution                                        Inside Front Cover Page of Prospectus; Underwriting

(i)  Legal Proceedings                                           Business

(j)  Directors, Executive Officers,                              Management
     Promoters and Control Persons

(k)  Security Ownership of Certain                               Principal Shareholders;
     Beneficial Owners and Management                            Management

(l)  Description of Securities                                   Description of Securities

(m)  Interest of Named Experts and Counsel                       Experts; Legal Matters

(n)  Disclosure of Commission Position on                        Management - Indemnification
     Indemnification for Securities Act Liabilities              of Officers and Directors

(o)  Organization within Last Five Years                         Business; Certain Transactions

(p)  Description of Business                                     Prospectus Summary; Business

(q)  Management's Discussion and Analysis                        Management's Discussion and Analysis of
     or Plan of Operation                                        Financial Condition and Results of Operations

(r)  Description of Property                                     Business

(s)  Certain Relationships and Related Transactions              Certain Transactions

--------------------
* Not applicable or answer in negative

(t)  Market for Common Equity and                                Risk Factors; Description of Securities
     Related Stockholder Matters

(u)  Executive Compensation                                      Management

(v)  Financial Statements                                        Financial Statements

(w)  Changes in and Disagreements with                           *
     Accountants on Accounting and
     Financial Disclosure

--------------------

* Not applicable or answer in negative

                         ANDEAN DEVELOPMENT CORPORATION
                      1,200,000 Shares of Common Stock and
               1,200,000 Redeemable Common Stock Purchase Warrants

                              --------------------


     On November 12, 1996, an offering of 1,200,000 shares of Common Stock, par value $.0001 per share (the "Common Stock") and 1,200,000 Redeemable Common Stock Purchase Warrants (the "Warrants") was underwritten on a firm commitment basis by Barron Chase Securities, the representative of the Underwriters (the "Representative") at an offering price of $5.00 per share of Common Stock and $.125 per Warrant of Andean Development Corporation (the "Company" or "ADC"). The Common Stock and the Warrants (collectively, the "Securities") are being offered separately and not as units, and each are separately transferable. Each Warrant entitles the holder to purchase one share of Common Stock at $5.00 per share (subject to adjustment) during the five-year period commencing on the date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant, on not less than thirty (30) nor more than sixty (60) days written notice if the closing bid price for the Common Stock for twenty-one (21) trading days during any thirty (30) consecutive trading day period ending not more than fifteen (15) days prior to the date that the notice of redemption is mailed, equals or exceeds $10.00 per share subject to adjustment under certain circumstances during a period of thirty (30) consecutive trading days ending not earlier than ten (10) days of the date of the Warrants are called for redemption and provided there is then a current effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of Barron Chase Securities, Inc., the representative of the Underwriters (the "Representative"). See "Description of Securities."


     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. The initial public offering prices of the Common Stock and Warrants and the exercise price and other terms of the Warrants have been determined through negotiations between the Company and the Representative and are not related to the Company's assets, book value, financial condition or other recognized criteria of value. Although the Company has applied for the inclusion of the Common Stock and the Warrants on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System under the symbols "ADCC" and "ADCCW," respectively, there can be no assurance that an active trading market in the Company's securities will develop or be sustained.

                              --------------------

THESE ARE SPECULATIVE SECURITIES, AN INVESTMENT IN THE SECURITIES OFFERED HEREBY
      INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION
                 AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO
            CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
                SEE "RISK FACTORS" ON PAGES 7-16 AND "DILUTION."

                               -------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                         PRICE TO        UNDERWRITING           PROCEEDS TO
                          PUBLIC          DISCOUNT(1)          COMPANY(2)(3)
--------------------------------------------------------------------------------

Per Share.........         $5.00             $.50                  $4.50
--------------------------------------------------------------------------------
Per Warrant.......         $ .125            $.0125                $.1125
--------------------------------------------------------------------------------
Total (3).........      $6,150,000         $615,000             $5,535,000
================================================================================
                                               *SEE FOOTNOTES ON FOLLOWING PAGE



         The shares of Common Stock and the Warrants are being offered by the Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and to certain other conditions. Delivery of the certificates representing the Common Stock and the Warrants were made against payment therefor at the offices of the Representative 7700 West Camino Real, Suite 200, Boca Raton, Florida 33433 on or about November 15, 1996.


                               -------------------
BARRON CHASE                                             FIRST LONDON
SECURITIES                                               SECURITIES CORPORATION


           The original date of this Prospectus was November 12, 1996
                    This Prospectus is amended pursuant to a
                   Post-Effective Amendment dated __________.

(1) Does not include additional underwriting compensation to be received in the form of (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the offering of which $30,000 has been paid to date; (ii) Representative's Purchase Warrants to purchase 120,000 shares of Common Stock and 120,000 Warrants exercisable for a five-year period commencing from the effective date of the offering at an exercise price of 150% of the price at which the Common Stock and the Warrants are sold to the public, subject to adjustment; and (iii) a financial advisory agreement for the Representative to act as an Investment Banker for the Company for a period of three (3) years at a fee of $108,000, payable at the closing of the Offering. In addition, the Company has granted to the Representative certain registration rights with respect to registration of the shares of Common Stock and the Warrants underlying the Representative's Purchase Warrants and the shares of Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Representative's Purchase Warrants and to indemnify the Underwriters against certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $444,898, including the Representative's non-accountable expense allowance.

(3) The Company has granted the Representative an option (the "Representative's Over-Allotment Option"), exercisable within 30 days from the date of this Prospectus, to purchase up to 120,000 additional shares of Common Stock and up to 120,000 additional Warrants at an exercise price of $5.00 solely to cover over-allotments, if any. If the Representative's Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Commissions, and Proceeds to Company will be $6,765,000, $676,500 and $6,088,500, respectively. See "Underwriting."

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, pursuant to the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in said Registration Statement, and the exhibits thereto. THE STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT IDENTIFIED AS EXHIBITS IN THIS PROSPECTUS ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE, REFERENCE IS MADE TO A COPY OF SUCH CONTRACT OR DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH STATEMENT BEING QUALIFIED IN ANY AND ALL RESPECTS BY SUCH REFERENCE. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

         Upon consummation of this Offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section at prescribed rates. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

         The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including exhibits to the information that was incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests may be directed to Pedro P. Errazuriz, President and Chief Executive Officer, c/o Andean Development Corporation, 835 Lakeside Drive, Boca Raton, Florida 33434, telephone number (407) 482-6336.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (I) ASSUMES NO EXERCISE OF THE REPRESENTATIVE'S OVER-ALLOTMENT OPTION, THE REPRESENTATIVE'S PURCHASE WARRANTS, THE WARRANTS, WARRANTS TO PURCHASE 21,000 SHARES OF COMMON STOCK (THE "BRIDGE WARRANTS") ISSUED TO A BRIDGE LENDER IN CONNECTION WITH CERTAIN BRIDGE FINANCING RECEIVED BY THE COMPANY IN APRIL, 1996 (SEE "BRIDGE FINANCING"), UP TO 250,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S STOCK OPTION PLAN OR DIRECTORS STOCK OPTION PLAN (SEE "MANAGEMENT - INCENTIVE AND NON-QUALIFIED STOCK OPTIONS PLAN"); (II) ASSUMES A PUBLIC OFFERING PRICE OF $5.00 PER SHARE OF COMMON STOCK AND $.125 PER WARRANT; AND (III) GIVES EFFECT AS OF DECEMBER 31, 1994, TO A REORGANIZATION (THE "REORGANIZATION") WHEREBY ERRAZURIZ Y ASOCIADOS INGENIEROS S.A. ("E&A") AND IGENOR ANDINA S.A. ("INA"), BOTH CORPORATIONS DOMICILED IN SANTIAGO, CHILE WILL BECOME SUBSIDIARIES OF THE COMPANY EFFECTIVE UPON CLOSING OF THIS OFFERING AND WHEREBY THE SHAREHOLDERS OF THESE AFFILIATED COMPANIES WILL EXCHANGE THEIR SHARES FOR SHARES IN THE COMPANY.

                                   THE COMPANY

         Andean Development Corporation was organized in 1994 as a holding company to acquire Errazuriz y Asociados Ingenieros S.A. ("E&A") and Igenor Andina S.A. ("INA"), both corporations domiciled in Santiago, Chile. Andean Export Corporation, ("ADX"), domiciled in Boca Raton, Florida, U.S.A., is a subsidiary of Andean Development Corporation. Andean Development Corporation, E&A, INA, and ADX are collectively referred to herein "Company" or "ADC".

         E&A, organized in February 1991, specializes, as an agent, in the sale of major electrical and mechanical equipment and the representation of foreign manufacturers of electrical and mechanical equipment in Chile. E&A also offers technical assistance to, and prepares tender (bid) documents on behalf of its customers in connection with turnkey and non-turnkey public works and development projects to be constructed in Chile. Since 1991, E&A has facilitated the sale of more than $415 million of equipment including generators, turbines and conveyors (see "Business - Major Projects"), which has generated more than $5 million of commissions for the Company. See "Business-Core Business."

         INA, organized in 1986, provides engineering, consulting and project management services for electric generating facilities and civil construction projects including hydroelectric and other electric power plans, tunneling projects and water treatment facilities located principally in Chile. Since 1986, INA alone and in conjunction with Norconsult International, A.S. of Norway ("Norconsult"), an international engineering company, has provided engineering, consulting and project management services relating to engineering projects valued at $19 million which services generated approximately $8.6 million in revenues for the Company. See "Business - Core Business."

         The Company's strategy is two-fold. First, the Company intends to continue to grow and expand its core business presently being conducted through E&A and INA. To facilitate this growth the Company will immediately establish a sales and marketing office in the United States and in the latter part of 1996 will establish a second sales and marketing office in Spain which may also be used for sales and marketing throughout Europe. The Company believes that its future growth will be a natural consequence of the Company's historical participation in the electric utility sector, ecology-oriented projects and the potable and waste water treatment fields. The Company intends to expand its marketing focus to include medium sized utilities, private mining companies and large industrial companies. The Company believes that these businesses will require the services of the Company, either to acquire new equipment, to optimize and/or upgrade their existing installations or to comply with the increasing ecological regulations of the government.

                  The Company believes that creating a U.S. holding company and establishing a U.S. sales and marketing office will enhance its ability to do business with U.S. companies and other North American companies. As part of this strategy, the Company will seek to take advantage of the relative stability of the Chilean peso to the U.S. dollar. The Company believes that, as a result of this relative stability, certain U.S., as well as Canadian and Mexican, manufactured equipment and products may now be marketed to customers in Chile at prices competitive with other foreign manufacturers (See "Exchange Rates"). The Company also believes that many U.S. manufacturers may be unfamiliar with the conditions and the qualifications required to bid on projects in Chile. By establishing a U.S. office, the Company believes that it will be able to act as a representative (both on an exclusive and non-exclusive basis) of U.S. manufacturers both in the U.S. and Chile for projects located in Chile by providing local expertise and understanding of the Chilean business environment. The Company currently intends to employ one engineer and one marketing person on a full-time basis in Boca Raton, Florida.

         Second, the Company intends to capitalize on opportunities in the current Chilean economy by acquiring equity interests in certain ecology-oriented and electrical utility-related projects in Chile as well as by providing management and other services to these projects. The Company also intends to take advantage of the continuing privatization of businesses in Chile, which has increased investment in Chile and increased Chilean industrial and agricultural output. As an example of this strategy, the Company, through an affiliate, has entered into an agreement with Empresa de Servicios de Antofagasta, S.A. ("ESSAN"), a Chilean government-owned corporation that provides water utility services to the municipality of Antofagasta, Chile, (See "Business - Bayesa Project") to invest in a waste water treatment facility located in Antofagasta, Chile (the "Bayesa Project"). In addition, the Company is exploring potential equity participation in other ecology-oriented and electric utility-related projects such as small to medium-sized hydroelectric generating plants, electrical utilities, waste water treatment facilities and other water-related projects. See "Business - Strategy for Equity Participation." As of the date of this Prospectus, however, the Company has not entered into any agreements with respect to acquiring equity interests in any projects other than the Bayesa Project. The Company, pending completion of its research and due diligence, intends to enter into formal negotiations in other ecology-oriented and electrical utility projects in Chile, leading to formal agreements.


         The Company was incorporated on October 19, 1994, under the laws of the State of Florida. The Company's offices are currently located at 1900 Glades Road, Suite 351, Boca Raton, Florida, U.S.A. and its telephone number is (561) 416-8930.

                                  THE OFFERING

Common Stock Offered........................1,200,000 Shares

Warrants Offered............................1,200,000 Warrants

Common Stock Outstanding:
       Before the Offering..................1,500,100(1)(2)
       After the Offering...................2,700,100(1)(2)

Warrants Outstanding:
       Before the Offering..................None
       After the Offering...................1,200,000

Estimated Net Proceeds .....................$5,090,111(3)

Use of Proceeds:............................Purchase equity interests in ecology-oriented and electric utility-related projects in Chile, establish offices in the U.S. and Spain, general and administrative expenses and additional working capital.  See "Use of
                                            Proceeds."
Proposed Nasdaq Symbols(4):
       Common Stock ........................ADCC
       Warrants.............................ADCCW

Risk Factors(5).............................The Common Stock and the Warrants offered hereby are speculative and involve a high degree of risk.  Investors should carefully consider the risk factors enumerated hereafter before investing in the Common Stock and the
                                            Warrants. See "Risk Factors" and "Dilution."

--------------------

(1) Gives effect to the Reorganization. The remaining 100 shares of Common Stock are promotional shares held by Mr. Pedro P. Errazuriz, the President, CEO and Chairman of the Board of ADC and were issued to comply with Chilean law.

(2) Does not include Common Stock reserved for the Company's Stock Option Plan and Directors Plan. See "Management - Incentive and Non-Qualified Stock Option Plans."

(3) After subtracting the Underwriting discounts and commissions and estimated offering expenses payable by the Company including a 3% non-accountable expense allowance to the Representative.

(4) Nasdaq symbols do not imply that an established public trading market will develop for any of these securities, or if developed, that any such market will be sustained.

(5) See "Risk Factors-Possible Applicability of Rules Relating to Low-Priced Stock; Possible Failure to Qualify for Nasdaq National Market Listing."

                          SUMMARY FINANCIAL INFORMATION

         The following table sets forth selected financial information concerning the Company qualified by reference to the historical consolidated financial statements and notes thereto included elsewhere in this Prospectus.


                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                             1995                1996
                                          ----------          -----------
CONSOLIDATED EARNINGS DATA:

Revenues                                  $2,717,341            3,423,552
Cost of Operations                           697,599           (1,074,826)
Selling and Administrative
 Expenses                                    509,563              781,455
Other Income  (Expenses)                    (520,543)              73,982
Income before Income Taxes                   989,636            1,493,289
Income Taxes (Credit)                         50,636              151,215
Net Income                                   939,000            1,342,074
Net Income per
   common share                           $     0.63          $      0.81
Weighted average shares
   outstanding                             1,500,100            1,656,859



                                       PERIOD ENDED             PERIOD ENDED
                                     DECEMBER 31, 1995        DECEMBER 31, 1996
                                     -----------------        -----------------

SUPPLEMENTAL CONSOLIDATED
    BALANCE SHEET DATA:

 Working capital                        $  173,329                6,343,092
 Total assets                            3,960,481                8,839,997
 Total long-term Liabilities               706,624                  182,018
 Total liabilities                       2,194,564                  680,235
 Stockholders' equity                    1,765,917                8,159,762

-----------------------

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this Prospectus. Statements contained in this Prospectus that are not historical facts are forward-looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. A number of important factors could cause the Company's actual results for 1996 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. These factors include, without limitation, those listed below in "Risk Factors."

                                  RISK FACTORS

         AN INVESTMENT IN THE COMMON STOCK AND THE WARRANTS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS (INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO), THE FOLLOWING FACTORS:

LIMITED OPERATING HISTORY AND RISK OF INVESTMENT.

         ADC was recently organized as a holding company to acquire E&A and INA, both corporations domiciled in Chile. All the revenues shown in the financial statements are attributable to operations of E&A and INA during the relevant periods. By itself, the Company has only begun limited operations since its inception on October 19, 1994, and has no revenue through the date hereof although its operating companies, E&A and INA, have been in business for five years and ten years, respectively. The Company anticipates that it will have increased operating overhead as a result of its expanded operations resulting from the implementation of its planned business strategy, strategic plan to develop a stronger asset base, including acquisition of equity interests in the Bayesa Project and other projects, which may adversely impact the Company's profitability. Additionally, certain of the Company's proposed operations are subject to all risks inherent in the establishment of a new business enterprise in Chile. See "Business - Core Business and Strategy for Equity Participation."

RISK OF NEW PHASE OF DEVELOPMENT

         Historically, the Company's operations and revenues have been based primarily on services provided in connection with the sale of major electrical equipment and engineering and other consulting services. While the Company has been profitable during the fiscal years ended December 31, 1994 and 1995 and the first and second quarters of the 1996 fiscal year, based upon its service-oriented business, the Company is dependent on the proceeds of this Offering to expand its operations in order to implement its strategic plan to develop a stronger asset base and establish its presence in the U.S. and expand its presence in Europe. "See Business - Major Projects."

         Results of operations in the future will be influenced by numerous factors, including market acceptance of the Company's future projects and investments in Chile, the Company's capacity to develop and manage the projects and businesses within which it invests, competition, and the ability of the Company to control costs. There can be no assurance that revenue growth will be sustained or that these projects or businesses will be profitable. Additionally, the Company will be subject to all the risks incidental to a business entering new markets in which such business has limited history or experience. Accordingly, there can be no assurances that the Company will be able to implement its business plan, expand its operations, or develop and sustain profitable operations following the completion of this Offering. See "Business."

NEED FOR ADDITIONAL FINANCING

         Based on the Company's internal projections and budgets, as well as its results for 1994, 1995, and the first and second quarters of 1996 the Company believes that the net proceeds of this Offering, in addition to funds generated from (i) anticipated cash flow from operations, (ii) additional equity participation by third parties in certain of the Company's projects, and (iii) project debt financing for certain of current projects, will enable the Company to satisfy all of its anticipated financing needs for at least 12 months following the closing of this Offering. See "Use of Proceeds" and "Business - Strategy for Equity Participation."


         The Company currently owns 4.5% of Bayesa S.A ("Bayesa"), the owner of the Bayesa Project, through its 45% equity interest in Aguas y Ecologia S.A. ("A&E"). A&E currently owns 10% of the equity in Bayesa. Subsequent to November 12, 1996, the Company has acquired an additional 2.25% interest in Bayesa by purchasing an additional 22.5% interest in A&E pursuant to an agreement to purchase A&E shares from Inversiones y Desarrollo Demco, S.A. ("Invdemco"), for $141,750, using a portion of the net proceeds from this Offering (See "Use of Proceeds"). The Company may also purchase additional equity in Bayesa from Biwater International Ltd. ("Biwater") depending on the cost of the shares compared to other potential projects. Biwater is a major international corporation domiciled in the U.K. and is engaged in, among other businesses, the construction and operation of waste water treatment facilities and currently owns 90% of the equity in Bayesa. It is estimated that the cost to complete the Bayesa Project is $8 million and that the Bayesa Project will be completed in approximately 14-16 months after the effective date of this Prospectus. Of the $8 million needed to complete the Bayesa Project, Bayesa has entered into a credit line agreement with Banco Security to finance $4 million. In addition, Empresa de Servicios Sanitarios de Antofagasta, S.A. ("ESSAN"), a government-owned entity in charge of the water system for the Province of Antofagasta, Chile, will fund approximately $2 million through the payment of construction and management fees pursuant to the terms of the contract between ESSAN and Bayesa to construct and operate the Bayesa Project. Banco Security has been granted a lien on the flow of payments from ESSAN as well as the equipment and machinery contained in the Bayesa Project. During the term of its contract with ESSAN, Bayesa will receive a total of approximately $19 million plus an inflation factor from ESSAN over 150 months. The balance of approximately $2 million necessary for construction of the Bayesa Project has been funded by the shareholders of Bayesa, who include Biwater and A&E, in the form of equity contributions to Bayesa. Biwater has provided approximately $1,800,000, and A&E has provided $200,000. Following the purchase of additional shares in A&E from Invdemco using a portion of the proceeds from this Offering, the Company is now a 67.5% shareholder in A&E.

         The Company believes that Bayesa has sufficient commitments from financial institutions and other sources for both debt and equity financing for the Bayesa Project. There can be no assurances, however, that financing will be available for future projects when needed or, if available, that it will be on terms acceptable to the Company or in the best interests of its shareholders. See "Use of Proceeds," "Business - Strategy for Equity Participation," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements."

RELIANCE ON THIRD PARTY MANUFACTURERS MAY DISRUPT OPERATIONS

         The Company does not manufacture or sell any equipment. In its core business, the Company, on a contract basis, relies on third-party manufacturers for the equipment sold. Reliance on such manufacturers may subject the Company to various risks associated with scheduling and timely production and delivery of equipment, availability of completed products, as well as administrative problems dealing with one or more manufacturers or suppliers. These risks include, among others, the possibility of a change in the amount of commission payable and a postponement when a commission owed to the Company may be due. While the Company has never been subject to any material disruptions in its operations, any such disruption could have a material adverse effect on the Company. See "Business - Core Business."

COMPETITION

         In its core business, the Company is engaged in a highly-competitive segment of an industry which is very active and consistently attracts new competitors. The Company competes directly or indirectly with a number of companies, many of which are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. The Company's major competitors may be deemed to be those who represent well-known manufacturers in Chile and include Gildemeister S.A.C. (Caterpillar), Sigdo Koppers Comercial S.A.C. (Dresser International, Bridgestone), Pfeninger and Co. (Sulzer Escher Wyss, Joy Manufacturing) and the local offices of larger manufacturers or traders such as Marubeni, Babcock Wilcox, Mitsubishi, General Electric, and GEC Alsthom. The Company believes, however, that the majority of these competitors do not provide the range of services that the Company provides to its customers, including arranging financing, local support and procuring local materials and products, and coordinating suppliers with the customer engineering departments. See "Business - Major Projects; Selected Representations - Non-Exclusive; Competition"

CONTROL BY MANAGEMENT AND PRESENT SHAREHOLDERS OF THE COMPANY

         Prior to this Offering, Mr. Pedro P. Errazuriz, the President, Chief Executive Officer and Chairman of the Board of ADC, and his immediate family, directly or indirectly, owned approximately 100% of the Company's issued and outstanding Common Stock. After this Offering, Mr. Errazuriz and his immediate family will directly or indirectly own approximately 71% of the outstanding shares of Common Stock. See "Principal Shareholders." Since holders of the Common Stock do not have any cumulative voting rights and directors are elected by plurality vote, Mr. Errazuriz is in a position to control the election of directors as well as the other affairs of the Company. See "Management" and "Principal Shareholders."

DEPENDENCE ON KEY PERSONNEL


         The success of the Company is highly dependent upon the continued services of Mr. Pedro P. Errazuriz, who is the founder, President, CEO and Chairman of the Board of ADC, and of Mr. Jose Luis Yrarrazaval, Mr. Gonzalo Cordua, Mr. Juan Phillips and Mr. Juan Andres Errazuriz who are ADC's Treasurer and Secretary, Operations Vice President, Technical Vice President and General Manager, respectively. Although the Company currently has employment agreements with Mr. Pedro P. Errazuriz, Mr. Yrarrazaval, Mr. Phillips, Mr. Cordua and Mr. Juan Andres Errazuriz, the loss of the services of any of these individuals could eventually have a material adverse effect on the business of the Company. The Company has not obtained a key man life insurance policy on the life of Mr. Pedro P. Errazuriz. See "Management."


         With the implementation of the Company's business strategy, it may become necessary for the Company to hire additional experienced professional individuals to meet its expanding needs. The Company intends to use certain of its existing staff to perform a number of these duties and to participate in the selection of new personnel, as required. Such individuals may include engineers, technicians, management, marketing personnel or specialized consultants. While the Company believes that by offering competitive salaries and benefit packages, it will be able to solicit and hire qualified individuals, no assurances can be made that such individuals will accept employment with the Company or will continue to be employed by the Company, or that qualified individuals will always be available to the Company when needed.

RELATED PARTY TRANSACTIONS

         The Company has entered into transactions and may do so in the future with officers, directors and shareholders of the Company, as well as their affiliated companies. The terms of these transactions were no less favorable to the Company than those available from and to unaffiliated parties. To the extent that the Company enters into transactions with these affiliated persons and entities in the future, it will do so only on terms no less favorable to the Company than those available from and to unaffiliated parties. See "Certain Transactions."

ASSETS AND USE OF PROCEEDS TO BE HELD OUTSIDE THE U.S.; ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

         While ADC is a U.S. corporation, it is a holding company for E&A and INA, both domiciled in Chile. For the foreseeable future, substantially all of the assets of the Company, including approximately 87.5% of the net proceeds from this Offering, will be held or used outside the United States (primarily in Chile). See "Use of Proceeds" and "Business - Strategy For Equity Participation."

         Enforcement by investors of civil liabilities under the U.S. Federal securities laws may adversely be affected by the fact that while ADC is located in the U.S., two of its principal subsidiaries are located in Chile. The Company's current officers, directors and management are residents of Chile, and substantially all of the assets of the Company and of the officers, directors and management of the Company are located outside the United States. Additionally, the Company's major shareholders, Errazuriz y Asociados Arquitectos, Ltda. (which currently owns approximately 40% of the Company before the Offering) is domiciled in Chile and Igenor, Ingenierie et Gestion, S.A. (which currently owns approximately 60% of the Company before the Offering) is domiciled in Switzerland. See "Principal Shareholders."

DISCRETION IN USE OF PROCEEDS

         The Company presently intends to use the net proceeds from this Offering for the purposes set forth in "Use of Proceeds." However, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changes in circumstances or opportunities. Up to approximately 44% of the net proceeds has been allocated to Bayesa and other projects. In addition, approximately 28% of the net proceeds are allocated to working capital, including expansion of marketing and sales and hiring of personnel. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering. See "Use of Proceeds."

IMMEDIATE AND SUBSTANTIAL DILUTION

         This Offering involves immediate dilution of approximately $2.20 per share of Common Stock (or approximately 44% dilution) to new investors, without giving effect to the exercise or issuance of the Warrants, the Representative's Over-Allotment Option, the Representative's Purchase Warrants, the Bridge Warrants, or up to 250,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan and Directors Plan. See "Dilution" and "Management - Incentive and Non-Qualified Stock Option Plans."

ARBITRARY OFFERING PRICE AND EXERCISE PRICE OF WARRANTS

         The public offering price of the Common Stock and the Warrants and the exercise price of the Warrants, as well as the exercise price of the Representative's Purchase Warrants, have been determined solely by negotiations between the Company and the Representative. Among the factors considered in determining these prices were the Company's current financial condition and prospects, market prices of similar securities of comparable publicly-traded companies, and the general condition of the securities market. However, the public offering price of the Common Stock and the Warrants, and the exercise price of the Warrants and the Representative's Purchase Warrants do not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value. See "Underwriting."

NECESSITY TO MAINTAIN CURRENT PROSPECTUS

         The shares of Common Stock issuable upon exercise of the Warrants and the Securities issuable upon exercise of the Representative Purchase Warrants, have been registered with the Commission. The Company will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon exercise of the Warrants. The Company has undertaken to make such filings and to use its best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not filed or does not become effective or is not maintained, the holders of the Warrants may be prevented from exercising their Warrants. See "Description of Securities - Warrants."

STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS

         Holders of the Warrants have the right to exercise the Warrants only if the underlying shares of Common Stock are qualified, registered or exempt from registration under applicable securities laws of the states in which the various holders of the Warrants reside. The Company cannot issue shares of Common Stock to holders of the Warrants in states where such shares are not qualified, registered or exempt. The Company has undertaken, however, to qualify on the Nasdaq National Market System which provides for blue sky registration in substantially all states. See "Description of Securities - Warrants."

CALLABLE WARRANTS AND IMPACT ON INVESTORS

         The Warrants are subject to redemption by the Company in certain circumstances. The Company's exercise of this right would force a holder of the Warrants to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when the holder might otherwise wish to hold the Warrants for possible additional appreciation, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants in the event of a call for redemption. Holders who do not exercise their Warrants prior to redemption by the Company will forfeit their right to purchase the shares of Common Stock underlying the Warrants. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Securities Act of 1933, as amended, is not then in effect. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative. See "Description of Securities Warrants."

REPRESENTATIVE'S POTENTIAL INFLUENCE ON THE MARKET

         It is anticipated that a significant amount of the Common Stock and the Warrants will be sold to customers of the Representative. Although the Representative has advised the Company that it intends to make a market in the Common Stock and the Warrants, it will have no legal obligation to do so. The prices and the liquidity of the Common Stock and the Warrants may be significantly affected by the degree, if any, of the Representative's participation in the market. No assurance can be given that any market making activities of the Representative, if commenced, will be continued. See "Underwriting."

REPRESENTATIVE'S POTENTIAL INFLUENCE ON THE COMPANY

         The Company has agreed that after the effective date of this Prospectus the Representative may designate a person to attend meetings of the Board of Directors.

POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED STOCKS; POSSIBLE FAILURE TO MAINTAIN LISTING FOR NASDAQ NATIONAL MARKET SYSTEM.


         The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5 per share, subject to certain exceptions. While the price at which the shares of Common Stock offered to the public pursuant to this Offering will be at $5.00, the Warrants offered hereby will initially be deemed to be "penny stocks" and thus will become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock and the Warrants are listed on the Nasdaq SmallCap Market or the Nasdaq National Market. There can be no assurance that the Company will be able to satisfy the listing criteria of the Nasdaq SmallCap Market or the Nasdaq National Market System or that the Common Stock or the Warrants will trade for $5 or more per security after the offering. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in a secondary market.


         For continued listing on the Nasdaq SmallCap Market, a company must maintain $2 million in total assets, a $200,000 market value of the public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on the Nasdaq SmallCap Market if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. The failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of the Common Stock and Warrants on the Nasdaq SmallCap Market.


         If the Company is or becomes unable to meet the listing criteria (either initially or on a continued basis) of the Nasdaq SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock and the Warrants may be adversely impacted. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock and the Warrants.

SHARES ELIGIBLE FOR FUTURE SALE


         The sale of a substantial number of shares of Common Stock of the Company, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. Upon completion of this Offering, the Company will have a total of 2,700,100 shares of Common Stock outstanding (without giving effect to the exercise of the Warrants, the Representative's Over-Allotment Option, the Representative's Purchase Warrants, the Bridge Warrants, or up to 250,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan and Directors Plans), of which 1,500,100 represent shares of Common Stock which will be "restricted" securities within the meaning of Rule 144 under the Act and, generally, may be sold only in compliance with Rule 144 under the Act. Under Rule 144 a person who has held restricted securities for a period of one year (effective as of April 29, 1997 pursuant to the changes to Rule 230.144 and Rule 230.145) may sell a limited number of such securities into the public market without registration of such securities under the Act. Rule 144 also permits, under certain circumstances, persons who are not affiliates of the Company to sell their restricted securities without quantity limitations once they have satisfied the Rule's two year holding period (effective as of April 29, 1997 pursuant to the changes of Rule 230.144 and 230.145). See "Risk Factors - Shares Eligible for Future Sale." Sales made pursuant to Rule 144 by the Company's existing shareholders may have a depressive effect on the price of the shares of Common Stock in the public market, should a public market for the shares of Common Stock develop. Such sales could also adversely affect the Company's ability to raise capital at that time through the sale of its equity securities. No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sales, will have on the market price of the Common Stock from time to time or the Company's ability to raise capital through an offering of its equity securities in the future. The holders of the Company's outstanding shares of Common Stock have agreed, however, not to sell or otherwise dispose of for a 24-month period from the date hereof any of the Common Stock without the prior consent of the Company and the Representative. The Representative has no agreements or understandings with respect to granting such consent and, in general, determine whether to grant such consent based on the facts and circumstances of a specific request.


ANTI-TAKEOVER PROVISIONS

         Certain provisions of the Company's Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of the Company, which include when and by whom special meetings of the Company may be called. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         Additionally, the Company's Articles of Incorporation, Bylaws and Florida law authorize the Company to indemnify its directors, officers, employees and agents and limit the personal liability of corporate directors for monetary damages, except in certain instances. See "Description of Securities - Certain Florida Legislation; Anti- takeover Effects of Certain Provisions of the Company's Articles of Incorporation and Bylaws."

EXERCISE OF REPRESENTATIVE'S PURCHASE WARRANTS


         In connection with the Offering, the Company sold to the Representative, for nominal consideration, warrants to purchase 120,000 shares of Common Stock and 120,000 Warrants from the Company. The Representative's Purchase Warrants are exercisable for a five-year period commencing from the effective date of the offering at an exercise price of 150% of the price at which the Common Stock and the Warrants are sold to the public, subject to adjustment. The Representative's Purchase Warrants may have certain dilutive effects because the holders thereof will be given the opportunity to profit from a rise in the market price of the underlying shares with a resulting dilution in the interest of the Company's other shareholders. The terms on which the Company could obtain additional capital during the life of the Representative's Purchase Warrants may be adversely affected because the holders of the Representative's Purchase Warrants might be expected to exercise them at a time when the Company would otherwise be able to obtain comparable additional capital in a new offering of securities at a price per share greater than the exercise price of the Representative's Purchase Warrants.


         The Company has agreed that, at the request of the holders thereof under certain circumstances, it will register under federal and state securities laws the Representative's Purchase Warrants and/or the securities issuable thereunder. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford cash expenditures and may adversely affect the terms upon which the Company may obtain additional funding and may adversely affect the price of the Common Stock. See "Underwriting."


POSSIBLE VOLATILITY OF SECURITIES PRICES

         Prior to this Offering, there was no public market for the Common Stock or the Warrants. Although the Company listed the Common Stock and the Warrants for quotation on the Nasdaq National Market System, there can be no assurance that a regular trading market will develop (or be sustained, if developed) for the Common Stock or the Warrants, or that purchasers will be able to resell their Common Stock or Warrants or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public companies indicates that, from time to time, there may be significant volatility in their market price. There can be no assurance that the market price of the Common Stock or the Warrants will not be volatile as a result of a number of factors, including the Company's financial results or various matters affecting the stock market generally.


CONSIDERATIONS RELATING TO CHILE

         RISKS INHERENT IN INVESTING IN SOUTH AMERICAN COUNTRIES

         In the past, geopolitical frictions have existed between countries located in the southern area of South America, which includes Argentina, Brazil, Bolivia, Chile, Paraguay, Peru and Uruguay (the "Southern Cone" countries). This tension has resulted in difficulties in foreign trade, and particularly the inherent adverse effects that may develop when goods (including equipment sold through the Company) are delayed by customs. Additionally, there have been problems with citizens of one Southern Cone country freely traveling to other Southern Cone countries. Furthermore, countries have been reluctant to hire nationals of one country for executive positions in other Southern Cone countries.

         While over the past five years, travel and commerce among the Southern Cone countries have become increasingly easier and the Company has not been adversely affected by geopolitical, economical, legal or other problems inherent in doing business with foreign countries, there can be no assurances that such problems will not occur in the future. However, the Company currently does not import or export products or equipment from or to foreign countries (including Southern Cone countries). Nonetheless, to the extent that the Company does decide to become involved in projects in foreign countries and particularly with Southern Cone countries in the foreseeable future, it will do so primarily with Chilean-based companies that are developing projects outside of Chile, but who make their bidding decisions and payments in Chile.

         INFLATION

         A number of reforms have been introduced by the Chilean government over the past 20 years to achieve macroeconomic stability and to increase economic growth, while controlling inflation. The average annual inflation rate in Chile, as of December 1993, December 1994, and December 1995, has been 12.2%, 8.9% and 8.2% (based on information provided by the Banco Security). These economic and inflationary reforms which have had a direct impact on the country and, therefore, the Company include (i) implementing a monetary stabilization program, which decreases the public sector deficit and keeps a tight control on monetary expansion while maintaining a flexible, but controlled, exchange rate with foreign currencies; (ii) privatization of public utilities; and (iii) trade, labor market and social security reforms including the free interchange of foreign and Chilean capital, elimination of many trade and custom barriers and modification and privatization of the Chilean social security system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Based on its recent experience, the Company believes, but there can be no assurances, that moderate inflation in Chile will have no material adverse effect on the Company's operations because (i) substantially all of the Company's bids and agreements are made in UF (Unidad de Fomento), an indexing mechanism used in Chile that ties most of the payments and obligations owed to the Company to Chile's consumer price index; (ii) a number of agreements are tied to tariffs regulated by the Chilean government which also contain other indexing mechanisms intended to neutralize the effects of inflation; and (iii) other agreements include other inflationary controls in the event of a devaluation of the Chilean peso against other foreign currencies. See "Use of Proceeds," "Exchange Rates" and "Business."

         While Chilean inflation has not had a material adverse effect on the operations of the Company over the past three years, there can be no assurance that changes in the performance of the Chilean economy will not adversely affect the Company or the securities offered hereby.

         CURRENCY FLUCTUATIONS

         The Chilean government's economic policies and any future changes in the value of the Chilean peso against the U.S. dollar could adversely affect the value of the Common Stock and Warrants. The Chilean peso has been subject to large devaluations in the past and may be subject to significant fluctuations in the future. In the period from January 1, 1994 to March 31, 1996, the value of the peso relative to the U.S. dollar declined approximately 5% (from 397.87 to 411.61 Chilean pesos for one U.S. dollar) in nominal terms, based on the Tipo de Cambio Observado (Observed Exchange Rate), an exchange rate value supplied daily by the Central Bank of Chile which corresponds to the medium rate at which the U.S. dollars were freely sold or bought by the banks to any customer the day before. The current value of the peso relative to the U.S. dollar, as of March 25, 1997 was 414.85 pesos for one U.S. dollar.

         Currency fluctuations may have an effect on the Company's current activities by the fact that the Company's operational expenses (costs) are tied to the UF, while revenues are generally tied to the U.S. dollar or other foreign currencies (depending from whom equipment is purchased or for whom services are provided). See "Exchange Rates." A weakening of the U.S. dollar (or other foreign currencies) against the Chilean peso means that while the Company's revenues may remain unaffected by the weakening of the U.S. dollar against the Chilean peso, the Company's costs (which are paid in Chilean pesos) will increase. Conversely, if the Chilean peso is weak against foreign currencies, the cost of local goods and services are less expensive. While currency fluctuations have not had a material effect on the financial condition of the Company during the past three years (see "Financial Statements") because most of the Company's contracts and agreements (both with foreign and domestic entities) either are tied (i) directly to the UF; (ii) to both the UF and U.S. dollar in parity; or (iii) are regulated by government controlled tariffs with internal mechanisms to control currency fluctuations, no assurances can be made that any such currency fluctuation will not adversely affect the Company. See "Exchange Rates" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         FOREIGN CORRUPT PRACTICES ACT

         Substantially all of the Company's operations are transacted in South America. To the extent that the Company conducts operations and sells its products outside the U.S., the Company is subject to the Foreign Corrupt Practices Act which makes it unlawful for any issuer to corruptly pay or offer to pay, any money or anything of value to any foreign official, foreign political party or official thereof or any candidate for foreign political office ("Foreign Officials") or any person with knowledge that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Foreign Official.

         While the Company has not made any offers, payments, promises to pay, or authorization of any money or anything of value to any foreign officials, the Company has implemented a policy to be followed by the officers, directors, employees and anyone acting on behalf of the Company, that no such payments can and will be made. The Company has made all employees cognizant of the need for compliance with the Foreign Corrupt Practices Act and any violation of the Company policy will result in dismissal. Further, the Company conducts periodic reviews of this policy with all employees to ensure full compliance.

TAXES ON DIVIDENDS

         Upon distribution of a dividend, a foreign or a Chilean shareholder of a Chilean corporation is subject to a 35% percent withholding tax less a credit for any corporate taxes paid by the Chilean corporation. However, the payment of foreign (Chilean) taxes may be credited against U.S. federal income tax. Persons investing in Chilean corporations have the right to be exempt from any contribution, tax or other obligation on the net proceeds resulting from the sale of stock of such Chilean corporation or the sale or liquidation of entities acquired with proceeds of such investment, up to the amount of capital brought into Chile through the investment. This is accomplished by entering into a foreign investment contract with the Chilean government.

         In addition, persons investing in Chilean corporations have the right to opt for a system of tax invariability that fixes the tax laws applicable to the investment to the laws applicable at the time of the investment (See "Risk Factors - Restrictions on Repatriation with Respect to Investment in Underlying Shares").

         Through the Reorganization and the use of net proceeds of this Offering by the Company to conduct operations in Chile, the Company will be making investments subject to the aforementioned taxes. Potential purchasers of the Common Stock and the Warrants should consult their own tax advisors regarding the impact of these taxes.

RESTRICTIONS ON REPATRIATION WITH RESPECT TO INVESTMENTS IN UNDERLYING SHARES

         Equity investments in Chile by persons who are not Chilean residents are legally protected and cannot be generally subject to exchange-control regulations which restrict the repatriation of the investments, if not expressly agreed otherwise at the moment of investing in the country. Earnings follow the same rule, but are subject to profit taxes (See "Risk Factors - Chilean Taxes on Dividends"). Although there have been no cases of deviations from this rule for more than 21 years, there is no assurance that such a deviation could not occur in the future. The Company intends to enter into a foreign investment contract with the government which stays the laws concerning foreign investments as of the date of the contract and permits income to flow outside Chile. Through the Reorganization and the use of net proceeds of this offering to conduct operations in Chile, the Company will be making investments subject to the aforementioned restrictions. There can be no assurances that the aforementioned restrictions will not have a material adverse impact on the Company and its shareholders. See "Business Government Regulations."

         It is not possible to foresee all risk factors which may affect the Company. Moreover, there can be no assurance that the Company will successfully effectuate its business plan. Each prospective investor should carefully analyze the risks and merits of an investment in the Common Stock and the Warrants and should take into consideration when making such an analysis, among others, the risk factors discussed above.

                                 USE OF PROCEEDS

         The gross proceeds from the sale of the 1,200,000 shares of Common and 1,200,000 Warrants offered hereby are estimated to be $6,150,000 assuming an initial public offering price of $5.00 per share of Common Stock and $0.125 per Warrant. The proceeds of this Offering are estimated to be $5,090,111 after deducting from the gross proceeds of this Offering underwriting discounts and commissions, a non-accountable expense allowance payable to the Representative equal to 3% of such gross proceeds. This does not include additional Offering expenses payable by the Company estimated to be approximately $260,961. Approximately $4,327,079 (85.%) of the net proceeds will flow to Chile. The Company intends to use the proceeds of this Offering, during the 12 months following the date of this Prospectus, approximately as follows:

ANTICIPATED USE OF NET PROCEEDS                  APPROXIMATE AMOUNT        PERCENTAGE OF PROCEEDS
-------------------------------                  ------------------        ----------------------
Acquisition and Development of
other Projects(1)(3)..............................  $2,158,250                     42.4%
Purchase of Additional Shares of Bayesa(2)........  $  141,750                      3%
Retirement of Debt(4).............................  $  700,000                     14%
Establishment of a U.S. office(5).................  $  425,000                      8.3%
Establishment of an office in Spain(5)............  $  425,000                      8.3%
Repayment of Bridge Loan .........................  $   65,000                      1%
                                                    ----------                    -----
Working capital(6)................................  $1,175,111                     23%
                                                    ----------                    -----
Total.............................................  $5,090,111                    100%
                                                    ==========                    =====

-----------------

(1) The aggregate amount of proceeds that directly or indirectly flow to affiliates include the purchase of an additional equity interest in the Bayesa Project through the purchase of A&E shares from Invdemco for $141,750 and the retirement of the outstanding mortgage on the Villarrica Property ($700,000) upon the purchase of the Villarrica Property by Invdemco. Invdemco is owned by Mr. Errazuriz, President, CEO and Chairman of the Board of ADC, and other members of his family. Mr. Errazuriz is a 50% shareholder of Invdemco. See notes (2) and (4) herein and "Certain Transactions".

(2) The Bayesa Project includes the design, construction and management of a waste water treatment facility in Antofagasta, Chile and the right to sell reclaimed industrial grade water. To facilitate the acquisition of an additional equity interest in Bayesa, the Company will purchase an additional 22.5% interest in A&E which translates into a 2.25% equity interest in Bayesa for $141,750, pursuant to an agreement to purchase A&E shares from Invdemco consummated in March of 1996 with the shareholders of Invdemco. Invdemco is owned by Mr. Errazuriz, President, CEO and Chairman of the Board of ADC, and other members of his family. Mr. Errazuriz is a 50% shareholder of Invdemco. During December, 1995, the Company completed a similar transaction, and purchased 45% of A&E which equals a 4.5% equity interest in Bayesa for $283,500. The valuation of the shares of A&E acquired and to be acquired from Invdemco was determined by an unrelated third party valuation consultant, Ingesis Ltd., and was based upon the projected revenues for the Bayesa Project. The Company may consider purchasing additional equity in Bayesa from Biwater depending on the cost of such equity as compared to other potential projects. The cost of the Bayesa Project is estimated to be $8 million, of which $6 million or 75% is expected to come from sources other than capital contributions to Bayesa, including bank financing ($4 million) and from the payment of construction and management fees ($2 million). The remaining $2 million for the Bayesa Project has been funded by the shareholders of Bayesa in the form of capital contributions to Bayesa ($1,800,000 by Biwater and $200,000 by A&E). See "Risk Factors - Need for Additional Financing."
                                       17

(3) The Company is presently reviewing various projects for acquisition and development. However, as of the date of this Prospectus, the Company has not entered into any agreements with respect to acquiring equity interests in any projects other than the Bayesa Project.

(4) Retirement of Debt relates to retirement of the outstanding mortgage on the Villarrica Property which is being sold to Invdemco for $1,212,063. Invdemco is owned by Mr. Errazuriz, President, CEO and Chairman of the Board of ADC, and other members of his family. Mr. Errazuriz is a 50% shareholder of Invdemco. See "Management Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources", "Certain Transactions" and "SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS - NOTE 9."

(5) A total of $850,000 will be used to establish Company offices in Spain and the U.S.

(6)      The working capital will be used, primarily, in Chile.

         The amounts set forth above are estimates developed by management of the allocations of the net proceeds of this Offering based upon the current state of the Company's business operations, its plans and current economic and industry conditions. The proposed application of the net proceeds is subject to changes in operating circumstances and financial conditions in general not presently anticipated and not deemed to represent a substantial departure from the allocations set forth above. There can be no assurance that the Company's estimates will prove to be accurate or that unforeseen expenses will not occur. The Company expects that the net proceeds from this Offering, combined with funds generated from on-going business operations, will be sufficient to enable the Company to continue to pursue its present and proposed business activities for a period of at least 12 months from the date of the completion of this Offering. Any additional proceeds realized from the exercise of the Representative's Over-Allotment Option or the Warrants will be used for working capital in Chile to develop an equity participation by the Company in the hydroelectric sector in Chile. Pending use of the net proceeds of this Offering, the Company may make temporary investments in bank certificates of deposit, interest bearing savings accounts, prime commercial paper, United States Government obligations and money market funds. Any income derived from these short term investments will be used for working capital.


         As of March 28, 1997, $765,000 has been used to repay debt, $425,000 has been used to establish the United States office, and $141,750 has been used to purchase additional shares of Bayesa.


                                 DIVIDEND POLICY

         ADC has never paid dividends on its common stock since its inception on October 19, 1994; however, both INA and E&A paid dividends in the aggregate to their shareholders during 1993, 1994 and 1995, of $835,737, $866,256 and $300,000, respectively, based on net revenues and net income for those years. The Company does not intend to pay cash dividends in the foreseeable future. See "Principal Shareholders" and "Description of Securities."

                       PRICE OF COMMON STOCK AND WARRANTS

         Since the Company's initial public offering of the Common Stock and Warrants on October 13, 1996, the Company's Common Stock and Warrants have traded principally on the NASDAQ SmallCap Market under the symbols "ADCC" AND "ADCCW" respectively. Prior to November 13, 1996, there was no public market for the Company's securities. The following table sets forth the high and low bid quotations for the Common Stock and Warrants for the periods indicated, as reported by NASDAQ. These quotations reflect prices between dealers, do not include retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                    COMMON STOCK             WARRANTS
                                   ---------------         ------------
                                   HIGH        LOW         HIGH     LOW
                                   ----        ---         ----     ---
1996 FISCAL YEAR                   61/4         5          21/4     .125
----------------
4th Quarter


         On March 27, 1997, the closing price for the Common Stock was $53/8, and for the Warrants was ___________.

         As of March 27, 1997, the number of record holders of the Company's Common Stock and Warrants were approximately 2,820,000 and 1,320,000, respectively.

                                    DILUTION


         The net tangible book value of the common stock at December 31, 1996 was $8,159,762 or $2.89 per share. "Net tangible book value per share" represents the amount of total tangible assets less total liabilities, divided by the number of total shares of Common Stock outstanding. After giving effect to the sale of the 1,320,000 shares of Common Stock at an assumed initial public offering price of $5.00 per share, with no value being attributable to the Warrant, and the initial application of the estimated net proceeds therefrom, pro forma as adjusted net tangible book value of the Company at December 31, 1996, would have been $7,548,711 or $2.80 per share, representing an immediate increase in net tangible book value of $1.12 per share to existing shareholders and an immediate dilution of $2.20 per share (or approximately 44% dilution) to purchasers of shares of Common Stock in this Offering as illustrated in the following table:


Assumed initial public offering price per share(1).............          $5.00
  Net tangible book value per share before Offering............ $1.68
  Increase in value per share  attributable to new investors...  1.12
                                                                -----
Pro forma net tangible book value per share after Offering(2)..           2.80
                                                                         -----
Dilution per share to new investors............................          $2.20

Percent of Dilution to new investors...........................             44%


The following table sets forth as of December 31, 1996, (i) the number of shares of Common Stock purchased from the Company by the existing shareholders (giving effect to the exchange of shares of Common Stock for all of the issued and outstanding equity interests of INA and E&A to be effective upon closing of this Offering), the total consideration paid and the average price per share paid for such shares by the existing shareholders; and (ii) the number of shares of Common Stock to be sold by the Company in this offering, the total consideration to be paid and the average price per share.


                               SHARES PURCHASED     TOTAL CASH CONSIDERATION        AVERAGE  PRICE
                           ----------------------  ----------------------------     --------------
                            NUMBER     PERCENTAGE     AMOUNT        PERCENTAGE        PER SHARE
                           ---------   ----------  -----------    -------------     --------------
Existing Shareholders      1,500,100      53%      $  749,722          10.%            $ 0.50
New Investors              1,320,000      47%      $6,765,000(2)       90.%            $5.125(1)
                           ---------     ----      ----------         -----            ======
Total                      2,820,100     100%      $7,514,722         100.0%           $2.665
                           =========     ====      ==========         =====            ======

-------------------
(1) Offering price before deduction of underwriting discounts and commissions payable by the Company.

(2) Includes any exercise or issuance of the Warrants, the Representative's Over-Allotment option, the Representative's Purchase Warrants, the Bridge Warrants, or up to 250,000 shares of common stock reserved for issuance under the Stock Option Plan or the Directors Plan. See "Management - Incentive and Non-Qualified Stock Option Plans."

                                 CAPITALIZATION


         The following table sets forth as of December 31, 1996, the capitalization of the Company, actual and as adjusted for the issuance and sale of the 1,000,000 shares offered hereby assuming an initial public offering price of $5.00 per share of Common Stock and $.125 per Warrant and after deducting estimated offering expenses payable by the Company and underwriting discounts and commissions and after giving effect to the initial application of the net proceeds therefrom.


                                                                      ACTUAL
                                                                    ---------
Long-term Debt..................................................... $  145,344

Retirement benefit obligation......................................     36,674

Stockholders' equity:
   Common Stock ($.0001 par value) 20,000,000 shares authorized;
   2,820,100 issued and outstanding ...............................        282

Additional paid-in capital.........................................  5,724,320

Retained earnings..................................................  2,479,810

Cumulative translation adjustment..................................   (44,650)
                                                                      --------

Total shareholders' equity.........................................  8,159,762

   Total capitalization............................................ $8,341,780

                                 EXCHANGE RATES


         Unless otherwise specified, references herein to "U.S. dollars", "dollars", "$", or "U.S.$" are to United States dollars and references to "Chilean pesos," "pesos" or "Ch$" are to Chilean pesos, the legal currency of Chile, and peso-denominated monetary unit. The Unidad de Fomento (UF) rate is set daily against the Chilean peso in advance based upon the changes in the previous month's inflation rate. The UF is a monetary unit indexed daily with the Chile Consumer Price Index (CPI). As of March 27, 1997, the exchange rate was .0024111 U.S. dollar to 1 UF.

         For the convenience of the reader, this Prospectus contains translations of certain peso amounts into U.S. dollars at specified rates. Unless otherwise indicated, information regarding the U.S. dollar equivalents of amounts in pesos is based on the Observed Exchange Rate (as defined herein under "Exchange Rate") reported by the Banco Central de Chile (the "Central Bank of Chile" or the "Central Bank") for March 27, 1996, which was Ch$414.85 = U.S.$1.00. The Federal Reserve Bank of New York does not report a noon buying rate for pesos. No representation is made that the peso or U.S. dollar amounts shown in this Prospectus could have been or could be converted into U.S. dollars or pesos, as the case may be, at such rate or at any other rate.


         Chile's Ley Organica Constitucional del Banco Central de Chile No.
18.840 (the "Central Bank Act") enacted in 1989, liberalized the rules that govern the ability to buy and sell foreign exchange. Prior to 1989, the law permitted the purchase and sale of foreign exchange only in those cases explicitly authorized by the Central Bank of Chile (the "Central Bank"). The Central Bank Act now provides that the Central Bank may determine that certain purchases and sales of foreign exchange may be exercised by the banks and other entities so authorized by the Central Bank.

         For the purposes of certain operations at the Formal Exchange Market, the Central Bank sets a reference exchange rate (dolar acuerdo) (the "Reference Exchange Rate"). The Reference Exchange Rate is reset monthly by the Central Bank, taking internal and external inflation into account, and is adjusted daily to reflect variations in parities between the peso and each of the U.S. dollar, the Japanese yen and the German mark. In January 1992, the Central Bank revalued the Reference Exchange Rate by 5%. The Central Bank, in order to keep the average exchange rate within certain limits, intervenes by buying or selling foreign exchange on the Formal Exchange Market. The daily observed exchange rate or spot rate for a given date (the "Observed Exchange Rate") is the average exchange rate at which commercial banks conduct authorized transactions on such date as determined by the Central Bank. The Central Bank is authorized to carry out its transactions at those rates. It generally carries out its transactions at the Reference Exchange Rate and at the spot market rate. However, when commercial banks exceed their own regulations and responsibilities and need to buy U.S. dollars from the Central Bank, or need to sell U.S. dollars to the Central Bank, such sales are made by the Central Bank not above 10% of the Reference Exchange Rate and such purchases are made by the Central Bank not below 10% of the Reference Exchange Rate. Authorized transactions by banks are generally transacted at the spot market rate which may fluctuate between 10% over and 10% under the Reference Exchange Rate as a maximum, but has a steady movement with daily fluctuations which usually do not exceed 0.5% of the previous day's price.

         Purchases and sales of foreign exchange which may be affected outside the Formal Exchange Market can be carried out in the Mercado Cambiario Informal (the "Informal Exchange Market"). The Informal Exchange Market and its predecessor, the "Unofficial Market," reflect the supply and demand for foreign currency. There are no limits imposed on the extent to which the rate of exchange in the Informal Exchange Market can fluctuate above or below the Observed Exchange Rate. The Company estimates that since 1989, the rate of exchange for pesos into U.S. dollars on such markets has usually fluctuated between approximately 0.2% below and 1.5% above the Observed Exchange Rate.

         The following table sets forth the annual high, low, average and year-end Observed Exchange Rate for U.S. dollars for each year starting in 1990 as reported by the Central Bank. The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

   YEAR        OBSERVED EXCHANGE RATES OF CH$ PER U.S.$
   ----        ----------------------------------------
               LOW(1)     HIGH(1)    AVERAGE(2)             PERIOD END
               ------     -------    ----------             ----------

   1990        280.88     337.75       304.90                 336.86
   1991        336.67     374.87       349.21                 371.93
   1992        343.93     382.33       362.58                 382.33
   1993        382.12     431.04       404.17                 431.04
   1994        397.87     433.69       420.18                 404.09
   1995        385.78     409.40       396.73                 395.89

Source:  CENTRAL BANK OF CHILE

-------------------

(1) Exchange rates are the actual high and low, on a day-to-day basis, for each period.

(2)  The average monthly rates during the period.

                             SELECTED FINANCIAL DATA


         The following tables set forth below contain selected consolidated financial data as of and for the dates indicated, which have been derived from the Company's historical consolidated financial statements which have been audited by Spear, Safer, Harman & Co. P.A., independent auditors for the years ended December 31, 1995 and 1996, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.


                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                             1995                 1996
                                          ----------           ----------

CONSOLIDATED EARNINGS DATA:


Revenues                                  $2,717,341            3,423,552
Cost of Operations                           697,599           (1,074,826)
Selling and Administrative
 Expenses                                    509,563              781,455
Other Income  (Expenses)                    (520,543)              73,982
Income before Income Taxes                   989,636            1,493,289
Income Taxes (Credit)                         50,636              151,215
Net Income                                   939,000            1,342,074
Net Income per
   common share                                $0.63                $0.81
Weighted average shares
   outstanding                             1,500,100            1,656,859



                                       PERIOD ENDED            PERIOD ENDED
                                     DECEMBER 31, 1995       DECEMBER 31, 1996
                                     -----------------       -----------------

SUPPLEMENTAL CONSOLIDATED
    BALANCE SHEET DATA:

 Working capital                         $  173,329             6,343,092
 Total assets                             3,960,481             8,839,997
 Total long-term Liabilities                706,624               182,018
 Total liabilities                        2,194,564               680,235
 Stockholders' equity                     1,765,917             8,159,762

----------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

         The Company was organized in 1994 to acquire E&A and INA which, since 1991 and 1986, respectively, have been engaged in Chile in the sale, as agent, of foreign electrical and mechanical equipment, representation of foreign manufacturers of these types of equipment and products in Chile, and providing engineering, consulting and project management services in Chile.

         Commencing in or about 1991, the Company directly focused its efforts in the mining and energy sectors believing that representation and services in such areas would offer greater efficiency and profitability to the Company. To facilitate this change in focus which required more highly qualified technological services, the Company changed the composition of its personnel to include civil and industrial engineers with special expertise in the mining and energy areas.

         While the Company's revenues and earnings have increased from 1992 through June 30, 1996, management believes that in addition to growing its core business, it can maximize its growth and profitability, as well as increase its asset base, by establishing equity positions in various projects.

         Decisions by management have been made in the context of changes in the Chilean political and economic environment. Today, Chile is one of the fastest growing economies in Latin America, with a 6.9% growth rate in 1995 marking its 12th year of growth in a row. The transformation of the Chilean economy, which started in the mid-1970's following the assumption of power by the military government and a return to democracy in 1984, has continued over the past twenty years with reforms being made in various areas. As they relate to the Company, the more significant areas of reform include:

         1.  Monetary stabilization program aimed at reducing inflation;

         2. Public sector reforms seeking to reach macroeconomic stability and improving the efficiency of the public sector and economy as a whole;

         3. Privatization programs to remove the government from activities that the private sector could undertake and to expand activities where the public sector has a role to play such as basic health and education services;

         4. Trade reforms to provide appropriate incentives to export oriented and import competing activities and increasing the integration of Chile with the rest of the world; and

         5.  Social security reforms.

         Coupled with these five areas, the Chilean government has attempted to grant foreigners greater access to all sectors and markets of the economy. As a result, the amount of foreign private investment has significantly increased, particularly during the 1990's.

         The Chilean government is also pursuing various trade initiatives which are as follows:

         /bullet/ EU (European Union) Market: The Chilean government has been advised by the committee of EU ambassadors that the EU organization is considering the request of the Chilean government for Chile to become an associate member of the EU. However, because the EU is presently focusing on agreements with eastern European countries, the Chilean government does not expect any actions to be taken by the EU in the near future.

         /bullet/ MERCOSUR: The Chilean government has recently been admitted as a full member of Mercosur, an alliance of Argentina, Brazil, Paraguay and Uruguay that eliminates tariffs in order to create free trade among its member nations. However, as a precondition to its joining Mercosur, the Chilean government has required that the other member countries comply with the Chilean system, which is oriented to a market type of economy. This would mean that the Mercosur countries would diminish their custom duties to no more than 11% (with certain minor exceptions) and accept products from Chile consisting of imported components. The Chilean government has not received any indication that these conditions will occur within the foreseeable future.

         /bullet/ NAFTA (the North American Free Trade Agreement): The Chilean government has anticipated that it will become a signatory to NAFTA which will bring the country into the U.S.-Mexican-Canadian free trade zone, once the treaty is resubmitted to and approved by the U.S. Congress to accept Chile as a signatory to NAFTA. As a result of the economic crisis in Mexico, during 1995 the current U.S. administration temporarily shelved the vote on Chile to become a member nation of NAFTA, and there are indications that it will be resubmitted following this year's U.S. elections. There can be no assurance, however, that such treaty will be approved by the U.S. Congress or the Chilean government in the foreseeable future.

         Management believes that the reforms and programs that have been implemented by the Chilean government over the past twenty years have been positive for the Company. Although increased competition may arise from companies providing similar services, the Company, for reasons stated herein, (see "Business -Competition") believes that demand will continue for its services. As an example, the total amount of electrical power on line in Chile is approximately 5,500 megawatts (MW). It is projected that the need for electrical power will continue to increase by at least 5% annually, and the Company, which has historically been involved in the construction of most electrical generation projects in Chile, will continue to be so involved. Additionally, and as an adjunct to the growth of electrical generation projects in Chile, there are plans for two natural gas pipelines: one in the north and one in the south of Chile, to be used as a source for energy. The Company has received a written agreement from Westinghouse Electric Corporation, whereby the Company is to act as special agent on behalf of Westinghouse for the first of a number of electrical generation projects fueled by natural gas in Chile.

         The Company believes that, as a result of currency and other monetary reforms, the government of Chile has reduced the risk of fluctuations of currency on its business. Generally the Company's commission revenue is in the foreign currency of the primary manufacturer of the equipment (generally U.S. dollars or Swiss francs) although approximately one-third of its income comes from local sources and is received in foreign contracts denominated in pesos (typically UF). See "Exchange Rates."

         Moreover, should the various trade initiatives result in trade agreements, the Company believes that it will be well positioned to take advantage of these agreements, since the Company would have a wider array of potential manufacturers to represent on specific bids and there may be additional opportunities to sell products and services in South America. However, since the current import duty levied on goods and services in Chile from most foreign manufacturers is 11%, the Company is not dependent on any of these initiatives resulting in a trade agreement(s).

         The Company has represented foreign manufacturers and engineering companies in the sale of products and services to the majority of the electric utilities, mining, oil and cellulose companies in Chile, which are both privately owned and government owned. In selling equipment and services to these companies, there is normally a pre-qualification process that results in a list of qualified bidders. Therefore, if the manufacturers and engineers represented by the Company have the proper qualifying credentials, the Company is assured of being able to present a bid on behalf of these companies. Additionally, while the concentration of potential customers is limited by the size of Chile per se, historically companies requesting bids have multiple bids throughout the course of the year.

PLAN OF OPERATIONS

         In addition to the growth of its core business, the Company's plan of operation for the next 12 months involves the establishment of equity positions in some projects, as well as participation in the management of these projects. While requirements and issues of liquidity are described below, the Company does not expect a significant change in the number of employees after the closing of this Offering, except for the staffing of the U.S. and European offices and the Company does not anticipate the purchase or sale of plant and significant equipment.

RESULTS OF OPERATIONS

         In the past, the Company's core operations have been focused on three areas (i) engineering services and the sale of minor equipment and parts for projects throughout Chile; (ii) project management and the sale, as agent, of major equipment for three to five large projects during any given year and (iii) the preparation of business for third parties. While the period between the payment by the Company for the goods and services and the receipt of revenues in connection with the goods and services described in (i) above is typically close in time, this is not necessarily so with regard to payments and receipts for those goods and services described in (ii) and (iii) above. Often the interval between payments by the Company for equipment and services for major projects and receipt of revenues in connection with the same equipment and services is spread out over a longer period of time. Thus, the fluctuation in the results of operations for each quarter may vary greatly, depending on the timing of payments for major equipment (both by and to the Company).


DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994

         Gross revenues for the fiscal year ended December 31, 1995, increased $674,457 over the fiscal year ended December 31, 1994 from $2,042,884 to $2,717,341, an increase of approximately 33%. This increase is due primarily to being awarded certain projects such as the Mitsubishi/Endesa Quillota Combined Cycle Gas powered electrical generating plant (the "Endesa Quillota Project") and the Westinghouse Gas Turbine in Peru and the billing for work associated with the research and design of the Macul Project.

         Cost of Operations for the fiscal year ended December 31, 1995, increased $400,703 from $296,896 to $697,599 for the fiscal year ended December 31, 1994, an increase of 135%. This significant increase in cost of operations and consequently the decrease in gross margins is attributable to start-up costs associated with the Macul Project (including engineering studies costing $75,000, and fencing and signage costs of $20,000), increased technical consulting services associated with the Endesa Quillota Project, and costs of other projects which required the use of outside consultants. (approximately $150,000).

         Selling and administrative expenses for the fiscal year ended December 31, 1995, were $509,563, versus $460,775 for fiscal year ended December 31, 1994, an increase of $48,788. This increase is attributable to the increase in total revenues which required an additional support staff for various bids and other core business projects.

         Other expenses for the fiscal year ended December 31, 1995, were $520,543, versus $223,963 for fiscal year ended December 31, 1994, an increase of $296,580. This increase is attributable an increase in interest payments on corporate debt and $276,506 in non-operating curtailed offering costs as reflected as a separate line item in the financial statements.

         Net income for the fiscal year ended December 31, 1995, was $939,000, versus $1,009,470 for fiscal year ended December 31, 1994, a decrease of $70,470. This decrease is attributable to the Company having a non-operating expenses of $276,000 associated with the curtailed public offering, offset against the efforts of the Company successfully presenting bids for manufacturers it represented and receiving commissions and consulting fees for such work.


DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

         Gross revenues for the year ended December 31, 1996 increased $706,211 from that of the year ended December 31, 1995, from $2,717,341 to $3,423,552 or 26%. This increase is attributable to the Company being awarded projects on behalf of various manufacturers and projects which generated larger commissions, which resulted in an overall increase in gross revenues. Because of the nature of the Company's business (based on the timing of recognition of revenues), it is possible that there can be significant differences from one period to the next.

         Cost of Operations for the year ended December 31, 1996, increased $377,227 over the same period ended December 31, 1995, from $697,599 to $1,074,826 or 54%. This increase is attributable to the use of outside consultants, for the Colbum, S.A. projects, and Costanera project in Buenos Aires, Argentina.

         Selling and Administrative Expenses for the year ended December 31, 1996 were $781,455, an increase of $271,892 or 53% over the amount of $509,563 for the same period ended December 31, 1995. This increase is attributed to increased consulting fees associated with this increase in revenues generated in the latter part of 1996.

         Other expenses, (net) for the year ended December 31, 1996 were $73,982 versus $520,543 of other expenses for the year ended December 31, 1995 or a decrease of $446,561 or 80%. This decrease is attributable to the following transactions. During 1995, as a result of the curtailed public offering, the Company charged to other expenses approximately $277,500, which represented 53% of the other net expenses during the period. Additionally, in December, 1996, as a result of the public offering the Company recognized approximately $273,000 in realized gains from the sale of the Villarica property to an investment company controlled by one of the Company's principal shareholders. (See Note 6, Real Estate Held in Sale)

         Net income for the year ended December 31, 1996, was $1,342,074 versus $939,000 for December 31, 1995, an increase of $403,074 of 43%. This increase in net income is attributable to increased sales and a decrease in other expenses.


LIQUIDITY AND CAPITAL RESOURCES.

         As of December 31, 1996, accounts receivable increased by $1,509,722 to $2,912,723 from $1,403,001 at December 31, 1995. The amount of the receivables outstanding and the number of days outstanding is attributable to the timing of recognition of revenues as compared to the date of payment. In particular, in the case of equipment sales, the Company recognizes revenues on the sale of the equipment or on a turnkey project, where the contract between the purchasing company and the manufacturer is signed by both parties or an "order to proceed" is issued by the buyer. While the schedule of payment is set by contract, the time of payment is determined by practices of the exporting country involved in the transaction as well as unanticipated delays caused by obtaining permits and exports licenses and as a result, it is not unusual for the transfer of funds to take 60-180 days. The Company normally receives its commission, which are fully earned at the time the award is made, 30 days after receipt of funds by the manufacturer it represents and generally payment terms conform to the payment schedule between the buyer and the seller. Therefore, as in the case of the Costanera project, which was awarded in December of 1996 with revenues of $1,000,000, remained outstanding at December 31, 1996. The timing of the receipt of payment may from time to time affect the Company's liquidity. In the past, the Company has utilized its short term lines of credit to satisfy its financial requirements. In the future, the Company anticipates it will utilize proceeds from the offering. Based upon the historical collectibility of its receivables and the nature of the companies and/or entities with which it engages in business (e.g., Mitsubishi Corporation and Siemens A.G., among others) management believes that all of its receivables are collectible.

         Accounts payable decreased $121,611 from $384,282 as of fiscal year ended December 31, 1995 to $262,671 as of December 31, 1996. This decrease is attributable to improved working capital during the period.

         Current obligations with banks decreased to -0- at December 31, 1996 from $367,658 at December 31, 1995. This decrease is attributable to the in working capital sufficient to redeem all bank financing.

         Other current assets decreased to $140,010 at December 31, 1996 from $177,489 at December 31, 1995, a decrease of $37,479 or 21%. This decrease is attributable to a reduction in deposits to suppliers and other advances to subcontractors required for various core projects.

         Income taxes expense increased to $151,215 at December 31, 1996 from $50,636 at December 31, 1995, an increase of $100,579 or 200%. This increase additional taxes due on the additional profits during the period. All profits earned in Chile are taxed at the statutory rate of 15% in Chile.

         During December of 1996 the Company sold the real estate available for sale to a Chilean investment company, whose shareholders are Mr. Errazuriz, the Company's President and CFO, and his wife an one of his daughters. The real estate, formerly treated as a non-performing asset was sold at a price of $1,212,063. Payment terms were 50% in cash at closing which was held on December 31, 1996, and the balance of $606,031 in four annual installments with interest at 8 1/2% per year beginning January 15, 1998. This receivable is a component of note receivable from related party on the balance sheet.

         In December, 1995 the Company purchased a 45% interest in A&E for $283,750 which translates into a 4.5% equity interest in Bayesa. In December of 1996, the Company acquired an additional 22.5% of A&E for $141,750, which equates to an additional 2.25% if the Bayesa Project, thereby increasing the total equity in Bayesa to 6.75%.

         In addition, during the period ended March 31, 1996, the Company sold the balance of its ownership in ITL (Macul Project) at its cost of $199,918. Management does not intend to invest in leisure projects in the future, although it may develop projects on a fee basis for unrelated third parties.

         In the past, the Company financed its operations through internally generated funds and limited bank financing. While the Company's core business can continue without additional financing, the Company intends to use certain proceeds from its public offering, together with additional equity and bank financing, to make equity investments in certain business currently under review.

         The 1996 taxes were decreased due to the permanent differences between the financial statements and the Company's Chilean tax returns, whereby costs associated with the public offering completed in November of 1996, were charged directly to paid-in-capital for financial statement purposes, and deducted from taxable income or the Chilean tax return.

         BAYESA PROJECT


         The Company participated with Biwater in the design of the Bayesa Project and the negotiations leading to the award of the Bayesa Project to Bayesa. The Company currently owns 4.5% of Bayesa, through its ownership of a 45% interest in A&E. To facilitate the acquisition of an additional equity interest in Bayesa in March 1996, the Company entered into an agreement with Invdemco to purchase A&E shares that would result in an additional 22.5% interest in A&E, which translates into an additional 2.25% interest in Bayesa for $141,750. Subsequent to November 12, 1996, the Company purchased the aforementioned A&E shares and, as a consequence, have an additional 2.25% interest in Bayesa. The Company may also purchase additional equity in Bayesa from Biwater depending on the cost of such shares as compared to other potential projects. See "Use of Proceeds."


         It is estimated that the cost of completion of the Bayesa Project is $8 million and will be completed in approximately 14-16 months from the date of this Prospectus. Bayesa has entered into a credit line agreement with Banco Security to finance $4 million. ESSAN, the governmental entity in charge of the water system for the municipality of Antofagasta where the Bayesa Project is located, will fund approximately $2 million through the payment of construction and management fees pursuant to the terms of Bayesa's contract with ESSAN. The Banco Security credit line agreement provides in pertinent part for a nine-year term loan at TAB plus 3%. The bank has required a lien on the flow of payments from ESSAN, undertakings to specify that the Bayesa Project will be exclusive to ESSAN and that Bayesa's debt to equity ratio shall not exceed two until 1998 and shall be reduced thereafter. Additionally, Banco Security has received a security interest in and to the equipment and machinery owned by Bayesa Furthermore, the funding by Banco Security is subject to Bayesa receiving $2 million in equity contributions from its shareholders which funding has been received by Bayesa as discussed above.

         Commencing in January 1995 and continuing for 150 months thereafter, pursuant to its contract with ESSAN, Bayesa will receive monthly payments of $129,544 for the design and construction of the Bayesa Project. The total value of this aspect of its contract with ESSAN is approximately $19,431,600. Additionally, commencing in July 1995, Bayesa began receiving approximately $40,000 per month (which is adjustable) for 360 months, which amount covers Bayesa's costs which include personnel, electricity, repairs, etc.

         The total cost of design and construction for the Bayesa Project is estimated at approximately $8 million, plus interest and fees of approximately $2 million, for a total of approximately $10 million. Therefore, the net pre-tax profit for the design and construction is approximately $9 million (based upon $19,431,600 less $10 million).

         Additionally, commencing in July 1995, Bayesa began selling reclaimed water at the rate of 70 liters per second to new agricultural developments in the Antofagasta area of Chile. Commencing in January 1997, Bayesa anticipates that it will sell 220 liters per second and based upon these assumptions, the gross revenues will reach approximately $410,000 per month. The net pre-tax profit from the sale of this reclaimed water at this assumed rate is anticipated to be approximately $125,000 per month or $1.5 million per year. Over the 28-year period, net profits are anticipated to be approximately $42 million.

         MACUL PROJECT

         In March 1995, the Company organized Inversiones Tiempo Libre S.A. ("ITL") as a wholly-owned subsidiary to develop, build, market, own and manage a family-oriented multifaceted entertainment project. During November 1995, the Company sold 70% of its interest in this project and in March 1996 the balance of its interest was sold.

         OTHER INVESTMENTS


         The Company has opened a sales and marketing office in Boca Raton, Florida, using approximately $425,000 from the proceeds of this Offering. The Company will also use approximately $425,000 of this Offering to establish an office in Spain during the latter part of 1997. The Company believes that this amount, in addition to cash generated from its core business, will be sufficient to operate these offices for at least 12 months. The Company believes that it will continue to operate its core business with cash generated from this aspect of the business. The Company does not have any plans to increase the operating costs of its core business in any material respects.


         Management does not foresee any need for additional financing as a result of the Company's equity participation in any of its currently proposed projects, either to purchase the Company's equity interest or to fund the proposed projects. Furthermore, the Company will not engage in hedging activities and does not intend to offer equity participation in any of these projects other than as set forth in the "Use of Proceeds".

                                    BUSINESS

INTRODUCTION

         Andean Development Corporation was organized in 1994 as a holding company to acquire E&A and INA, both corporations domiciled in Santiago, Chile. ADX, domiciled in Boca Raton, Florida, U.S.A., is a subsidiary of Andean Development Corporation. Andean Development Corporation, E&A, INA, and ADX are collectively referred to as the "Company" or "ADC".

         E&A, organized in February 1991, specializes, as an agent, in the sale of major electrical and mechanical equipment and the representation of foreign manufacturers of electrical and mechanical equipment in Chile. E&A also offers technical assistance and prepares tender (bid) documents for both turnkey and non-turnkey public works and development projects to be constructed in Chile. Since 1991, E&A has facilitated in the sale of more than $415 million of equipment including generators, turbines and conveyors (see "Major Projects" on p. 41), which has generated more than $5 million of commissions for the Company. See "Business-Core Business."

         INA, organized in 1986, focuses on providing engineering consulting services and project management for hydroelectric power plants and civil construction projects generally related to hydroelectric power plants, tunneling projects and water treatment plants in Chile. Since 1986, INA alone and in conjunction with Norconsult International, A.S. of Norway ("Norconsult") an international engineering company, has provided engineering, consulting and project management services relating to engineering projects valued at $19 million of which approximately $8.6 million was revenues the Company has realized. See "Business - Core Business."

         The Company's strategy is two-fold. First, the Company intends to continue to grow and expand its core business presently being conducted through E&A and INA. To facilitate this growth the Company will immediately establish a sales and marketing office in the United States and in the latter part of 1996 will establish a second sales and marketing office in Spain which may also be used for sales and marketing throughout Europe. Management of the Company believes that its future growth will be a natural consequence of the Company's historical participation in the electric utility sector, ecology oriented projects and the potable and waste water treatment fields. The Company intends to expand its marketing focus to include medium sized utilities, private mining companies and large industrial companies. Management believes these businesses will require the services of the Company, either to acquire new equipment, to optimize and/or upgrade their existing installations or to comply with the increasing ecological regulations of the government.

         The Company believes that creating a U.S. holding company and establishing a U.S. sales and marketing office will enhance its ability to do business with U.S. companies and other North American companies. As part of this strategy, the Company will seek to take advantage of the relative stability of the Chilean peso to the U.S. dollar. As a result of this relative stability, the Company believes that certain U.S., as well as Canadian and Mexican, manufactured equipment and products are now available at prices competitive with other foreign manufacturers. See "Exchange

Rates." The Company also believes that many U.S. manufacturers may be unfamiliar with the conditions and the qualifications required to bid on projects in Chile. By establishing a U.S. office, the Company intends to act as a representative (both on an exclusive and non-exclusive basis) of U.S. manufacturers both in the U.S. and Chile for projects located in Chile by providing local expertise and understanding the Chilean business environment. The Company currently intends to employ one engineer and one marketing person on a full-time basis in Boca Raton, Florida.

         Secondly, the Company intends to capitalize on opportunities in the current Chilean economy by taking an equity position in certain ecology-oriented and electrical utility related projects in Chile as well as by providing management and other services to these projects. The Company also intends to take advantage of the continuing privatization of businesses in Chile, which has increased investment in Chile and increased industrial and agricultural output. As an example of this strategy, the Company, through an affiliate, has entered into an Agreement (See "Business - Bayesa Project") to invest in a waste water treatment facility located in Antofagasta, Chile (the "Bayesa Project"). In addition, the Company is exploring potential equity participation in ecology-related and electric utility-related projects such as small to medium-sized hydroelectric generating plants, electrical utilities and other water-related projects. See "Business - Strategy for Equity Participation." Although, as of the date of this Prospectus, the Company has not entered into any agreements with respect to acquiring equity interests in projects other than the Bayesa Project. The Company, pending completion of its research and due diligence, intends to enter into formal negotiations in other ecology-oriented and electrical utility projects in Chile, leading to formal agreements.

         E&A was organized on February 28, 1991, in Santiago, Chile as a limited partnership under the name "Errazuriz y Asociados Ingenieros Limitada." On September 21, 1994, pursuant to Chilean law, E&A was reorganized as a Chilean corporation and its name was changed to "Errazuriz y Asociados Ingenieros, S.A." INA was organized on June 11, 1986, in Santiago, Chile as a limited partnership under the name "Ingenieria Norconsult Andina Limitada." On September 15, 1994, pursuant to Chilean law, INA was reorganized from a limited partnership to a Chilean corporation, and its name was changed to "Igenor Andina S.A."


         The Company, under the name "Igenor U.S.A., Inc.," was incorporated on October 19, 1994, under the laws of the State of Florida. On January 10, 1995, its name was changed to "Andean Development Corporation." The Company's offices are currently located at 1900 Glades Road, Boca Raton, Florida, U.S.A. and its telephone number is (561) 416-8930.


CORE BUSINESS

         E&A specializes as an agent in the sale of major electrical and mechanical equipment through the representation of foreign manufacturers of these types of equipment and products. A substantial amount of its sales are for equipment relating to the electrical utilities, mining, and materials handling industries which include medium and high voltage generators, transformers, controls, cables, gas and steam turbines and industrial boilers, as well as other materials such as cranes, unloading facilities, coal handling systems, crushers, air cleaning systems and ventilators.

Additionally, E&A offers technical assistance to bidders during the preparation of tender (bid) documents for turnkey and non-turnkey projects as well as throughout a project, once bids have been awarded. E&A has been successful in obtaining and maintaining its representations of foreign equipment manufacturers by offering engineering and sales support by experienced civil and industrial engineers. These individuals are knowledgeable in both the technical and sales aspects of a project and also have the contacts and networks in Chile necessary to successfully compete with larger international companies. While many of the services offered by the Company are comparable to those of its competitors, because of the Company's historical presence in Chile and reputation for quality services, it can effectively compete with larger competitors and offer additional services not available from its competitors. See "Business - Core Business; Competition."

         The services offered by E&A include, but are not limited to:

1.       /bullet/ Forecasting of market trends
         /bullet/ Market research
         /bullet/ Financing (expertise in local and foreign loans) /bullet/ Packaging with other manufacturers
         /bullet/ Knowledge of the decision making procedures and the scheduling of projects

2.       /bullet/ Local engineering support (by the Company's employees or through subcontractors)
         /bullet/ Procurement of local materials and products
         /bullet/ Construction and plant erection capabilities
         /bullet/ Project managing capabilities
         /bullet/ Coordination with customer and customer engineering

         While E&A does not charge any fee for the services described in item 1 above and funds the related operating costs, the services described in item 2 above are developed for a customer on a fee basis once a project is secured. Additionally, equipment manufacturers pay E&A a commission upon receipt of the award of the project. The commission is typically based on a percentage of the amount of the sale, which varies depending upon the size and scope of the project.

         In preparing bid documents for various projects, E&A has and will continue to form consortiums of various equipment manufacturers who provide products on competitive terms and conditions. E&A intends to assist in obtaining financing of projects through both domestic (Chile) and international financial institutions.

         INA was initially organized in 1986 as a joint venture between Norconsult, a worldwide engineering consulting company based in Oslo, Norway and Errazuriz y Asociados Arquitectos S.A. ("EAA"). EAA is a major shareholder of ADC whose shareholders include Berta Dominguez (58%), the Chairman and CEO of E&A and the wife of Pedro P. Errazuriz, the President, CEO and Chairman of the Board of ADC, and each of their six children (7% each). See "Principal Shareholders." Norconsult, which subsequently sold its participation to Igenor Ingenierie et Gestion, S.A. a holding company which is a majority shareholder of the Company and whose shareholders include Mr. Errazuriz (50%), his wife (49.25%), their son Pedro Pablo Errazuriz (.25%) and M. Claude Mermier (.25%) a director of ADC. See "Principal Shareholders."

         INA focuses primarily on providing engineering consulting services for hydroelectric plants and civil construction projects (tunneling projects). Most of the engineering services provided by INA result from INA's exclusive representation of Norconsult. Currently, one or two hydroelectric plants are built in Chile every year, while each year Norconsult participates world-wide in the design of 10 to 15 of such plants. As a result, INA's relationship with Norconsult provides INA with the ability to offer its customers state-of-the-art knowledge for these types of projects while, at the same time, associating with local engineering companies in preparing bid documents for such projects. INA also offers most services relating to hydroelectric power plants, from the pre-construction stage through the commissioning of the project. As an example, in conjunction with Cade-Idepe (Chile's largest engineering company), INA was recently awarded a feasibility study for the Rucue Project, a new hydroelectric power plant of 100 MW to be built by Colbun S.A., a government owned utility, in Chile.

         While Chile builds approximately 20 to 30 kilometers of tunnels each year, Norconsult has designed and inspected approximately 700 kilometers per year for the past 20 years. This experience, along with the sophistication of the projects in which Norconsult has been involved (which include water pressure tunnels), gives the Company an added advantage of having a knowledgeable resource for these types of projects in Chile. As an example, on May 15, 1995, INA and Norconsult had Andrade Gutierrez, a large Brazilian contractor and investor, design the pre-feasibility study for the first segment of 40 kilometers of pressure tunnels for a 400 MW hydropower project for Cortaderal. See "Major Projects" and "1995/1996 Proposed Projects" for an overview of the types of services for which INA intends to provide both in connection with hydroelectric power plants and tunneling projects.

         Additionally, INA erects electro-mechanical installations and material handling systems. As a project manager, INA coordinates with a consortium of equipment manufacturers in the preparation and delivery of turnkey projects after a bid has been awarded. INA also provides local engineering support to its clients.

         Both E&A and INA believe they have built excellent reputations in their specific areas of expertise, having been involved in the greater majority of all hydroelectric plants built in Chile since 1985, as well as other major electro-mechanical projects. See "Major Projects." A major part of the Company's know-how is its understanding of the customer's needs and being able to offer its customers goods and services that deviate only to the extent that such deviations or substitutions make a bid more competitive. The Company believes that in order to be awarded a bid, a bidder needs to know the end-user and through the years, the Company has obtained this knowledge by working with the major companies in Chile (both private and public) who request these bids. See "Major Projects".

         With a portion of the proceeds of this Offering, the Company will seek to further grow its core business by expanding in North America and Europe as well as to seek additional representation of U.S. and other North American based companies for sales to be made in Chile. To facilitate this growth, the Company has decided to establish permanent offices located in Boca Raton, Florida and Spain. The Company believes that by establishing its presence in the U.S. and Europe, it will be more competitive because it will have more direct access to foreign manufacturers located in the U.S., as well as other countries in North America and in Europe. For example, manufacturers such as Rapid Power, Inc. (formerly represented exclusively by the Company), a U.S. based manufacturer of rectifiers, are well known in the U.S. as manufacturers of energy-related equipment, but to the Company's knowledge, many Chilean customers are not aware of companies such as Rapid Power. As a result, many of these U.S. manufacturers provide little, if any, documentation that explains their experience or the performance of their products to companies requesting bids for Chilean projects, and most Chilean companies will not qualify manufacturers in the list of bidders without such documentation. Because of the Company's understanding of these dynamics, it believes it is able to offer U.S. manufacturers as well as other foreign manufacturers who wish to enter into the Chilean market, expertise that other companies, who offer services similar to those of the Company, do not possess.

MARKETING AND SALES

         The Company's marketing and sales are presently managed by the Company's management, in-house engineers and other technical employees. A substantial amount of the marketing accomplished is by word of mouth, personal visits and solicitations by the Company's management and employees. The Company uses brochures and does limited advertising in trade journals and publications in Chile. The Company will initiate a more formal sales and marketing program upon the opening of its new offices in the U.S. and Spain.

HISTORY AND ECONOMIC OVERVIEW

         From the inception of INA in 1986, the Company has transitioned itself from small equipment sales into commercial work and procuring large turnkey projects as a consultant to and representative of international consortiums. Commencing in or about 1991, the Company has specialized in the energy and mining sector, as well as in port installations for coal and other material handling systems. In connection with these activities, the Company has also acted as a project manager and a supplier of specialized engineering services. Generally, all services related to engineering, design, consulting, supervising and inspecting of construction projects have been initiated by INA and those related to sale of equipment for construction projects have been initiated by E&A.

         The Company has not experienced any significant differences between dealing with governmental agencies or with private companies, whether national or international, nor does the Company believe that the continuing trend of privatization in Chile will have an adverse effect on its core business and, in fact, will likely continue to affect its core business in a positive manner. The Company's services have historically been provided to both private companies and governmental agencies, with more than half of the Company's total revenues coming from the private sector during 1995.

         While prior to 1980 the greater majority of equipment for the mining and the utilities industries in Chile was purchased from U.S. manufacturers, due to the strength of the U.S. dollar in relationship to other currencies during the 1980's, the cost of goods and services from the U.S. became less competitive than that of other foreign manufacturers. Additionally, during the 1980's, many U.S. manufacturers reduced their international initiatives which made it very difficult to deal with U.S. manufacturers. However, due to both stabilization of the U.S. dollar and the Chilean peso in the late 1980's, prices of U.S. produced equipment became more competitive in Chile. Now with the possible inclusion of Chile as a signatory to NAFTA, which reduces tariffs among member nations and therefore increases trade, the potential for additional relationships between the Company and North American companies may increase. Regardless of whether Chile is included as a member of NAFTA, management believes that as a result of the privatization and growth of the Chilean economy, foreign investment (including from the U.S.) in Chile will continue to increase. To enhance its success rate in both private and public tenders (bids), the Company is seeking to obtain additional exclusive representation of U.S., Canadian and Mexican manufacturers in specific market areas. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview." With the establishment of a sales and marketing office in Boca Raton, Florida, which will initially include at least one engineer and one marketing person, as well as an office in Spain, the Company will more aggressively pursue opportunities with North American and European manufacturers and other companies who wish to do business in Chile.

         While the Company acknowledges that large international power and utility companies have invested directly in Chile and that certain manufacturers have established local offices in Chile, management believes that the Company's growth should continue because of its local knowledge and experience with Chilean projects. In particular, the Chilean economy is currently at a point where several large international power and utilities companies including Southern Electric Corp. (USA), Transalta Corp. (Canada), Iberduero S.A. (Spain) and Andrade Gutierrez S.A. (Brazil) have invested directly in major hydro-electrical power plants in Chile. The Company believes that because of its experience in a majority of the hydro-electrical plants constructed in Chile over the past 10 years, the Company has and will continue to work with these large power and utilities companies by offering their engineering and sales services and support. Furthermore, international companies will not necessarily participate in smaller projects because of the economics of size and cost and the Company will continue to aggressively bid for these projects.

         Additionally, while several foreign manufacturers have established offices in Chile, the Company continues to represent these manufacturers on a case by case basis. For example, Babcock Wilcox Espanola hired E&A, as its representative, to sell its 150 MW coal fired thermopower plant to Southern Electric Corp. while maintaining a local office in Chile; Endesa S.A., the largest electric utility in Chile, has hired INA to provide engineering services for specialized projects in rock mechanics while maintaining their own in-house engineering staff through INGENDESA, the wholly-owned engineering subsidiary of Endesa S.A., of more than 350 engineers; and Biwater Ltd. (UK) has asked the Company to represent them and become equity partners in the Bayesa Project. See "Business-Strategy for Equity Participation and The Bayesa Project."

         Moreover, the trend in the private sector has been to specialize in a company's core business and subcontract for services and supplies from other companies that may be more efficient in those areas. For example, the Company has been a supplier of equipment, spare parts and engineering services for most of the largest utilities in Chile (ENDESA, S.A., Chilgener S.A., Minera, Valparaiso S.A., CREO (Cooperativa Regional Electrica de Osorno), and Edelnor S.A., which are private companies; and Codelco (Corporacion Nacional del Cobre de Chile), Colbun S.A., and Petrox S.A. (Electricidad del Aysen S.A.) which are government-owned). See "Major Projects." Management believes that the trend toward specialization, which includes segregating the generation, distribution and transmission of electricity, enhances the role of specialized companies such as E&A (as agents or representatives) and INA (as engineers). The ability of the Company to adapt to the changes in the Chilean economy has permitted it to develop new contacts with Westinghouse, Mitsubishi and Marubeni where the Company has participated in four new combined power cycle plant projects in Chile which are Renca 1 and 2 (Chilgener); Polpaico and Bocamina (Endesa) and El Rodeo, now called Limache (Colbun). The Company is also working with Westinghouse and Mitsubishi in a consultant capacity on projects in Argentina.

1995 PROJECTS

         During 1995, the Company was involved, in a consultant or representative capacity, in the following significant projects within their core business:

         RENCA I - CHILGENER

         The second largest utility in Chile had a tender offer for a combined cycle thermo-electric plant to be located in Santiago. Because of the scope and complexity of this tender, Mitsubishi engaged the Company to act as their consultant to advise as to the engineering interpretation of the tender documents, the development of a financial strategy and to act as their representative in all negotiations with Chilgener. Although Mitsubishi was not successful in this tender, the Company received a substantial fee for their consultancy. More importantly, this engagement marked the first time that the Company was engaged by a customer whereby the fee was not contingent on the success of the bid.

         LOMA ALTA

         Empresa Electrica Hydrovevey Pehuenche, S.A., a subsidiary of Endesa, the largest electrical utility in Chile, requested tender offers for the supply and construction of a 80MW hydroelectric plant. The Company acted as the representative for the Siemens Hydrovevey Consortium, who were the successful bidders at approximately $16.7 million.

         ENDESSA

         The Company, in their representative capacity, successfully represented a joint venture on behalf of Mitsubishi/Westinghouse in a tender offer to Endesa S.A. for a 350MW natural gas-fired power plan to be installed 50 kilometers south of Santiago. The total value of this award winning turnkey bid was approximately $150 million.

         PUERTO VENTANAS CEMENT HANDLING PROJECT

         Cemento Melon, the leading cement company in Chile, called for tender offers to build a cement and clinker unloading system in Puerto Ventanas, 120 miles from Santiago, with a stock capacity of 45,000 metric tons and a value of $15 million. The contract has been awarded to General Electric Engineering Services, for which the Company acted as consultant.

1996 PROJECTS

         During 1996 the Company has identified and has submitted bids or intends to submit additional bids on behalf of various foreign manufacturers and/or consortiums. No assurance can be given, however, that the Company and the companies it represents will be awarded any bids.
The various projects are listed below:





         CHILQUINTA S.A. (TINQUIRIICA AND SAN JOSE PROJECTS)

         Chilquinta S.A., an electric utility, is developing plans to build two 98MW and one 12MW hydroelectric power plants. The Company has been consulted by potential investors from the U.S. who intend to develop a strategy and conduct negotiations with Chilquinta regarding a joint venture relative to these projects.

         ANDRADE GUTIERREZ S.A. (CORTADERAL/ALTO PROJECT)

         Andrade Gutierrez S.A. is developing a 400MW hydropower plant which is currently in the pre-construction stage. The Company represented Kvaener Energy A.S. for the sale of four (4) turbine generator sets and other relevant equipment estimated to be $60,000,000 to $70,000,000. The project was awarded to this group during September, 1996. A contract was signed during September, 1996.

         COLBUN S.A. (LIMACHE COMBINED CYCLE POWER PLANT)

         Colbun S.A. is building a combined cycle 350MW plant. The Company represents Siemens Corp. in this bid of $140,000,000. Siemens Corp. was awarded the bid by Colbun S.A. on May 8, 1996.

         HACIENDA SAN LORENZO S.A. (MAMPIL Y PEUCHEN POWER PLANT)

         Elecnor S.A., along with Iberdrola (Spain), have been awarded the bid for the construction, operation and partial ownership of a group of small power plants in the south of Chile. The Company has been invited to submit bids on behalf of Kvaerner Turbin A.B., Siemens, and Ateliers Mecaniques de Vevey S.A. for the equipment to be used in connection with the power houses. During October, the electrical side of the project was assigned to Siemens and the contract is pending the successful completion of contractual negotiations.

         CEMENTO MELON S.A. (PUERTO VENTANAS CEMENT HANDLING PROJECT)

         The Company successfully acted as a representative of General Electric Engineering Services in this bid, which was awarded to General Electric during 1995. In addition, during 1996, the Company, as consultant, will provide local project coordination and will continue to do so through completion of the project which is estimated to be April 1997.

         CENTRAL PUERTO S.A. (BUENOS AIRES, ARGENTINA)


         Chilgener S.A. is the majority owner of Central Puerto S.A. Chilgener, S.A. requested bids for the supply of a 350MW, gas-fired combined cycle powerstation estimated to have a value of approximately $150 million. Siemens requested the Company to be their representative for the presentation of this bid. The bid was submitted on June 30, 1996 and the estimated date of award is November, 1997.


         CENTRAL COSTANERA S.A. (BUENOS AIRES, ARGENTINA)


         This company, a subsidiary of Endesa S.A. of Chile, has called for bids to be submitted by August 30, 1996 for equipment similar to that of Central Puerto. The Company represents Mitsubishi Corporation in this matter. Mitsubishi Corporation has been awarded this job.


         PUERTO PATACHE CONCENTRATE AND COAL HANDLING SYSTEM

         Endesa is currently constructing a thermo-electrical plant to supply energy to the Collahuasi Copper Mine. A portfor unloading coal for the thermo-electrical plant is going to be built and will be equipped with a coal unloading crane, conveyor belts and a solid/liquid separation plan to treat the concentrate. The project value is estimated to be $8 million. The Company has successfully participated in the tender for a turnkey project representing Babcock Wilcox of Spain ("BWE"). BWE was awarded this tender during October, 1996.


1997 PROJECTS

(1)   Atacama

Project's owner                      :  Noroeste Pacifico Energia Ltda.
                                        (Endesa - CMS)
Location                             :  Chile, 2nd, region (Mejillones)
Type of project                      :  Combined Cycle Power Plant
Capacity                             :  400 MW approximately
Bid submission date                  :  March, 17th
Award estimated date                 :  July 1997

(2)   Betania

Project's owner                      :  Endesa
Location                             :  Colombia
Type of project                      :  Combined Cycle Power Plant
Capacity                             :  250 MW approximately

Bid submission date                  :  Already submitted. It is not a formal
                                        bid, because they need to have the plant
                                        on operation (simple cycle) by December
                                        1997. Therefore there is no time to do a
                                        formal bid and they have invited to
                                        those companies which already has a
                                        finished turbine on stock (of the proper
                                        capacity). Those companies are
                                        Westinghouse and Siemens.
Award estimated date                  : March 1997

(3)   Cerj

Project's owner                      :  Endesa
Location                             :  Brazil (Rio de Janeiro)
Type of  project                     :  Combined Cycle Power Plant
Capacity                             :  300 MW approximately
Bid submission date                  :  July 1997
Award estimated date                 :  November 1997

(4)   Tocopilla

Project's owner                      :  Codelco - Tractebel - Iberdrola
Location                             :  Chile, 2nd, region (Tocopilla)
Type of  project                     :  Combined Cycle Power Plant
Capacity                             :  400 MW approximately
Bid submission date                  :  August 1997
Award estimated date                 :  December 1997

(5)   Pontal

Project's owner                       :  Chilgener
Location                              :  Brazil
Type of  project                      :  Coal Thermal Power Plant
Capacity                              :  500 MW approximately
Bid submission date                   :  There will be no formal bid
Award estimated date                  :  2 Semester 1997

(6)   Tocantis

Project's owner                       :  Chilgener
Location                              :  Brazil
Type of  project                      :  Hydroelectric Power Plant
Capacity                              :  1200 MW approximately
Bid submission date                   :  2nd Semester 1997
Award estimated date                  :  1st Semester 1998

(7)   Raico

Project's owner                       :  Endesa
Location                              :  Chile, 8th Region
Type of  project                      :  Hydroelectric Power Plant
Capacity                              :  560 MW approximately
Bid submission date                   :  Late 1997
Award estimated date                  :  1st Semester 1998

(8)   Mejillones III

Project's owner                       :  Edeinor
Location                              :  Chile, 2nd Region
Type of  project                      :  Combined Cycle Power Plant
Capacity                              :  400 MW approximately
Bid submission date                   :  2nd Semester 1997
Award estimated date                  :  2nd Semester 1997
Others                                :  This projects compete against
                                         Tocopilla one

(9)   Mejillones desalinization plant

Project's owner                       :  Endesa
Location                              :  Mejillones
Type of  project                      :  Desalinization Plant
Capacity                              :  100 - 200 lt./sec
Bid submission date                   :  2nd Semester 1997
Award estimated date                  :  1st Semester 1997

MAJOR PROJECTS

         The following table is a representative list of the main equipment, turnkey projects and engineering sales made by the Company during the last 10 years.(1)(2)(3)

                                                      EQUIPMENT OR                                       GROSS VALUE
NAME OF PROJECT YEAR     CUSTOMER                       SUPPLIER                  SERVICE SOLD               SIZE      US$ MILLIONS
--------------- -------  --------           -----------------------------------   ------------           -----------   ------------
Los Quilos      1984     Guardia Vieja      General Electric Company of England   Generator              12.6 MVA           3.6
Los Bajos       1984-85  Caemsa             General Electric Company of England   Generator              2.2 MVA            0.8
Los Morros      1985     Carbomet           Ateliers Mecaniques de Vevey S.A.     Hydro Turbine          0.8 MW             1.2
                                            (of Switzerland) in consortium
                                            with Mecanica de la Pena S.A. (of
                                            Bilbao, Spain)
Tocopilla
 Cranes         1986     Codelco Tocopilla  Boetticher y Navarro, S.A.            2 Level Luffin         2x750 T/hr         4.6
                                            Cranes
Trafo Andina    1986     Codelco Andina     Sumitomo Corporation                  Transformer            25 MW              0.8
Colbun          1987     Colbun Machicura   Boetticher y Navarro, S.A.            Gate                   17mx17m each       6.9
Int. Tocopilla  1987     Codelco Tocopilla  Consonni, S.A.(4)                     Interchanger                              0.8
                         mata                                                     Turbines
TG. Chuqui      1987-88  Codelco            Westinghouse Electric                 Revamping of 3 gas                        0.4
                         Chuquicamata                                             turbines
Submarine Cable 1988     Endesa             Sumitomo Corporation                  Three Phases Cable                        8.6
TG Methanex     1989     Capehorn Methanol  Ruston Gas Turbines Inc., a
                                            subsidiary of GEC, General            Gas Turbine            6 MW               3.1
                                            Electric Company of England
TG Petrox       1989-90  Petrox             Ruston Gas Turbines Inc., a
                                            subsidiary of General                 2 Diesel Turbines      2x3 MW             3.2
                                            Electric Company
                                            of England
Puerto Ventanas 1990     Chilgener          Babcock & Wilcox Espanola S.A.        2 L. Luffin Cranes     2x750 T/hr         8.0
                                                                                  Cranes
Puerto Ventanas 1991     Chilgener          Babcock & Wilcox Espanola S.A.        System of 8 Belt       3000m/1500         2.1
                                            in consortium with INGEMAS S.A.       Conveyors              T/hr
Curillinque     1991     Pehuenche          Hydro Vevey S.A. in consortium with   Turn-key               85 MW             28.5
                                            ABB, Asea Brown Bovery S.A.
La Florida      1991-92  Canal de Maipo     Kvaerner Energy A.S.(5)               2 Hydro Turbines       2x9.5 MW           3.0
Aconcagua I     1992     Minera Valparaiso  Kvaerner Energy A.S.(5)               Hydro Turbine          56 MW              3.6
Aconcagua II    1992     Minera Valparaiso  Kvaerner Energy A.S.(5)               Hydro Turbine          33 MW              3.1
Mejillones I    1992-93  Edelnor(6)         Consortium formed by Babcock &        Turn-key               150 MW           150.0
                                            Wilcox Espanola S.A. and
                                            Siemens A.G.
Capullo         1993     Creo               Babcock Hydro S.A.                    Turn-key               15 MW              5.5
Pangue          1993-94  Endesa             Kvaerner Energy A.S.(5)               Turn-key               450 MW            69.3
Antofagasta     1994-95  Essan/Bayesa       Biwater(7)                            Turn-key               600 1/seg          7.7
Renca I         1995     Mitsubishi         Mitsubishi Combined Cycle TG          Finance &              340 MW           120.0
                                                                                  Coordination
Loma Alta       1995     Pehuenche S.A.     Siemens/Hidrorevey Hydropower
                                            Plant                                 Turn-key               80 MW             16.7
Quillota        1995     Endesa             Mitsubishi Combined Cycle Gas
                         /San Isidro/       Powered                               Turn-key               370MW            126.0
                         Electric Plant
Limache         1995     Colbun/Mehueulo/   Siemens Combined Cycle Gas
                                            Turbine                               Coordinator            370MW            130.0

Santa Rosa,
Peru            1995     Edegel             Westinghouse Open Cycle Gas Turbine   Turn-key               100MW             30.0

-------------------

(1) There are approximately 40 major utilities and mining companies in Chile. Not all of these companies are noted above as the products purchased by some of these companies have been inconsequential to the Company's overall revenues. One of the reasons that the Company is expanding its business to include an asset base is to make it less dependent on the limited number of its major customers. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Result of Operations" and "Business - Introduction."

(2) Many of the bids awarded for the projects set forth above were awarded to a group of bidders forming a consortium.

(3) As a general rule, for projects valued in excess of $100 million, the Company will earn a commission from between 0.03% to 1% of the bid price of the project; for projects valued between $20 million and $100 million, from 1% to 3.5%; and from $1 million to $20 million, between 3% and 5%. For sales less than $1 million, the commission ranges from between 5% and 10%. Factors

                                       48

         that determine the amount of commission include the amount of engineering service provided and the difficulty and sophistication of the project.

(4) Mr. Pedro P. Errazuriz, the President, CEO, and Chairman of the Board of ADC, owns 53% of Consonni, S.A., a Spanish corporation.

(5) The Company is the exclusive agent for Kvaerner Energy A.S. in Chile and Mr. Pedro P. Errazuriz had the power of attorney in Chile to execute agreements and sign checks on behalf of Kvaerner Energy A.S. which he resigned in May of 1996.

(6) One of the current directors of ADC was President of Edelnor from March 1990 through March 1994.

SALES OF ENGINEERING (DESIGN, ADVISING, SUPERVISION AND INSPECTION OF
CONSTRUCTION):
                                                                                                                 GROSS VALUE
PROJECT            YEAR    CUSTOMER    SUPPLIER              EQUIPMENT OR SERVICE SOLD                           US$ THOUSAND
--------          -------  ---------   --------              -------------------------                           ------------
Alfalfal          1985-91  Chilgener   Norconsult(1)(2)(3)   Engineering, supervision & inspection                  14,000
                                       International A.S.    of a 160 MW power plant and 30 miles
                                                             of tunnels systems

Pehuenche         1988     Pehuenche   Norconsult(1)(2)(3)   Design of the Inspection System for                       340
                                       International A.S.    the construction of a 500 MW
                                                             hydroelectric plant
                  1990     Pehuenche   Norconsult(1)(2)(3)   Design and inspection of measures                          68
                                       International A.S.    in a case of rock explosion in their
                                                             tunnel system
                  1992     Pehuenche   Norconsult(1)(2)(3)   Quality assessment and repair measures
                                       International A.S.    two Neyrpic Turbines (250MW each)                          21


Pehuenche         1991     Bank of     INA                   Study of the profitability of the                          12
                           America                           Pehuenche Project

Maitenes          1988     Chilgener   Norconsult(1)(2)(3)   Study to modernize three power plants:                     30
                                       International A.S.    Maitenes, Volcan and Queltehues in
                                                             Maipo River Valley

Alfalfal II       1989     Chilgener   Norconsult(1)(2)(3)   Pre-construction study for a 400                          120
                                       International A.S.    MW hydropower plant

Mapocho River     1989     Biwater     INA                   Study of the Mapocho contamination 70
                                                             impact over Santiago region

Aconcagua         1992     Bank of     INA                   Study of the profitability of                              20
                           America                           Aconcagua Project

Thermal Plants    1989     Chilgener   Raytheon Company      Study to upgrade three old thermal plants
                                                             called: Renca, Ventanas and Laguna Verde                   35
 Study

TG Chilgener      1989-90  Chilgener   Raytheon Company      Inspection and quality assessment of a                     21
                                                             Gas Turbogenerator

Canutillar        1990     Endesa      Norconsult(1)(2)(3)   Design and inspection of Underwater Lake                   71
                                       International A.S.    piercing and intake for a hydropower plant
                  1993     Endesa      Norconsult(1)(2)(3)   Redesign of the tunnel reinforcements after                65
                                       International A.S.    some problems with their original design
                                                             (10-mile tunnel)

Ortiga Tunnel     1990     Exxon       Norconsult(1)(2)(3)   Design and inspection of the construction                 170
                                       International A.S.    of a tunnel

Conveyor Belts    1992     Chilgener   INA                   Coordination and supervision for erection                  60
 Puerto Ventanas                                             of a conveyor belt system and unloading facility

Mejillones        1993     Babcock     INA                   Rate of Exchange analysis and risk coverage for a          12
 Power Plant               Wilcox                            US$ 90M loan for Edelnor S.A.

Capullo           1993-95  Creo        INA                   Project management of the construction of a               450
                                                             15 MW plant

Pangue            1994-97  Endesa      INA                   Coordination office and local engineering along           389
                                                             the construction of Pangue Power Plant, a project
                                                             of US$ 70M in investments

Pangue            1994-97  Endesa      Norconsult(1)(2)(3)   Coordination of Manufacturers                           2,700
                                       International A.S.

Melon Tunnel      1995     Endesa      Norconsult(1)(2)(3)   Ventilation system study                                   20
                                       International A.S.

Alto Cachapoal    1995     Andrade     Norconsult(1)(2)(3)   Prefeasibility for Tunnel System                           25
                           Gutierrez   International A.S.

Rucue             1995     Colbin S.A. INA                   Basic and detail engineering for power house               70

Ventana           1996     GEC         INA                   Coordination of manufacturers                             160

                                       50

----------
(1) The Company is the exclusive agent for Norconsult in Chile and Mr. Pedro P. Errazuriz had the power of attorney in Chile to execute contracts and sign checks on behalf of Norconsult which he resigned in May of 1996.

(2) When the Company acts as the representative of Norconsult, the commissions paid to the Company range from 4% to 5%.

(3) There are certain projects in which the engineering is performed by INA for which the entire fee is paid directly to the Company.

                                       51


MAJOR REPRESENTATIONS (EXCLUSIVE):

NAME OF COMPANY                             COUNTRY OF ORIGIN                   SECTOR
---------------                             -----------------                   ------
Accusonic, Inc./O.R.E.                      U.S.A.                              Ecology & water treatment
  Intl. Inc.
Berdal Stromme A.S.                         Norway                              Engineering
Consonni S.A.                               Spain                               Energy and electricity
Indar S.A. (AEG License)                    Spain                               Electricity
Kvaerner Energy A.S.                        Norway                              Energy
Kvaerner Turbin A.B.                        Sweden                              Mech. equipment for energy
Linde A.G.                                  Germany                             Mining processor, chemical plants
Norconsult
  International A.S.                        Norway                              Engineering
Trandes S.A.                                Spain                               Electricity
Union Espanola de
  Explosivos                                Spain                               Mining explosives

SELECTED REPRESENTATIONS (NON-EXCLUSIVE):

NAME OF COMPANY                             COUNTRY OF ORIGIN                   NAME OF PROJECT
---------------                             -----------------                   ---------------
ABB-Air Preheater                           U.S.A.                              Ventanas Power Plant
ABB-Sweden                                  Sweden                              Pangue
ABB-Switzerland                             Switzerland                         Curillinque
ABB-Solyvent Ventec                         Spain                               Various mines (Exxon)
AEG                                         Germany                             Pangue
Babcock & Wilcox
 Cranes Division                            Spain                               Ventanas Cranes
Babcock & Wilcox
 Espanola, S.A.                             Spain                               Mejillones Power Plant
Baedeker y Navarro
 (BYNSA)                                    Spain                               Tocopilla Cranes
Combustion Engineering                      U.S.A.                              Chuquicamata
G.E.C. Large Machines                       U.K.                                Guardia Vieja
G.E.C. Mechanical
 Handling                                   U.K.                                Cement Storage and Conveyor
Ingemas                                     Spain                               Ventanas Conveyor System
Marubeni Corp.                              Japan                               Copper Concentrates Distr.
Mitsubishi                                  Japan                               Polpaico
National Drying
Machinery Co.                               U.S.A.                              Invertec
Siemens A.G.                                Germany                             Mejillones Power Plant/Loma Alta
Sumitomo Corp.                              Japan                               Submarine Cables
Westinghouse Electric Company               U.S.A.                              Turbines/Edegel, Peru

STRATEGY FOR EQUITY PARTICIPATION

         Although, both E&A and INA have been profitable for more than the past four years, the ability to expand their businesses and to increase profitability is limited by the nature of their core service businesses, as their activities depend exclusively on the number of bids that are awarded to each of them. Income from these businesses requires that first, new projects are developed; second, appropriate equipment is available to offer to the project at competitive prices; and third and most important, that the businesses are successful in selling the equipment and services. To expand the businesses of E&A and INA the Company through consolidation may require higher fixed costs and less flexibility. Alternatively, increasing the number of employees does not necessarily mean increased sales and profitability to the Company.

         Management believes that by establishing an equity position in certain projects, it will be able to grow a more solid asset base which will provide the Company with the following: (a) steady profitable growth; (b) stabilized cash flow; and (c) the ability to further capitalize on the dynamics of the Chilean economy. There are two emerging areas in which the Company intends to focus: ecology-related projects, specifically in sewage treatment and water supply, both of which are starting to be developed by and through private companies in Chile and projects primarily undertaken by smaller electric utilities. Therefore, in addition to its core business, the Company seeks to raise sufficient capital to establish equity positions in certain projects. See "Use of Proceeds."

WATER SUPPLY AND WASTEWATER TREATMENT FACILITIES

         While Chile has made significant economic gains over the past 10 years in terms of foreign trade, development of electrical utilities and export of agricultural and cellulose products, the efforts of the Chilean government to take actions in the sanitary services and waste water treatment have been slower in coming. The first steps toward waste water treatment commenced in 1987 when the Ministry of Public Works called for bids to clean the Mapocho River Systems (which account for 30% of all the waste water in Santiago), however a number of political stalemates halted development in this area until 1993. It is the announced intent of the Chilean government to privatize the water utility industry. As part of standard bid documents, the purchaser of various water utilities projects will be required to install water treatment facilities or sub-contract to companies, such as the Company, specializing in this area.

         Since 1993, Chile has commenced an ecological-oriented development that includes not only waste water management, but also other areas of pollution control, committing large sums of money, particularly for the mining and oil refinery sector owned by the government. It is estimated that Corporacion del Cobre (Codelco), the state- owned copper mine company which owns Codelco Mining will spend $500 million over five years; Enami, the state- owned minerals refining company, will spend $200 million over five years; and the larger sanitary-related companies such as EMOS, in charge of the water system for Santiago, should spend $500 million to $1 billion over the next 10 years. Additionally, other areas close to Santiago and other major cities, are now starting to develop plans to develop water resources and install wastewater nets and treatment plants. In connection with this growth, the Chilean government has issued Decree Law 351 that regulates the constitutional right of a citizen to live in an environment free of contaminants and in particular, addresses issues concerning potable water.

         Realizing that there appeared to be an emerging business in water purification and treatment due to the Chilean government's announced plans to privatize the water utilities and its initiatives to ensure clean water and air for its citizens, the Company sought relationships with foreign entities that have experience in water purification. Effective January 1993, the Company entered into a representation agreement with Biwater, a major international company engaged in waste water treatment and facilities whose principal office is located in Surrey, England to develop one project in the waste water treatment in the North area of Chile.

         In connection with this Agreement, the Company researched and will continue to research and develop the market in the north of Chile for both its own services and those of Biwater's in Chile. The results of this research concluded that Chile was initially slow to react to its citizen's needs for better sanitary conditions. Additionally, based on its research, the Company believes that an investment of up to $2 billion by both the private and public sector over the next 10 years will be necessary in order to bring the sanitary facilities up to international standards (See discussion above).

BAYESA PROJECT


         Late in 1993, Corporacion de Fomento ("CORFO"), the Chilean agency for the development of the country, decided to commence with three new waste water treatment facility projects which would place the treatment of water and the sale of reclaimed water in the private sector by means of a subcontract through a public entity. In April 1994, CORFO, through Empresa de Servicios Sanitarios de Antofagasta, S.A. ("ESSAN"), a wholly-owned subsidiary of CORFO in charge of the water system for the Province of Antofagasta, called for public bids to construct and manage a waste water treatment facility (the "Bayesa Project"). The Company, on behalf of Bayesa, S.A., a consortium owned by Biwater (90%) and A&E (10%), was the successful bidder for the Bayesa Project. The contract included design, construction and management of the waste water facility, as well as the right to sell reclaimed industrial grade water. During 1995 the Company acquired a 45% interest in A&E, which translates into a 4.5% interest in Bayesa from Invdemco and using a portion of the proceeds ($141,750) the Company has acquired A&E shares from Invdemco for an additional 22.5% interest in A&E, which translates into an additional 2.25% interest in Bayesa The Company may also purchase additional equity in Bayesa from Biwater depending on the cost of the shares compared to other potential projects. See "Use of Proceeds" and "Certain Transactions."


         The agreement dated September 1, 1994, between ESSAN and Bayesa is divided into three separate, although related, segments. The first is the construction of an interceptor of 3.6 miles of waste water recovery pipelines, pumping stations and a treatment plant connected to an emergency sea outfall. During this segment, Bayesa will act as a contractor, performing construction services for ESSAN. Income from ESSAN to Bayesa is based on 150 monthly installments, commencing in January 1995, of approximately $129,000 per month.

         The second part of the contract consists of the operation of the waste water disposal and treatment system. Income from ESSAN to Bayesa will be in fixed monthly installments of approximately $40,000 for a period of 30 years, plus a variable monthly rate based on the amount of treated water of $18.60 per 1,000 cubic meter. The third segment of the contract is the sale of treated (purified) waste water for irrigation and industrial purposes. The Company believes that upon completion of the pipelines and pumping station (estimated to be 14-16 months), Bayesa will be able to sell the industrial and agricultural grade water for $.60 per cubic meter. The drinkable water price is $1.10 per cubic meter.

         Bayesa has signed a letter of intent with the Antofagasta Municipality to provide water to local parks. Additionally, the Chilean Ministry of Agriculture is planning a new farming facility in this area which may purchase a significant amount of the industrial grade water to be produced by the Bayesa Project. However, there can be no assurance that Bayesa will be able to sell all the treated water for farming or industrial purposes that the sewage waste water facility of Antofagasta will be able to provide.

         Additionally, the Company believes that anticipated profits to Bayesa from the sale of reclaimed water may also be significant because of the location of the Bayesa Project in Antofagasta. Antofagasta is a seaside city approximately 1,000 miles north of Santiago. It serves as the beach resort and the port for the Chuquicamata copper mine, currently the world's largest open pit copper mine, and many other large mines located approximately 200 miles to the east in or around the city of Calama. The Antofagasta region is primarily desert and therefore receives very little, if any, precipitation. The region, however, has had significant growth, more than doubling its mining activity and population over the past 10 years, and has an anticipated population growth rate of 3-5% per year. This population growth rate is directly attributable to the increased economic development in the area. In addition to the continual expansion of the Chuquicamata mine, there are now more than three additional copper mines under development, which are anticipated to be similar in size to the Chuquicamata mine.

         While the Chilean government is currently pursuing the implementation of pollution-control technologies in new state-owned and private mining companies to minimize the need for end-of-pipe solutions such as the Bayesa Project, these new technologies are geared to the mines themselves and not to the waste resulting from the cities that may surround these mines. Therefore, the Company believes that there will be a continued population growth that will create an increased need for more water which will be available through the Bayesa Project, and other future waste water and potable water projects on which the Company intends to bid.

         The Bayesa Project will terminate after 30 years of operation as the written agreement between the parties foresees the transfer of all installations to ESSAN for no consideration. The Company took the reversion of the Bayesa Project back to ESSAN into consideration when deciding to take an equity position in the Bayesa Project, and concluded to that it made economic sense to invest in the Bayesa Project because of its potential profitability during the 30-year term of the contract. The Company intends to participate, in a joint venture with Biwater, in bidding for the full property of ESSAN (or a percentage thereof), once the Chilean government and Parliament have determined the method to privatize the sanitary section of the government. The ability of the Company to participate in this bidding process will depend on its future cash flow.

         Bayesa typically will require the services of E&A for future engineering studies and administrative decisions related to the economy of the Bayesa Project, as well as to supply equipment and spare parts for the project. Additionally, Bayesa will require the support of E&A to sell treated water and will pay E&A a commission for these sales. There is no written obligation from Bayesa to continue to use E&A for these services. Nonetheless, because of its position as an equity participant in Bayesa, the Company does not foresee any change in the current oral agreements between Bayesa and E&A. See "Use of Proceeds" and "Certain Transactions."

         IQUIQUE WATER PROJECT - "AGUAS DE IQUIQUE"

         The city of Iquique is located in the middle of a desert area, 1,100 miles north from Santiago. It is a fast growing city due to the copper, gold, Nitrate and Iodine mining projects that have been and are being constructed in the area. Water sources are as far away as 150 miles inland in the Andes Mountains. The Chilean Military owns a property 25 miles away from Iquique. This property contains underground streams that could produce 100 liters per second of water. The military, however, is precluded from any commercial activities.

         The Company is presently in negotiations with the Army to acquire the rights to the underground water. The basis of the potential contract is a concession for 25 years. During that period, the Company will be able to commercialize the water, selling it for housing or industrial purposes. The Company will pay the Army a tariff for each cubic meter sold (around .05 USD/m3). The Company will perform the works and provide the investment needed to carry the water to the consumption centers (digging wells, pumping, eventually treatment, piping).

         The current price of the water in Iquique is around $0.80 USD per cubic meter. Annual production is estimated to be $1,900,000. Net profit to the Company after taxes from this project could be more than $400,000 annually. Additionally, if more water resources are found in the Army's land, the Company intends to negotiate an option to include these sources in the future contract at the same price and conditions.

         The Company is currently in the process of studying the cost of the project in order to determine if it will proceed. If the Company makes a determination to proceed and depending on costs, it intends to seek additional equity partners for this project.

         In addition to those projects referenced above, Chilgener, the second largest electrical generating company in Chile, is developing a strategy to diversify its investments. Among the key areas that it is seeking to diversify into are water treatment, sewage treatment and water supply. In this regard, Chilgener has engaged the Company as a consultant to study various possibilities in this area. The Company has identified the following geographic areas for Chilgener.

         Antofagasta has a population of 250,000 in a desert area 1,000 miles to the north from Santiago. It is the center of the largest copper mining projects in the country and, as a consequence of the very active investments in this field, is growing at rate of 3% to 5% annually. The need for water resources, water supply and distribution and additional sewage treatment is anticipated to be very critical in the next few years and is seen as a significant business opportunity.

         Colina is one of the main suburbs for Santiago. Currently, many first class real estate projects are under development in this area. It is expected that, in 10 years the population will grow to 600,000. Water is currently a limitation and is expected to become a major problem in the near future. The Company has been asked to analyze a water business in this sector for Chilgener and will be interested in participating in that business, if one develops.

         A similar situation has occurred in Temuco, the fastest growing city in Chile. In 1995, the population increase in Temuco was 23% and currently it has around 300,000 inhabitants. Chilgener has requested the Company to investigate, a water supply project that could be developed in that city.

         These studies have recently begun and therefore while the Company would consider a joint venture and equity participation with Chilgener on any of these possibilities, it will require more research and analysis.

         ESSAT (ARICA WATER SUPPLY)

         The city of Arica, Chile's most northern city, has a potential water shortage of between 100 and 200 liters per second. However, the local farmers of the Azapa Valley situated in close proximity to Arica, have between 400 and 600 liters per second of industrial grade water for farming that could be treated by Essat (the local water authority). The Company is organizing a plan to build a treatment plant, negotiate an agreement among the parties and a negotiate a contract with Essat to buy approximately 200 liters per second of potable water from the farmers and replace it with treated water from the city of Arica. Biwater, is expected to participate in this project. The anticipated date of the award is October 31, 1996, and the anticipated date of completion is March 30, 1998. If awarded the bid, the Company would provide engineering services as well as a fee. Additionally, the Company would consider purchasing an equity position in the project, which terms have not been determined. There are no current agreements at this time.


         PROJECTS RELATED TO ELECTRICITY

         EDELAYSEN S.A.

         During 1983, CORFO (the state-owned development corporation) incorporated Empressa Electrica de Aysen, S.A. (Edelaysen) to consolidate various electric grounding and distribution systems located in the south of Chile, into one company. Today, Edelaysen S.A. has a present demand of 9,000 KW and more than 19,000 customers. CORFO intends to sell this utility by public tender on or about August 30, 1996. The Company is currently reviewing various financial and other documents and anticipates that it will render a bid to purchase this utility. There cannot, however, be any assurances that the Company will be the successful bidder.

COMPETITION

         The Company believes that each aspect of its business is competitive and that competition is based not only on price but also on quality of service. The Company's competitors include a number of international companies with local offices in Santiago, Chile, many of which are larger and better capitalized than the Company. While a majority of these larger competitors may bid on the same projects as the Company, and although there can be no assurances that the offers will be competitive, the Company believes that it has and will continue to participate effectively in the bid process.

         Most of the Company's competitors are Chilean based intermediaries with some "local" know-how with respect to the Chilean market, but who do not actively engage in the electric utility, mining and materials handling industries in Chile. More typically, the Company's competitors have local offices which consist of a small administrative and sales staff who, in most cases, are not engineers. To the Company's knowledge, these competitors rely on the engineering expertise of local subcontractors (such as the Company) or on engineers who are not Chilean-based. On the other hand, the Company's staff is comprised of Chilean-based civil and industrial engineers who have an understanding of the intricacies of bid documents, the nuances of Chilean projects, and who have the ability to source local manufacturers to complement the equipment to be purchased from foreign manufacturers, in order to present a competitively priced package. Additionally, the Company's engineers are also its sales force, so the Company is able to provide continued sales and engineering support throughout the entire scope of the project.

         The Company believes it has demonstrated its ability to seek and enter into relationships with those manufacturers whose products are most competitively priced, not only in terms of dollars, but also in terms of overall product efficiency and support for specific projects. Moreover, the Company has been successful in putting together consortiums of manufacturers, whereby it has been able to quote on the large multi-faceted projects. Nonetheless, the Company believes that each area of the new projects and investments in which the Company intends to become involved is highly competitive. Its competitors may be larger, better capitalized, may have more experienced management, and may have greater access to resources which may be deemed necessary to produce a competitive advantage and there can be no assurance that the Company will continue to operate at its current level, enabling it to be profitable.

GOVERNMENT REGULATIONS

         GENERAL

         The Company's business is subject to the full range of governmental regulation and supervision generally applicable to companies engaged in business in Chile, including labor laws, social security laws, public health, environmental laws, securities laws and anti-trust laws.

         ENVIRONMENTAL REGULATIONS

         Bayesa"s agreement with the Municipality of Antofagasta for the Bayesa Project provides that certain water, once treated at the Bayesa Project, will be disposed of in the ocean. In order for the Bayesa Project to discard this water into the ocean, the amount of contaminants remaining must meet the requirements mandated by Chilean environmental laws.

         FOREIGN INVESTMENT LAWS AND REGULATIONS

         The Chilean Constitution establishes that any Chilean or foreigner may freely develop any activity in Chile so long as the activity does not contravene existing laws dealing with public morals, public safety or national security. It also establishes the principle of non-discrimination, thus guaranteeing foreign investors equal protection under Chilean law. Additionally, Chilean law prohibits any discretionary acts by the Chilean government or other entities against the rights of persons or property in derogation of this principle. Foreign investors may transfer capital and net profits abroad. There are no exchange control regulations which restrict the repatriation of the investment or earnings except that the remittance of capital may take place starting a year after the date the funds were brought into the country, but net profits can be remitted at any time. Therefore, equity investments in Chile by persons who are not Chilean residents follow the same rules as investments made by Chilean citizens.

         These principles are the basis for the Foreign Investment Law of 1974 (commonly known as DL 600) by which foreigners are guaranteed to receive equal treatment access to all segments of the economy subject to a limited number of internationally-accepted exceptions. Based on DL 600, the foreign investor and the government sign a legally-binding investment contract which may only be modified by mutual consent. The contract sets forth the current law as it relates to the specific investments by that investor in Chile. Thus, the investor is protected against any subsequent changes in the law which could adversely affect the investor or his investments in Chile. Although the Chilean Government has been successful in keeping this principle in place for the last 21 years, there is little information regarding the unilateral breach of an investment contract by the Government and there can be no assurances that a breach by the Government will not occur in the future or that it would not adversely affect the rights of the Company to do business in Chile. Moreover, while there has been no precedent that political changes had determined changes in these rules, no assurances can be made that such changes will not occur in the future. The Company intends to enter into an investment contract with the Government of Chile on or around the closing of this Offering.

CONTROLS ON FOREIGN INVESTMENTS

         Equity investments in Chile by persons who are not Chilean residents follow the same rules as the investments of the citizens of the country. Foreign investors may transfer abroad capital and net profits that they generate. There are no exchange control regulations which restrict the repatriation of the investment or earnings therefrom except that the remittance of capital may take place starting a year after the date the funds were brought into the country, but net profits can be remitted at any time. Although there has been no precedent that political changes had determined changes in these rules, no assurance can be given that this situation will not occur in the future.

EMPLOYEES

         As of June 15, 1996, the Company employed 18 full-time employees, nine of whom are managers/engineers and nine of whom are administrative staff. Employees of the Company are not represented by labor unions. The Company considers its relationship with its employees to be good.

PROPERTIES

         The Company leases a 3,300 square foot office in Santiago, Chile pursuant to a month-to-month lease at a monthly rate of $4,351.20 per month.


         The Company currently owns a house located near Villarrica in the south of Chile situated on approximately 13.5 acres. the Villarrica Property. As of March 31, 1996, the book value of the 13.5 acre Villarrica Property was $1,212,063 and had outstanding mortgages of $765,000. Subsequent to the offering, the Company paid the outstanding mortgage on the property ($765,000) and received a Promissory Note in the amount of $606,031 for the balance of the property carrying value. See "Use of Proceeds" and "Certain Transactions."


         The Company, through INA, also owns a farm located in Villarrica consisting of two lots of an aggregate of approximately 107.75 acres. The farm is used as a guarantee for bank loans and other financing operations.

LEGAL PROCEEDINGS

         The Company is not a party to any pending litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The directors and executive officers of ADC are as follows:

NAME                        AGE     POSITION
----                        ---     --------

Pedro Pablo Errazuriz       59      President/Chief Executive Officer/Chairman
                                    of the Board

Jose Luis Yrarrazaval       56      Chief Financial
                                    Officer/Treasurer/Secretary/Director

Alberto Coddou              57      Director

Sergio Jimenez              60      Director

Claude Mermier              60      Director

         PEDRO PABLO ERRAZURIZ has served as Chief Executive Officer and Chairman of the Board of Directors of Andean Development Corporation ("ADC") since October 19, 1994, and its President since January 11, 1995. He has also served as the President and sole Director of Andean Export Corporation since February 9, 1995. Mr. Errazuriz founded Ingenieria Norconsult Andina, the predecessor company of INA in 1986 as a continuation of his activities in the sales of equipment, project management and procurement for electricity generation projects and has served as its president since its inception and through March 20, 1995. In 1991, Mr. Errazuriz founded E&A and served as its president since its inception through March 20, 1995. Mr. Errazuriz has also served as Chairman of the Board of Kvaerner Chile S.A., a subsidiary of Kvaerner A.S., a Norwegian-based manufacturer of electrical and mechanical equipment) since 1992 and as the exclusive agent for Kvaerner Turbin A.B. (Sweden) since 1994. Since 1986, Mr. Errazuriz has acted as an exclusive agent in Chile for Norconsult. Mr. Errazuriz is a civil engineer, having received his engineering degree from the Catholic University of Chile in 1959.

         JOSE LUIS YRARRAZAVAL has been a member of the Board of Directors of ADC since March 20, 1995 and its Chief Financial Officer, Treasurer and Secretary since March 20, 1995. He also serves as Chief Executive Officer and a Director of INA and Chief Financial Officer, Treasurer, Secretary and a Director of E&A since March 20, 1995. Since November 1993, Mr. Yrarrazaval has served as the general manager of both E&A and INA, which responsibilities include all financial matters and personnel management. From April 1988 through October 1993, Mr. Yrarrazaval served as the project manager for INA, supervising the projects of INA. From 1973 through 1988, Mr. Yrarrazaval was a partner and technical manager of a construction company, including the construction of industrial plants, buildings, and housing developments. He also acted as supervisor in the construction of agro-industrial and cold storage plants. Mr. Yrarrazaval has a Civil Engineering and Construction Degree from the State Technical University in Santiago, Chile.

         ALBERTO CODDOU has served as a member of the Board of Directors of the Company since March 20, 1995, and as a member of the Board of Directors of E&A since March 20, 1995. Mr. Coddou has been a partner with the law firm of Figueroa & Coddou in Santiago, Chile since 1965. He has also been an Assistant Professor of Law at the University of Chile, School of Law from 1959 through 1982. In May 1995, Mr. Coddou was appointed Chairman of the Board and Legal Representative of Consorio Periodistico de Chile S.A., the owners and editors of a Chilean newspaper called La Epoca.

         SERGIO JIMENEZ has served on the Board of Directors of ADC since March 20, 1995. As of June 1995, Mr. Jimenez has been appointed as a member of the Board of ENAP (Empresa Nacional del Petroleo) the Chilean oil company owned by the government. Mr. Jimenez served as President of Edelnor S.A. from March 1990 to March 1994. Edelnor, which generates and transmits electricity in the northern regions of Chile, was a subsidiary of CORFO, the holding company of Chilean state-owned companies before it was privatized in 1994. From 1990 through 1992, Mr.

Jimenez was President and Chief Executive Officer of Metro S.A., also a subsidiary of CORFO, which operates the Santiago subway system. Mr. Jimenez is also a partner and Managing Director of Consultora Jimenez y Zanartu Limitada, which consults on engineering projects for segments of the Chilean government related to public works. Mr. Jimenez is a civil engineer, having received his degree from the University of Chile, in Santiago and has a post graduate degree in project evaluation from the University of Chile.

         CLAUDE MERMIER has served on the Board of Directors of ADC since March 20, 1995. Mr. Mermier has served as the Chairman of the Board of INA since March 20, 1995. Mr. Mermier has also served as Chairman of Igenor Ingenierie & Gestion S.A., a principal shareholder of the Company, since its inception in March 1992. Since 1979, Mr. Mermier has been the President of Compagnie Financiere pour le Commerce Exterieur S.A., a Swiss company involved in property development throughout Europe.

         Directors are elected at the Company's annual meeting of shareholders and serve for one year or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. All of the Company's executive officers are full-time employees of the Company. The Company intends to pay non-employee directors a fee of $1,000 per meeting attended, and will reimburse all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors. The Company intends to purchase directors and officers insurance to the extent that it is available and cost effective to do so.

         The Company has agreed that after the effective date of this Prospectus, the Representative may designate a person to attend meetings of the Board of Directors. The Company may elect additional Board Members following the completion of this Offering.

         Upon completion of this Offering, the Company will establish separate audit and compensation committees consisting of at least two independent directors.

DIRECTORS AND OFFICERS OF THE SUBSIDIARIES

         JUAN ANDRES ERRAZURIZ, age 28, has been a member of the Board of Directors of INA since March 20, 1995, and its Treasurer and Secretary since March 20, 1995. He has served as a member of the board of directors of Inversiones Tiempo Libre S.A. (ITL) since March 1995, the company which presently owns the Macul Project. Mr. Errazuriz joined INA in October 1993 as Development Manager and as a coordinator between the different areas and activities. Before joining the Company, Mr. Errazuriz worked as a manager of Chile's largest pulp and paper company (CMPC), executing feasibility and market studies for the company's projects from May 1992 through September 1993. He has prepared economic and financial feasibility studies for several companies in Chile and in Spain. From July 1991 through May 1992, Mr. Errazuriz was employed by Proyectos y Equipos, S.A., an affiliate of the Company as its marketing and strategy director. Mr. Errazuriz graduated from Catholic University of Chile in 1991, with a Civil Engineering Degree, specializing in industrial engineering systems, administration and finance.

         BERTA DOMINGUEZ, age 57, has served as the Chairman of the Board of E&A since 1988 and its Chief Executive Officer since March 20, 1995. Mrs. Dominguez has served as a Director of Errazuriz y Asociados Arquitectos Limitada, one of the principal shareholder of the Company since 1990.

         Mr. Juan Andres Errazuriz is the son of Mr. Pedro P. Errazuriz, the Chief Executive Officer, President, and Chairman of the Board of the Company and Mrs. Berta Dominguez, the Chairman of the Board and CEO of E&A. Mrs. Berta Dominguez is the wife of Mr. Pedro P. Errazuriz and the mother of Juan Andres Errazuriz.

KEY EMPLOYEES

         GONZALO CORDUA, age 36, has been operations vice president in charge of all new projects undertaken by INA since July 1993. Since March 1995, he has served as president of Inversiones Tiempo Libre S.A. (ITL), the company which presently owns the Macul Project. From December of 1992 through July 1993, Mr. Cordua was manager for industrial cooperation of Fundacion Empresarial Communidad Europea-Chile ("FECEC"), where his duties included the company's services to European business in Chile and to Chilean business in Europe. From August 1991 through November 1992, Mr. Cordua worked as an expert for FECEC in industrial cooperation as part of the team in charge of designing and implementing the project. From June 1990 through July 1991, he worked for the Agencia de Cooperacion Internacional as an expert in industrial cooperation where he was in charge of cooperation and development programs for the Chilean productive sectors. From August 1988 through May 1990, Mr. Cordua was employed as a project manager for INA. Mr. Cordua received his B.S. in Civil Engineering from the University of Chile, his M.S. in Civil Engineering from the University of California at Berkeley, his Masters of Engineering in Water Resources Management from the University of California at Berkeley and a degree in Business Administration from the Fonds Leon A. Bekaert, Brussels, Belgium.

         JUAN PHILLIPS, age 51, has been Technical Vice President and manager of engineering department of E&A. His duties have included project director of the Capullo Hydroelectric Power Generating Plant as well as procurement of equipment for that project. He also organized the liaison office for the Pangue Hydropower Plant equipment supply. From 1986 through 1989, Mr. Phillips was project manager for INA. Mr. Phillips received his degree in Civil Engineering from the Catholic University in Santiago, Chile.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS


         The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each executive officer whose compensation exceeded 60,000 for the years ended 1996. The Company did not grant any stock options, restricted stock awards or stock appreciation rights or make any long-term incentive plan payments during 1995 and 1994.

                                            SUMMARY COMPENSATION TABLE
                                                                                          OTHER ANNUAL
NAME AND PRINCIPAL POSITION               YEAR         SALARY($)(1)(2)     BONUS ($)      COMPENSATION($)
---------------------------               ----         ---------------     ---------      ---------------
Pedro P. Errazuriz                        1996         $51,475(3)          $96,000           $73,016(7)
  Chief Executive Officer                 1995         $97,801(3)          $92,000           $79,104(4)
  President, Chairman                     1994         $90,000             $78,481(5),       $92,112(3)


Jose L. Yrarrazaval                       1996         $37,419(3)          $35,000           $67,898(8)
  Chief Financial Officer/                1995         $56,886(3)          $30,000           $17,700(6)
  Treasurer/Secretary/Director            1994         $58,077(3)          $30,000           $17,700(6)


Juan Andres Errazuriz                     1996         $34,343             None              $14,437(8)
                                          1995         $48,000(3)          $12,000           None
Gonzalo Cordua Hoffman                    1995         $48,000(3)          $16,000           None

                                       61


Juan Phillips Davila                      1995         $48,000(3)          $16,000           None

----------
(1) Payment of the compensation to the persons set forth above was apportioned among the following subsidiaries and affiliated companies as follows: E&A - 35%; INA 25%; Electromecanica Osorno S.A. - 20%, a Chilean corporation currently owned by Errazuriz y Asociados Arquitectos Ltda. ("EAA") and by Igenor, Ingenierie et Gestion, S.A. ("Igenor"), each principal shareholders of the Company; and Proyectos y Equipos, S.A. a Chilean corporation owned by EAA, Igenor, and a family member of Mr. Pedro
      P. Errazuriz, the Chief Executive Officer, President and Chairman of the Board of ADC. See "Principal Shareholders." The proportions established as compensation to be paid by the different companies was arbitrarily determined, intended to minimize tax payments and to indicate the involvement of the Company's executives in all related companies. Upon the closing of this Offering, the Company's management will be employed by ADC.

(2) The gross salary includes social security and retirement benefits. Social Security in Chile was established as a private system, that requires all companies to retain 20% of the gross salaries of its employees which is used to pay both Administrators of Pension Funds Companies
      ("AFP") and Institutions of Previsional Health ("ISAPRE").

         The allocation of this 20% to each service is as follows:

         (a) 10% to the AFP: This amount is deposited in an individual interest-bearing account of each employee to cover their retirement. In Chile, the age of retirement is 60 years in case of women and 65 years for men.

         (b) 3% to the AFP: This amount covers any partial or permanent disability and, in the case of death, will provide a monthly amount to the deceased's spouse. The amount paid corresponds to 70% of an employee's average salary, based upon the last 10 years of the employee's life.

         Both items (a) and (b) are limited to approximately $1,700 per month.

         (c) 7% to the ISAPRE: This amount covers medical fees, hospitalization and clinical examinations, although in many instances it may be necessary to pay additional costs for health care.

         Chilean law requires the payment of one month salary for each year worked by the employee when he is dismissed. When the employee terminates his or her employment, no compensation is legally required.

(3)      Paid in full from the Company to the employee.

(4) Includes an annual allowance of $15,000 for automobile costs and maintenance; an annual housing/vacation allowance of $10,500; $7,200 for domestic employees; and $46,404, based upon a percentage of profit of the Company. This profit percentage was based on 2% of the total net profits of all related companies for 1995, calculated to Chilean accounting standards. In the future, all accounting standards will be pursuant to U.S. GAAP.

(5) Includes an annual allowance of $15,000 for automobile costs and maintenance; an annual housing/vacation allowance of $10,500; $7,200 for domestic employees and $45,781 based upon a percentage of profit of the Company for 1994.

(6)      Includes $15,000 car allowance.

(7) Includes an annual allowance for automobile costs and maintenance and an annual housing/vacation allowance.

(8)      Includes an annual allowance for automobile costs and maintenance.

EMPLOYMENT AGREEMENTS

         On March 15, 1996, the Company entered into employment agreements with Messrs. Pedro P. Errazuriz, Jose Luis Yrarrazaval, Juan Phillips and Gonzalo Cordua. Each of the employment contracts are for one year. The salaries and social security benefits will not be less than those for fiscal year 1995, which shall be determined by the Company's Board of Directors. Additionally, these individuals will also be entitled to a bonus, as determined by the Company's Board of Directors.

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLANS

         Under the Company's Stock Option Plan (the "Stock Option Plan") and Directors Stock Option Plan (the "Directors Plan"), 175,000 shares of Common Stock and 75,000 shares of Common Stock, respectively, are reserved for issuance upon exercise of options. The Plans are designed to serve as an incentive for retaining qualified and competent employees and directors. Both the Stock Option Plan and the Directors Plan apply to Andean Development Corporation and each of its subsidiaries. No options have been issued under the Plans.

         The Company's Board of Directors, or a committee thereof, administers and interprets the Stock Option Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The Stock Option Plan provides for the granting of "incentive stock options" (as defined in Section 422 of the Internal Revenue Code), non-statutory stock options and "reload options." Options may be granted under the Stock Option Plan on such terms and at such prices as determined by the Board, or a committee thereof, except that in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares covered by incentive stock options granted under the Plans that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

         The purchase price for any option under the Stock Option Plan may be paid in cash, in shares of Common Stock or such other consideration that is acceptable to the Board of Directors or the committee thereof. If the exercise price is paid in whole or in part in Common Stock, such exercise may result in the issuance of additional options, known as "reload options," for the same number of shares of Common Stock surrendered upon the exercise of the underlying option. The reload option would be generally subject to the same provisions and restrictions set forth in the Stock Option Plan as the underlying option except as varied by the Board of Directors or the committee thereof. A reload option enables the optionee to ultimately own the same number of shares as the optionee would have owned if the optionee had exercised all options for cash.

         Only non-employee directors are eligible to receive options under the Directors Plan. The Directors Plan provides for an automatic grant of an option to purchase 3,000 shares of Common Stock upon a person's election as a director of the Company and an automatic grant of an option to purchase 3,000 shares of Common Stock at each annual meeting through which a director's term continues. Upon consummation of this Offering, the Company will grant to each of Messrs. Coddou and Mermier options to purchase an aggregate of 6,000 shares of Common Stock under the Directors Plan at an exercise price equal to the initial public offering price of the Common Stock offered hereby.

         Options granted under the Stock Option Plan will be exercisable after the period or periods specified in the option agreement, and options granted under the Directors Plan are exercisable immediately. Options granted under the Plans are not exercisable after the expiration of five years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. The Plans also authorize the Company to make loans to optionees to enable them to exercise their options.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. See "Principal Shareholders" for a listing of the shareholders of EAA and Igenor.

                              CERTAIN TRANSACTIONS


         During 1995 the Company acquired a 45% interest in A&E, which translates into a 4.5% interest in Bayesa from an affiliate of the Company, Invdemco, a Chilean investment company. The Company has purchased an additional 22.5% interest in A&E from A&E shares held by Invdemco, which translates into an additional 2.25% interest in the Bayesa Project for $141,750. The shareholders of Invdemco are Mr. Pedro P. Errazuriz (50%), President, CEO, and Chairman of the Board of ADC; Mr. Errazuriz' wife (45%), Berta Dominguez; and Berta Errazuriz (5%), a daughter of Mr. Errazuriz and Mrs. Dominguez. See "Use of Proceeds" and "Business - Strategy for Equity Participation - the Bayesa Project." A&E, as of the date of the closing of this Offering, will own 10% of Bayesa. Biwater, a major international company engaged in waste water treatment and facilities, owns 90%. The purchase price for Invdemco's interest in the Bayesa Project is based upon a valuation of the Invdemco stock prepared by an independent consultant, Ingesis Ltd. and was based upon the projected revenues from the Bayesa Project. As of the date of this Prospectus, the Company has not entered into any agreements with respect to acquiring equity interests on projects other than the Bayesa Project. The Company, pending completion of its research and due diligence, intends to enter into formal negotiations in other ecology-oriented and electrical utility projects in Chile, leading to formal agreements.

         At the closing of this Offering, the Company will sell to Invdemco a non-performing asset of the Company consisting of a house located near Villarrica, Chile in the south of Chile, situated on approximately 13.5 acres (the "Villarrica Property"). The Villarrica Property which is carried at a cost of approximately $1,212,063 on the financial statements of the Company at March 31, 1996, was subject to mortgages totalling approximately $663,045. However, the Villarrica Property is used as a guarantee for payment of certain loans (similar to revolving or preferred line of credit or a home equity loan) and as of the closing of this Offering, it is estimated that the outstanding mortgages on the Villarrica Property will be approximately $700,000. Subsequent to the offering, the Company paid the outstanding mortgage on the property ($765,000) and received a Promissory Note in the amount of $606,031 for the balance of the property carrying value. See "Use of Proceeds" and "Financial Statements."


         Invdemco will pay $606,031.50, (50% of the purchase price) of the Villarrica Property in cash at closing with the balance being paid in four annual installments of principal together with interest at the rate of 8-1/2% on the unpaid balance.

         EAA and Igenor, the principal shareholders of the Company, also own, in the aggregate, controlling interests in Proyectos y Equipos S.A. and Electromecanica Osorno S.A., two Chilean corporations which specialize in the sale of air compressors and ventilators and related products and small electrical equipment, respectively. The Company, from time to time, intends to enter into agreements with these companies to perform certain services, based upon competitive bids received from these companies.

         Mr. Pedro P. Errazuriz, the President, Chief Executive Officer and Chairman of the Board of Directors of ADC, also owns a 57% interest in Consonni, S.A., of Spain. Consonni manufactures and sells electronic controls and switchgear. The Company currently is the exclusive representative of Consonni in Chile.

         All transactions between the Company and its officers, shareholders and each of their affiliated companies have been made on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company intends to handle transactions of a similar nature on terms no less favorable to the Company than those available from unaffiliated parties.

         Igenor Ingenierie et Gestion, S.A., a swiss corporation, and Errazuriz y Asociados Arquitectos, Limitada, a Chilean limited partnership, are shareholders of the Company. See "Principal Shareholders".

         Invdemco, a Chilean investment company, is involved in transactions relating to the Bayesa Project and the Villarrica Property. See "Business - Bayesa Project and Properties."

         Inversiones Tiempo Libre, S.A. was a Corporation organized for the Macul Project. The Company sold the balance of its ownership. See "Management Discussion and Analysis of Financial Condition - Results of Operations and Liquidity and Capital Resources."

         Norconsult has provided engineering, consulting and project services is conjunction with the Company. See "Business - Core Business."

         Mr Pedro P. Errazuriz was on the Board of Directors and had power of attorney for Kvaerner Chile, S.A. and Kvaerner Hydro, Agencia de Kvaerner Turbin Aguas y Ecologia, S.A., corporations involved in the manufacturing and selling of electrical materials. Mr. Errazuriz has resigned from the Board of Directors and has relinquished his power of attorney.

         Biwater is represented by the Company is various transactions and is involved in transactions relating to the Bayesa Project. See "Business - Bayesa Project and Strategy for Equity Participation."

         Tacora was previously represented by Mr. Pedro P. Errazuriz in a business relation with a French company with mining interests in Chile. They are no longer related to the Company.

                                BRIDGE FINANCING


         During April 1996, the Company borrowed $65,000 from LeNoble and Associates and First Capitol Resources, Inc. (the "Lenders") , the proceeds of which were used to pay certain expenses of this offering. The loan, which bears interest at the rate of 8-1/2% per annum, will be due at the earlier of January 15, 1997 or the effective date of this offering. In connection with the loan, the Lenders have also received warrants (the "Bridge Warrants") to purchase 21,000 shares of the Company's Common Stock at $1.66, 1/3 of the initial offering price. While the Company has granted certain registration rights, the Lenders have agreed that the shares underlying the warrants cannot be publicly sold until six months from the effective date of this Offering.

CHANGE AS TO: (A) THE REDISTRIBUTION OF SHARES AND (B) NOTE 2, ALLOW FOR THE EXERCISE OF THE OVER-ALLOTMENT

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the Company's common stock beneficially owned as of the date of this Prospectus (i) by each person who is known by the Company to own beneficially 5% or more of the Company's common stock; (ii) by each of the Company's directors; and (iii) by all executive officers and directors as a group. As of the date of this Prospectus, there were 1,500,100 shares of Common Stock outstanding, after giving effect to the Reorganization, which will be effective as of the date of closing of this Offering. See "Certain Transactions." The number of shares discussed below are all Common Stock. See "Description of Securities."

                                                    NUMBER OF SHARES                   PERCENTAGE
                                                    OF COMMON STOCK          -------------------------------
NAME AND ADDRESS OF                                BENEFICIALLY OWNED         BEFORE              AFTER(2)(3)
BENEFICIAL OWNER(1)                                  BEFORE OFFERING         OFFERING              OFFERING
-------------------                                ------------------        --------            -----------
IGENOR, INGENIERIE
ET GESTION, S.A.,
a Swiss corporation(4)(5)                               900,000                 60%                 33.6%

ERRAZURIZ Y ASOCIADOS
ARQUITECTOS, LIMITADA,
a Chilean limited partnership(6)                        600,000                 40%                 22.4%

PEDRO P. ERRAZURIZ(7)
President, CEO and Director                             450,100                 30%                 16.8%

BERTA DOMINGUEZ(8)                                      791,250                 52.8%               29.5%

CLAUDE MERMIER(4)(9)
Director                                                  2,250                (10)                (10)

SERGIO JIMENEZ
Director                                                    -0-                -0-                  -0-

ALBERTO CODDOU(11)
Director                                                    -0-                -0-                  -0-

All executive officers and directors
as a group (5 persons)(12)                              452,350                30.2%                16.9%

----------
(1) Unless otherwise indicated, the address of the following is Los Conquistadores 1700, Piso 21, Santiago, Chile.

(2 Assumes no exercise of the Representative's over-allotment option, (see "Underwriting") or options issued to Bridge Financing lenders.

(3)  Does not give effect to the exercise of Warrants into shares of Common
     Stock.

(4) The address is c/o Etude Montavon-Mermier, 22, rue Etienne Dumont, 1211 Geneve 3, Switzerland.

(5) The shareholders are Mr. Pedro P. Errazuriz (50%), the President, Chief Executive Officer and Chairman of the Board of ADC; Ms. Berta Dominguez (49.25%), the wife of Mr. Errazuriz and the Chairman, Chief Executive Officer and director of E&A; Mr. Pedro Pablo Errazuriz, a son of Mr. Errazuriz and his wife; Mr. Claude Mermier (.25%), a director of Andean Development Corporation; and Pierre Yves Montavon (.25%), an unrelated third party.

                                       68

(6) The partners are Ms. Berta Dominguez (58%), and the six children of Mr. Pedro P. Errazuriz and Ms. Dominguez, who each owns a 7% interest and who are (i) Pedro Pablo Errazuriz Dominguez, (ii) Berta Errazuriz Dominguez, (iii) Magdalena Errazuriz Dominguez, (iv) Juan Andres Errazuriz Dominguez, (v) Felipe Errazuriz Dominguez, and (vi) Arturo Errazuriz Dominguez.

(7)  Includes shares of Common Stock owned by Igenor, Ingenierie et
     Gestion, S.A. of which Mr. Errazuriz owns 50% of the outstanding equity and 100 shares of Common Stock were issued to him on October 19, 1994.

(8) Mrs. Dominguez owns 49.25% of Igenor, Ingenierie et Gestion, S.A. and 58% interest in Errazuriz y Asociados Arquitectos, Ltda. She is the wife of Mr. Errazuriz, the President, CEO and Chairman of ADC.

(9)  M. Mermier owns a 0.25% interest in Igenor, Ingenierie et Gestion, S.A.

(10) Less than 1%.

(11) The address is Santa Lucia 280-OF, 12 Santiago, Chile.

(12) All of these shares are held indirectly through either Igenor, Ingenierie et Gestion, S.A. and/or Errazuriz y Asociados Arquitectos, Ltda.(5)

         After giving effect to the Reorganization, all but one share of the outstanding stock of each of these subsidiaries will be held by ADC. The remaining one share of INA will be owned by E&A; the remaining one share of E&A will be owned by INA and thus there will be, at all times, at least two different entities having an ownership interest in E&A and in INA, a condition for Chilean corporations, which requires that a corporation have at least two different shareholders at any given time.

                            DESCRIPTION OF SECURITIES


         The Company is currently authorized to issue up to 20,000,000 shares of Common Stock, par value $.0001, of which 2,820,100 shares were outstanding as of as of the date of this Amendment, after giving effect to the Reorganization, which will be effective as of the closing of this Offering. The Company has also reserved up to 250,000 shares of Common Stock pursuant to its Stock Option Plan and Directors Plan.


COMMON STOCK

         Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders and do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any directors. Following the Offering made hereby, the Company's management will own or have the ability to vote 1,500,100 shares or approximately 55.5% of the outstanding Common Stock (without giving effect to the exercise of the Representative's Over-Allotment Option, the Representative's Purchase Warrants, the Warrants or the Bridge Warrants). The Bylaws of the Company require that only a majority of the issued and outstanding shares of common stock of the Company need be represented to constitute a quorum and to transact business at a shareholders' meeting.

         Holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. ADC has never paid dividends on its common stock since its inception on October 19, 1994; however, both INA and E&A paid dividends to their shareholders during 1993, 1994 and 1995 of (an aggregate of) $835,737, $866,256 and $300,000, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements."

         Upon liquidation, dissolution or winding up of the Company, after payment of creditors and holders of any senior securities of the Company, as applicable, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, upon completion of this Offering, fully paid and non-assessable.

WARRANTS

         The Warrants will be issued in registered form pursuant to an agreement dated the date of this Prospectus (the "Warrant Agreement"), between the Company and American Stock Transfer and Trust Company as Warrant Agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing the Warrants which form a part of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         Each of the Warrants entitles the registered holder to purchase one share of Common Stock. The Warrants are exercisable at a price of $5.00 (which exercise price has been arbitrarily determined by the Company and the Representative) subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

         The Warrants may be exercised at any time and continuing thereafter until the close of five years from the date hereof, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

         Warrant holders do not have any voting or any other rights as shareholders of the Company. The Company has the right at any time from the date hereof to redeem the Warrants, at a price of $.05 per Warrant, by written notice to the registered holders thereof, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. The Company may exercise this right only if the closing bid price for the Common Stock for twenty-one (21) trading days during a thirty (30) consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is given, equals or exceeds $10.00,per share subject to adjustment. If the Company exercises its right to call Warrants for redemption, such Warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of Warrants of record at least thirty (30) days, but not more than sixty (60) days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative.

         The Warrant Agreement permits the Company and the Warrant Agent without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that the Company and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Warrant holder. The Company and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the Warrants then outstanding; however no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the Warrants without the consent of each Warrant holder affected thereby.

         In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of Common Stock underlying the Warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Warrants prior to the exercise of such Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Securities Act of 1933, as amended. See "Risk Factors - Necessity to Maintain Current Prospectus" and "State Blue Sky Registration Required to Exercise Warrants."

CERTAIN FLORIDA LEGISLATION

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of a corporation's disinterested shareholders. The provisions of the "Control Share Act" apply to the Company. The Florida Affiliated Transactions Act generally requires super majority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). The provisions of the Florida Affiliated Transactions Act do not apply to the Company as it has opted out of the provisions of the Affiliated Transactions Act. Florida law and the Company's Articles of Incorporation and Bylaws also authorize the Company to indemnify the Company's directors, officers, employees and agents. In addition, the Company's Articles and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

         Certain provisions of the Articles of Incorporation and Bylaws of the Company summarized in the following paragraphs will become operative upon the closing of the Offering and may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. The following provisions may not be amended in the Company's Articles or Bylaws without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock. Such provisions could: (1) result in the Company being less attractive to a potential acquiror;
(2) result in shareholders receiving less for their shares in the event of a take-over attempt.

         SPECIAL MEETING OF SHAREHOLDERS.

         The Articles and Bylaws provide that special meetings of shareholders of the Company may be called only by a majority of the Board of Directors, the Company's Chief Executive Officer or holders of not less than ten percent (10%) of the Company's outstanding voting stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock and Warrants is American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this Offering, the Company will have 2,700,100 shares of Common Stock outstanding (2,820,100 shares if the Representatives' Over-Allotment Option is exercised in full but without giving effect to the exercise of the Warrants) of which 1,500,100 shares of Common Stock outstanding are restricted securities as such term is defined under the Securities Act of 1933, as amended.

         Of the shares of Common Stock, 1,200,000 shares sold in this Offering (1,320,000 if the Representative's Over-Allotment Option is exercised in full) will be freely tradeable without restriction or further registration under the Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which shares will be subject to the resale limitations of Rule 144 under the Act. An additional 1,200,000 shares of Common Stock have been registered (1,320,000 if the Representative's Over- Allotment Option is exercised in full) and reserved for issuance upon exercise of the Warrants.


         In general, Rule 144, promulgated under the Securities Act of 1933, as amended, permits a shareholder of the Company who has beneficially owned restricted shares of Common Stock for at least one year (effective as of April 29, 1997 pursuant to the changes to Rule 230.144 and 230.145) to sell without registration, within a three-month period, such number of shares not exceeding the greater of one percent of the then outstanding shares of Common Stock or, generally, the average weekly trading volume during the four calendar weeks preceding the sale, assuming compliance by the Company with certain reporting requirements of Rule 144. Furthermore, if the restricted shares of Common Stock are held for at least two years (effective as of April 29, 1997 pursuant to the changes to Rule 230.144 and 230.145) by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal shareholder of the Company during the three month period prior to resale), such restricted shares can be sold without any volume limitation. Since the Company was not organized until October 1994, as of the date hereof none of the Company's Common Stock currently outstanding would have been deemed held for at least two years and will be eligible for sale upon consummation of this Offering, subject to the volume limitations and other restrictions of Rule 144. Any sales of shares by shareholders pursuant to Rule 144 may have a depressive effect on the price of the Company's Common Stock.


         Notwithstanding the foregoing, all of the Company's holders of Common Stock prior to the closing of this Offering (including shareholders of E&A and INA who will exchange their shares of INA and E&A for shares of ADC as of the closing of this Offering) have agreed not to, directly or indirectly, offer to sell, contract to sell, sell, transfer, assign, encumber, grant an option to purchase or otherwise dispose of any beneficial interest in such securities for a period of 24 months from the date hereof without the prior written consent of the Company and the Underwriter. An appropriate legend referring to these restrictions will be marked on the face of the certificates representing all such securities.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, for whom Barron Chase Securities, Inc. is acting as Representative, have severally agreed to purchase from the Company an aggregate of 1,200,000 Shares of Common Stock ("Shares") and 1,200,000 Warrants (collectively the "Securities"). The number of Shares and Warrants which each Underwriter has agreed to purchase is set forth opposite its name.

                                                   NUMBER OF        NUMBER OF
         NAME                                        SHARES         WARRANTS
         ----                                      ---------        ---------

Barron Chase Securities, Inc............           1,020,000        1,200,000
First London Securities Corp............             180,000               --

                                                   ---------        ---------
                  TOTAL                            1,200,000        1,200,000
                                                   =========        =========

         The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all Securities offered by this Prospectus, if any are purchased.

         The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities offered hereby to the public at the offering price set forth on the cover page of this Prospectus. The Representative has advised the Company that the Underwriters propose to offer the Securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow a concession, in their discretion, to certain dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD Conduct Rules. Such concessions shall not exceed the amount of the underwriting discount that the Underwriters are to receive.


         The Company has granted to the Representative options, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 120,000 Shares and an additional 120,000 Warrants at the public offering price less the underwriting discount set forth on the cover page of this Prospectus (the "Over-Allotment Option"). The Representative has exercised this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.


         Officers and directors of the Company may introduce the Representative to persons to consider this offering and purchase Securities either through the Representative, other Underwriters, or through participating dealers. In this connection, officers and directors will not receive any commissions or any other compensation.

         The Company has agreed to pay the Representative a commission of ten percent (10%) of the gross proceeds of the offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Over- Allotment Option, if exercised. In addition, the Company has agreed to pay to the Representative a non-accountable expense allowance of three percent (3%) of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the Over-Allotment Option. The Representative's expenses in excess of the non-accountable expense allowance will be paid by the Representative. To the extent that the expenses of the Representative is less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts to exceed five percent (5%) of the total number of Securities offered by the Company hereby.

         The Company has agreed to engage the Representative as a financial advisor for a period of three (3) years from the consummation of this Offering, at a fee of $108,000, all of which is payable to the Representative on the closing date. Pursuant to the terms of a financial advisory agreement, the Representative has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise.

         Prior to the Offering, there has been no public market for the Shares of Common Stock or Warrants of the Company. Consequently, the initial public offering price for the Securities, and the terms of the Warrants (including the exercise price of the Warrants), have been determined by negotiation between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of the offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criterion of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares and/or Warrants will develop after the close of the Public Offering, or if a public market in fact develops, that such public market will be sustained, or that the Shares and/or Warrants can be resold at any time at the offering or any other price. See "Risk Factors."

         At the closing of the Offering, the Company will issue to the Representative and/or persons related to the Representative, for nominal consideration, Common Stock Representative Warrants and Warrant Representative Warrants (the "Representative's Warrants") to purchase up to 120,000 Shares and 120,000 Warrants ("Underlying Warrants"). The Representative's Warrants will be exercisable for a five year period commencing on the date of this Prospectus. The initial exercise price of each Common Stock Representative Warrant shall be $7.50 per share (150% of the public offering price). The initial exercise price of each Warrant Representative Warrant shall be $.1875 per Underlying Warrant (150% of the public offering price). Each Underlying Warrant will be exercisable for a five (5) year period commencing on the date of this Prospectus to purchase one Share of Common Stock at an exercise price of $7.50 per share of Common Stock. The Representative's Warrants will not be transferable for one year from the date of this Prospectus, except (i) to officers of the Representative, other Underwriters, and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

         The Representative's Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Representative's Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative's Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative's Warrants will have the same dilutive effect on the interests of the Company's shareholders as will a cash exercise. The Representative's Warrants do not entitle the holders thereof to any rights as a shareholder of the Company until such Representative's Warrants are exercised and shares of Common Stock are purchased thereunder.

         The Representative's Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the date of this Prospectus, to include in such registration statement or offering statement the Representative's Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Representative's Warrants and Registrable Securities during the period commencing one year from the date of this Prospectus and expiring four years thereafter, the Company will, under certain circumstances, register the Representative's Warrants and/or any of the securities issuable upon their exercise.

         The Company has also agreed that if the Company participates in any merger, consolidation or other such transactions which the Representative has brought to the Company during a period of five years after the closing of this offering, and which is consummated after the closing of this offering (including an acquisition of assets or stock for which it pays, in whole or in part, with Shares or other securities), or if the Company retains the services of the Representative in connection with any merger, consolidation or other such transaction, then the Company will pay for the Representative's services an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million dollars of such value, 3% of the next million dollars of such value, 2% of the next million dollars of such value and 1% of the next million dollars and of all such value above $4,000,000.

         The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and the Prospectus. The Underwriters have in turn agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

         The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."


                                  LEGAL MATTERS

         Legal matters in connection with the Common Stock and Warrants being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Atlas, Pearlman, Trop & Borkson, P.A. will own 10,000 shares effective as of the Closing of this Offering of the Common Stock. The Company is being represented as to matters of Chilean law by Figeroa & Coddou. Mr. Alberto Coddou is a director of ADC and a partner in Figeroa & Coddou. Certain legal matters will be passed upon for the Underwriters by David A. Carter, P.A.

                                     EXPERTS

         The supplemental consolidated balance sheet of the Company and subsidiaries as of December 31, 1995, and the related supplemental consolidated statements of earnings, statements of shareholders' equity and cash flows for each of the two years, in the period ended December 31, 1995, included in this Prospectus have been so included in reliance upon the report of Mutnick & Associates, P.A., independent accountants, given on authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Los Angeles, California Regional Office of the Commission, 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648, and copies of all or any part thereof may be obtained from the Commission upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above.

                        ANDREAN DEVELOPMENT CORPORATION

                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1995 AND 1996 (UNAUDITED)



                               TABLE OF CONTENTS


Independent Auditors' Report                                          F2

Supplemental Consolidated Balance Sheets                              F3 - F5

Supplemental Consolidated Statements of Income                        F6

Supplemental Consolidated Statements of
  Stockholders' Equity                                                F7 - F8

Supplemental Consolidated Statements of
  Cash Flows                                                          F9 - F11

Notes to Supplemental Consolidated Financial
  Statements                                                          F12 - F26

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 and Shareholders of
Andean Development Corporation
Boca Raton, Florida

We have audited the accompanying supplemental consolidated balance sheets of Andean Development Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each year in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of Andean Development Corporation and Errazuriz y Asociados Ingenieros, S.A. and Igenor Andina, S.A., which will be effectuated at the time of the closing of a public offering of Andean stock, which has been accounted for as a pooling of interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not extend through the date of consummation, however, they will become the historical consolidated financial statements of Andean Development Corporation and subsidiaries after financial statements covering the date of consummation of the business are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Andean Development Corporation and subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.



Miami, Florida
January 24, 1997

                         ANDEAN DEVELOPMENT CORPORATION

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995



                                   A S S E T S

                                                       1996            1995
                                                    ----------      ----------

CURRENT ASSETS:
  Cash                                              $  168,156      $   52,574
  Invested cash                                      3,598,760          18,361
  Accounts receivable, net                           2,912,723       1,403,001
  Due from related parties                              17,072           5,696
  Deferred income taxes                                  4,589           4,148
  Other current assets                                 140,010         177,489
                                                    ----------      ----------

       TOTAL CURRENT ASSETS                          6,841,310       1,661,269
                                                    ----------      ----------


FURNITURE AND EQUIPMENT, net                           165,557          94,310
                                                    ----------      ----------

OTHER ASSETS:
  Undeveloped real estate, held for investment         789,447         473,125
  Real estate, held for sale                               -         1,222,248
  Note receivable from related party                   606,031             -
  Deferred income taxes                                  5,501          30,329
  Investment in affiliated companies                   425,250         476,859
  Other assets                                           6,901           2,341
                                                    ----------      ----------

                                                     1,833,130       2,204,902
                                                    ----------      ----------

                                                    $8,839,997      $3,960,481
                                                    ==========      ==========


The accompanying notes are an integral part of these consolidated financial statements.

                         ANDEAN DEVELOPMENT CORPORATION

                           DECEMBER 31, 1996 AND 1995



                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                           1996         1995
                                                        ----------   ----------

CURRENT LIABILITIES:
  Obligations with banks                                $      -     $  367,658
  Current portion of long-term debt                         39,578      205,532
  Accounts payable                                         262,671      384,282
  Due to related parties                                     7,562      132,256
  Income taxes payable                                     143,451       36,014
  Accrued expenses and withholdings                         26,978       39,599
  Current portion of staff severance indemnities            17,977       22,599
  Dividends payable                                            -        300,000
                                                        ----------   ----------

       TOTAL CURRENT LIABILITIES                           498,217    1,487,940
                                                        ----------   ----------


LONG-TERM LIABILITIES:
  Long-term debt, excluding current portion                145,344      688,508
  Staff severance indemnities, long-term portion            36,674       18,116
                                                        ----------   ----------

                                                           182,018      706,624
                                                        ----------   ----------

SHAREHOLDERS' EQUITY:
  Common stock, $.0001 par value, 20,000,000 shares
   authorized, 2,820,100 and 1,500,100 shares issued
   and outstanding at December 31, 1996 and 1995,
   respectively                                                282          150
  Additional paid-in capital                             5,724,320      674,122
  Retained earnings                                      2,479,810    1,137,736
  Cumulative translation adjustment                        (44,650)     (46,091)
                                                        ----------   ----------

       TOTAL SHAREHOLDERS' EQUITY                        8,159,762    1,765,917
                                                        ----------   ----------

                                                        $8,839,997   $3,960,481
                                                        ==========   ==========



The accompanying notes are an integral part of these consolidated financial statements.

                         ANDEAN DEVELOPMENT CORPORATION

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                       1996            1995
                                                    ----------      ----------

REVENUES FROM OPERATIONS:
  Revenues                                          $3,423,552      $2,717,341
  Cost of operations                                (1,074,826)       (697,599)
                                                   -----------      ----------

GROSS PROFIT                                         2,348,726       2,019,742

SELLING AND ADMINISTRATIVE EXPENSES                   (781,455)       (509,563)
                                                    ----------      ----------

INCOME FROM OPERATIONS                               1,567,271       1,510,179
                                                    ----------      ----------

OTHER INCOME (EXPENSES):
  Interest income                                       11,406             -
  Interest expense                                    (325,777)       (213,618)
  Loss on foreign currency exchange                     (1,660)         (9,692)
  Realized profit on sale of assets                    274,715           8,909
  Costs of curtailed public offering                       -          (276,506)
  Depreciation expense                                 (32,666)        (20,277)
  Other, net                                               -            (9,359)
                                                    ----------      ----------

                                                       (73,982)       (520,543)
                                                    ----------      ----------

INCOME BEFORE INCOME TAXES                           1,493,289         989,636

INCOME TAXES                                           151,215          50,636
                                                    ----------      ----------

NET INCOME                                          $1,342,074      $  939,000
                                                    ==========      ==========


NET INCOME PER COMMON SHARE                              $0.81           $0.63
                                                    ==========      ==========


WEIGHTED AVERAGE SHARES OUTSTANDING                  1,656,859       1,500,100
                                                    ==========      ==========

The accompanying notes are an integral part of these consolidated financial statements.


                         ANDEAN DEVELOPMENT CORPORATION

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                  ADDITIONAL                             CUMULATIVE               TOTAL
                                   COMMON           PAID-IN          RETAINED            TRANSLATION           SHAREHOLDERS'
                                   STOCK            CAPITAL          EARNINGS            ADJUSTMENT              EQUITY
                                   ------         ---------        ----------           ------------          --------------
Balance at
 December 31, 1994                 $  150         $  674,122       $  498,736           $   (5,685)           $1,167,323
Net income                            -                  -            939,000                  -                 939,000
Dividends to
 shareholders                         -                  -           (300,000)                 -                (300,000)
Translation
 adjustment                           -                  -                -                (40,406)              (40,406)
                                  -------         ----------       ----------           ----------            ----------
Balance at
 December 31, 1995                    150            674,122        1,137,736              (46,091)            1,765,917

Additional paid-in
 capital associated
 with detachable
 stock warrants                       -               75,600              -                    -                  75,600
Net income                            -                  -          1,342,074                  -               1,342,074
Translation adjustment                -                  -                -                  1,441                 1,441
Issuance of common
 stock                                132                -                -                    -                     132
Additional paid-in
 capital associated
 with public offering                 -            6,765,000              -                    -               6,765,000
Costs associated with
 public offering charged
 to capital at effective
 date                                             (1,790,402)             -                    -              (1,790,402)
                                   ------         ----------       ----------           ----------            ----------
                                   $  282         $5,724,320       $2,479,810           $  (44,650)           $8,159,762
                                   ======         ==========       ==========           ==========            ==========

The accompanying notes are an integral part of these consolidated financial statements.


                         ANDEAN DEVELOPMENT CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                           1996             1995
                                                        ----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $1,342,074       $  939,000
  Adjustments to reconcile net income to net cash
   provided used by operating activities:
    Depreciation                                            32,666           20,277
    Deferred taxes                                          24,387              -
    Profit on sale of fixed assets                         (18,923)          (8,909)
    Profit on sale of property held for sale              (255,792)             -
    Other losses                                               -             20,968
    Changes in assets and liabilities:
      (Increase) decrease in:
        Accounts receivable                             (1,509,722)      (1,198,792)
        Other current assets                                37,479              -
        Other assets                                        (4,560)         (61,175)
      Increase (decrease) in:
        Accounts payable                                  (121,611)         272,742
        Provision for vacations                                -              5,217
        Provision for severance indemnity                   13,936           14,025
        Accrued expenses and withholdings                  (12,621)          (7,958)
        Income taxes payable                               107,437           (5,022)
                                                        ----------       ----------

NET CASH (USED IN) OPERATING ACTIVITIES                   (365,250)          (9,627)
                                                        ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                (134,694)             -
  Improvements on real estate held for investment          (60,530)             -
  Payments for purchase of property under
   construction or land for sale                               -            (89,347)
  Proceeds from sale of fixed assets                        49,704           46,281
  Proceeds from sale of subsidiary (ITL)                   193,359          466,413
  Sale of property held for sale                         1,222,248              -
  Note receivable                                         (606,031)             -
  Investment in affiliated company (ITL)                       -           (666,304)
  Investment in subsidiary (A & E)                        (141,750)        (283,500)
  Invested cash                                         (3,580,399)          (4,890)
                                                        ----------       ----------

NET CASH (USED IN) INVESTING ACTIVITIES                 (3,057,093)        (531,347)
                                                        ----------       ----------

The accompanying notes are an integral part of these consolidated financial statements.

                         ANDEAN DEVELOPMENT CORPORATION

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                        1996           1995
                                                    -----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cost of public offering                           $(1,790,402)    $      -
  (Advances to) repayments from related parties         (11,376)       310,174
  Proceeds from (payments on) notes
   payable to banks                                    (367,658)       247,628
  Principal payments on long-term debt                 (709,118)           -
  Issuance of common stock                                  132            -
  Capital contributions                               6,765,000            -
  Dividends paid                                       (300,000)           -
  Proceeds from bridge loan                              65,000            -
  Repayment of bridge loan                              (65,000)           -
  Issuance of detachable stock warrants                  75,600            -
  Payments to related parties                          (124,694)           -
                                                     ----------     --------

NET CASH PROVIDED BY FINANCING ACTIVITIES             3,537,484        557,802
                                                     ----------     ----------

EFFECT OF EXCHANGE RATE CHANGES                           1,441        (31,402)
                                                     ----------     ----------

NET INCREASE (DECREASE) IN CASH                         115,582        (14,574)

CASH AT BEGINNING OF YEAR                                52,574         67,148
                                                     ----------     ----------

CASH AT END OF YEAR                                  $  168,156     $   52,574
                                                     ==========     ==========


SUPPLEMENTAL DISCLOSURE:
 The Company paid $169,854 and $325,777 for interest and $7,764 and $27,971 for income taxes in 1996 and 1995, respectively.


The accompanying notes are an integral part of these consolidated financial statements.

                         ANDEAN DEVELOPMENT CORPORATION

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION - Andean Development Corporation, (the "Company"), is a Florida corporation incorporated on October 19, 1994. The Company is in the business of providing engineering, technical assistance and equipment in the development of specialized projects throughout the country of Chile and more recently in Peru and Argentina.

         BASIS OF PRESENTATION - The accompanying supplemental consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries, Errazuriz y Asociados Ingenieros, S.A. and Igenor Andina, S.A., two Chilean service corporations and Andean Engineering and Finance Company, a Boca Raton Management Company. In addition, the equity method of accounting is used for the Company's 67.5% owned subsidiary, Aguas y Ecologia, S.A. (A&E). The Company's proportionate share of income or loss is not included in the accompanying statement of income as the financial statements are unavailable and impracticable to produce at this time. Once finalized, the financial statements of A&E are not expected to have a material impact on these supplemental consolidated financial statements.

         The accompanying supplemental consolidated financial statements have been prepared in conformity with generally accepted accounting principles and all material intercompany transactions have been eliminated.

         In October of 1996, the Company entered into an agreement to acquire 100% of the issued and outstanding common stock of Errazuriz y Asociados Ingenieros, S.A. and Ingenor Andina, S.A., in exchange for 1,500,000 shares of common stock which was effective as of the closing of the initial public offering of the Company's stock. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. Accordingly, the supplemental consolidated financial statements for all periods presented have been prepared assuming the acquisition by the Company took place on January 1, 1992, that the Company was incorporated on that date, and the exchange of shares from 1,500,000 was effectuated at that time.

         Had the Company presented combined historical financial statements of the three subsidiaries only, the presentation would not materially differ from the supplemental consolidated presentation referred to above. In addition, these financial statements will become the historical consolidated financial statements of the Company and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         On November 12, 1996, the Company successfully completed the sale of 1,200,000 shares of its common stock to the public in an initial public offering. In addition, the Company sold 1,200,000 warrants as part of the offering, to purchase additional shares at the original offering price. (See Note 11 for more details on initial public offering.)

         The following table reflects the revenue, net income and intercompany transactions for the previously separate entities (Errazuriz y Asociados Ingenieros, S.A. and Igenor Andina, S.A.) prior to the business combination.

                                                         1996          1995
                                                      ----------     ----------
         REVENUES:
           Errazuriz y Asociados                      $  848,237     $1,309,946
           Igenor Andina                               1,243,015        940,052
           Revenues shared by the two firms
            outside of Chile                           1,332,300        521,134
                                                      ----------     ----------
                                                       3,423,552      2,771,132
            Less intercompany revenue                          -        (53,791)
                                                      ----------     ----------
         TOTAL REVENUES                               $3,423,552     $2,717,341
                                                      ==========     ==========
         NET INCOME:
           Errazuriz y Asociados                      $  239,846     $  661,725
           Igenor Andina                                 666,610        277,275
           Net income shared by the two
            firms outside of Chile                       435,618            -

         INTERCOMPANY TRANSACTIONS:
           Due from Igenor to Errazuriz                   164,541           -
           Due from Errazuriz to Igenor                      -            5,661
           Consulting services paid by
            Errazuriz to Igenor                              -           53,791

         FUNCTIONAL CURRENCY - The financial statements have been translated in accordance with the provisions set forth in Statement of Financial Accounting Standards No. 52, from Chilean pesos (the functional currency) into US dollars (the reporting currency).

         REVENUE RECOGNITION - The Company earns revenue principally from commissions associated with the sale of major equipment items and the performance of engineering services.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In the case of equipment sales, the Company earns a commission on the s ale of equipment or turn-key jobs when the contract between the purchasing company (buyer of the equipment), is signed by both parties or an "Order of Proceed" is issued by the buyer. At this moment all the work of the Company has been completed and the commission has been earned regardless of any future developments between the supplier and the buyer. The time the Company is paid commissions is determined by the practices of the countries involved. As a result, it is not unusual for it to take 60 to 180 days for the funds to be transferred.

         Revenues associated with engineering services are recognized as services when performed based on standard billing rates.

         CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of excess cash and trade receivables. A significant portion of the Company's sales are to several large customers and, as such, the Company is directly affected by the well-being of those customers. However, the credit risk associated with trade receivables is minimal due to the Company's customer base and ongoing control procedures which monitor the credit worthiness of customers. Historically, the Company has not experienced losses on trade receivables. During 1996, approximately 50% of the Company's consolidated accounts receivable was attributable to one customer.

         INCOME TAXES - Deferred tax assets and liabilities are recognized for the future income tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. During 1995, the Company performed consulting services for European companies which resulted in income received by the Company in Europe. Income from European operations was $612,669 in 1995. The make-up by country was $399,068, $203,601 and $10,000, in Germany, England and Norway, respectively, in 1995. No consulting services have been performed for European companies in 1996. Additionally, the Company provides no deferred income taxes on its European earnings as the revenues will not be transferred to Chile or the United States; rather such earnings will be reinvested in European operations, thereby eliminating any deferred tax liability.

         A deferred tax asset was recognized at December 31, 1996 and 1995 for $10,090 and $34,477, respectively. Income tax expense totalled $151,215 and $50,636 for the years ended December 31, 1996 and 1995.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         FURNITURE AND EQUIPMENT - Furniture and equipment are recorded at cost. Depreciation is provided on a straight-line method based on the estimated useful lives of the assets, usually five years.

         STAFF SEVERANCE INDEMNITIES - The Company provides for certain lump sum severance indemnities to its employees at the end of their employment as required by Chilean law. The obligation is calculated based on the present value of the vested benefits to which an employee is entitled, the expected service lives of the employees and current salary levels. The Company believes that the above calculation is not materially different from the calculation required by SFAS 87, which would reflect expected future salary increases.

         FOREIGN OPERATIONS - As the Company is a holding company for two existing Chilean companies, operating exclusively in South America, one must be aware of the potential for both economic and political change in the business environment, different than that of the United States. The success of the Company depends on the success of the Chilean operations and a stable economic and political environment. During 1995, the Company performed services for the Westinghouse Corporation in Peru. The total revenues from this transaction as reflected in the 1995 financial statements was $312,500 of commissions. There were no other foreign generated revenues.

         EARNINGS PER COMMON SHARE - Earnings per common share are based on the weighted average number of shares outstanding of 1,656,859 and 1,500,100 for the two years ended December 31, 1996 and 1995, respectively, after giving effect to common stock equivalents which consist of warrants issued with the initial public offering that would have a dilutive effect on earnings per share. Warrants issued with exercise prices greater than the existing market value of the company stock are deemed anti-dilutive and are not components of earnings per share.

         RECENT PRONOUNCEMENTS - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which established a fair value based method of accounting for those stock-based compensation plans and requires additional disclosures for those companies who elect not to adopt the new method of accounting. In its adoption of FASB 123, the Company has decided to retain the existing measurement values as prescribed under APB 25 and would provide additional proforma disclosure if and when options are granted.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT PRONOUNCEMENTS - Continued

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires the Company to review for impairment of long-lived assets and certain identifiable assets whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. In certain situations, an impairment loss would be recognized. As a result, the Company has adopted FASB 121 effective January 1, 1996. The Company has studied the implications of FASB 121 and, based on its evaluation, has determined that its adoption does not have a material impact on the Company's financial condition or results of operations. At December 31, 1996, there were no impairments.

         ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - INVESTED CASH

         Invested cash consists of time deposits totalling $442,107 and $18,361 at December 31, 1996 and 1995, respectively, invested in local Chilean banks with maturity dates ranging from three months to one year. These investments earn an annual rate of interest ranging from 1.44% to 3.60%. In addition, the Company has invested $3,156,653 in money market accounts in a United States bank. The account earned interest at an annual rate of 2.5% to 3.0% during 1996.


NOTE 3 - OTHER CURRENT ASSETS

         Other current assets, at December 31, consist of the following:

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 3 - OTHER CURRENT ASSETS (Continued)
                                                     1996          1995
                                                  ----------    --------

         Prepaid expenses                         $ 92,589      $123,452
         Due from sale of timber                       -          54,037
         Recoverable taxes                           8,718           -
         Other                                      38,703           -
                                                  --------      --------

         Total other current assets               $140,010      $177,489
                                                  ========      ========


         Prepaid expenses represent payments to suppliers as advances against future services.


NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company conducts a substantial amount of its business with companies that are affiliated with shareholders of the Company. As a result, commissions have been received or paid for both engineering and consulting services to and from these affiliated companies. Following is a list of those affiliated companies:

                                                    R E L A T I O N
                                            -----------------------------------
             COMPANY NAME                         1996            1995
             ------------                   ----------------    ---------------

     Igenor Ingenierie et Gestion, S.A.     Parent              Parent
     Inversiones y Desarrollo Demco,
      S.A. (Invdemco)                       Related             Related (1)
     Electromecanica Osorno, S.A.           Related             Related (1)
     Errazuriz y Asociados
      Arquitectos, Ltda.                    Equity              Equity
     Inversiones Tiempo Libre, S.A.         Not related (2)     Equity
     Proyectos y Equipos, S.A.              Related             Related (1)
     Norconsult International, S.A.         Not related (3)     Related (1)
     Kvaerner Chile, S.A.                   Not related         Not related (4)
     Kvaerner Hydro, Agencia de
      Kvaerner Turbin Aguas y
      Ecologia, S.A.                        Related (5)         Not related
     Biwater International, L.T.D.          Related (7)         Related (6)
     Tacora                                 Not related (8)     Related

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 4 - RELATED PARTY TRANSACTIONS (Continued)

         (1) To clarify the intercompany situation, Inversiones y Desarrollo Demco S.A., Electromecanica Osomo, S.A. and Proyectos y Equipos S.A. sold their interest in INA and E & A and vice versa. At present, they are related only by shareholders that are common to each other.
         (2) All the equity of the Company in ITL was sold prior to June 30, 1996.
         (3) The CEO of the Company resigned his power of attorney for Norconsult, A.S.
         (4) The CEO of the Company resigned to his place in the Board of Kvaerner Chile, S.A.
         (5) On December 1995, the Company bought 45% of Aguas y Ecologia, S.A. (A & E).
         (6) During 1995, the CEO of the Company resigned his representation of Biwater, but ADC became related to Biwater as A & E is a partner of Bayesa, also owned by Biwater.
         (7) During 1995, the CEO of the Company resigned his representation of Biwater, but ADC became related to Biwater as A & E is a partner of Bayesa, also owned by Biwater.
         (8)   The CEO of the Company resigned his power of attorney for Tacora.


         Commissions received by the Company for the engineering of various projects totalled $62,073 and $417,022 at December 31, 1996 and 1995, respectively. Income received for consulting services totalled $103,800 and $244,582 at December 31, 1996 and 1995, respectively. Total fees charged to the Company for consulting services performed by the related companies at December 31, 1996 and 1995 were $-0- and $54,794, respectively. In addition, fees charged to the Company for consulting services performed by its principal owners and immediate family totalled $53,386 and $9,825, at December 31, 1996 and 1995, respectively.

         The amounts due from the affiliated companies totalled $17,072 and $5,696 at December 31, 1996 and 1995, respectively. Funds payable to these companies totalled $606,031 and $46,035 at December 31, 1996 and 1995, respectively.

         The Company also carried out transactions with its management, shareholders and their immediate families. The total amount payable to them by the Company was $7,562 and $86,221 at December 31, 1996 and 1995, respectively. The amount they owed to the Company totalled $-0-at December 31, 1996 and 1995. These balances are reflected in due from and due to related parties in the balance sheets.


NOTE 5 - REAL ESTATE TRANSACTIONS

         On November 12, 1996, as a result of the completion of a public offering of stock, (see Note 11 for details of the Initial Public Offering), the Company sold its 100% ownership of property and a home in Villarrica, Chile, to a Chilean investment company, Inversiones y Desarrollo Demco, whose shareholders are Mr. Errazuriz, the Company's President and CEO, his wife, and one of his daughters. The real estate, formerly treated as a non-performing asset was sold at a price of $1,212,063.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 5 - REAL ESTATE TRANSACTIONS (Continued)

         Payment terms were 50% in cash at the closing which was held on December 31, 1996, and the balance of $606,031 in four annual installments with interest at 8-1/2% per year beginning January 15, 1998. This receivable is a component of note receivable from related party on the balance sheet.

         Initially, the agreement to sell the property in Villarrica required the transfer of five lots including a home to Inversiones y Desarrollo Demco. Upon the final transfer of the lots, management decided that since two of the lots were situated a large distance from the house, and directly next to the land being held by the Company, not to include the two lots in the sale. This resulted in a realized gain to the Company during 1996 in the amount of $255,792. The remaining two lots are now components of undeveloped real estate in the accompanying balance sheet.


NOTE 6 - UNDEVELOPED REAL ESTATE - HELD FOR INVESTMENT

         The balance of property for sale relates to land near Villarrica, Chile, which was acquired for resale after being developed in a resort area and is being used in the meantime as a guarantee for some of the financial operations of the Company. The property is being carried at its historical cost (which is less than its net realizable value based on an independent appraisal). The Company has no intention to sell the property in the near future and is treating it as investment property.


NOTE 7 - FURNITURE AND EQUIPMENT

         Furniture and equipment consist of the following at December 31, 1996 and 1995:

                                                            1996         1995
                                                         --------      --------
          Vehicles                                       $207,074      $118,032
          Office equipment                                 42,644        42,644
          Furniture and fixtures                            2,958         2,962
                                                         --------      --------

          Total furniture and equipment, at cost          252,676       163,638

          Less accumulated depreciation                   (87,119)      (69,328)
                                                         --------      --------

                                                         $165,557      $ 94,310
                                                         ========      ========

         Depreciation expense was $32,666 and $20,277 for the years ended December 31, 1996 and 1995, respectively.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 8 - INCOME TAXES

         Deferred tax assets consists of the following at December 31, 1996 and 1995:

                                                         1996         1995
                                                      ---------     --------
        CURRENT ASSETS:
          Provisions for vacation                     $  1,892      $  1,519
          Staff severance indemnities,
           current portion                               2,697         1,163
          Accrued bonuses                                  -             879
          Other                                            -             587
                                                      --------      --------
                                                         4,589         4,148
                                                      --------      --------
        LONG-TERM ASSETS:
          Depreciation                                     -          16,175
          Staff severance indemnities,
           long-term portion                             5,501        (1,920)
          Property for sale under construction             -           5,419
          Property for sale                                -           2,884
          Other                                            -           7,771
                                                      --------      --------
                                                         5,501        30,329
                                                      --------      --------
        TOTAL DEFERRED TAX ASSETS                     $ 10,090      $ 34,477
                                                      ========      ========


         The Company is subject to income tax in Chile. Reconciliations between the statutory income tax rate in Chile, and the Company's effective income tax rate as a percentage of income before income taxes is as follows:
                                                       1996          1995
                                                      ------        ------

         Chilean statutory tax rate                    15.0%         15.0%
         Effect of European income                      0.0          (9.9)
         Other, net                                    (4.9)          0.0
                                                      -----         -----

         Effective income tax rate                     10.1%          5.1%
                                                      =====         =====

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 9 - OBLIGATION WITH BANKS

         Obligations with banks consist of the following at December 31, 1996 and 1995:

                                                           1996         1995
                                                         --------     --------

          Loans payable to bank for lines of
           credit due August 1996 with variable
           monthly interest.  Currency:  Chilean
           pesos                                         $    -       $105,280

          Short-term loans due July 1996, with
           interest rates ranging from 7.6% to
           12%.  Currency:  Chilean pesos and UF              -        262,378
                                                         --------     --------

               Total obligations to banks                $    -       $367,658
                                                         ========     ========


         Interest rates on all of these flexible rate loans are based on the Asociacion de Bancos y Entidades Financieras, (T.A.B.) rate, which represents a daily average of the interest paid by banks on its deposits. The rate is then adjusted upwards approximately 1.5% for the banks profit, and then an additional 1.0% - 1.7% reflecting the individual risk of the bank on the individual loan. The actual resulting interest rates at December 31, 1996 and 1995 were 24%. There are no covenants or restrictions imposed on the aforementioned obligations with any of the banks involved.

         A line of credit for $-0- and $105,280 at December 31, 1996 and 1995, respectively, is secured by an assignment of the Company's term deposits and two cars owned by the Company.

         $-0- and $262,378 of short-term loans at December 31, 1996 and 1995, respectively, were collateralized by a mortgage on real estate held for sale.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 10 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 1996 and 1995:


                                                          1996        1995
                                                       ----------  ----------

         Note payable, collateralized by land
          on the real estate held for sale, due
          January 2005 with interest at 11%,
          payable monthly.  Currency:  UF              $    -       $  75,622

         Note payable, collateralized by a
          mortgage on real estate held for
          sale, with interest at 9.5%, due
          March 2006, payable monthly.
          Currency:  UF                                     -         350,979

         Note payable, collateralized by
          mortgage on real estate held for
          sale, due August 1996, with
          interest at 11%, payable monthly.
          Currency: UF                                      -          27,629

         Note payable, collateralized by
          mortgage on the undeveloped real
          estate held for investment, due
          December 2002 with interest at
          8.7%, payable monthly commencing
          January 1995.  Currency:  UF                 $174,905      $203,025

         Note payable, secured by an assignment
          of a vehicle, due April
          1997 with interest at 10.9%, payable
          monthly.  Currency:  UF                        10,017        39,045

         Note payable, collateralized by
          mortgage on the undeveloped real
          estate held for investment, due
          April 1998 with interest at 2.5%.
          Currency:  Pesos                                  -         197,740
                                                       --------      --------

         Total notes payable                            184,922       894,040

         Less current portion                           (39,578)     (205,532)
                                                       --------      --------

         Total long-term debt                          $145,344      $688,508
                                                       ========      ========

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 10 - LONG-TERM DEBT (Continued)

         The UF is an indexed unit of account expressed in pesos and adjusted according to inflation (CPI). There are no covenants or restrictions imposed on the aforementioned obligations with any of the banks involved.

         In 1995, two short-term loans and a line-of-credit were refinanced into a long-term loan of $197,740 with a bank. The loan was subsequently paid-off during 1996.

         Interest expense for the years ended December 31, 1996 and 1995 totalled $325,777 and $213,618, respectively.

         The following table reflects the annual payments due for the next five years of the long-term debt.

          YEAR ENDING
          DECEMBER 31,
          ------------

              1997                            $ 39,578
              1998                              27,317
              1999                              29,118
              2000                              30,985
              2001 and after                    57,924
                                              --------
                                              $184,922
                                              ========


NOTE 11 - SHAREHOLDERS' EQUITY

         In October of 1996, the Company entered into an agreement to exchange 1,500,000 shares of $.0001 par value common stock for 100% of the then outstanding stock of Errazuriz y Asociados Ingenieros, S.A. and Igenor Andina, S.A., to be effective as of the closing of the offering.

         On November 12, 1996, the Company successfully completed the sale of 1,200,000 shares of its common stock to the public in an initial public offering which raised approximately $6,150,000, before expenses. In addition, the Company sold one warrant with each share to purchase one share of stock at the original offering price of $5 per share. As is often the case, the Company offered an additional 10% or 120,000 shares of stock with warrants to the underwriters of the offering, which were exercised in December, providing an additional $615,000 of capital before expenses. The following is a list of the expected use of the net proceeds of approximately $5,625,000.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 11 - SHAREHOLDERS' EQUITY (Continued)

          a)    Acquisition and development of
                 additional projects                             $2,158,250
          b)    Acquisition of additional shares
                 in Bayesa Project                                  141,750
          c)    Retirement of debt on Villarrica
                 property to sell to Inversiones y
                 Desarrollo Demo                                    700,000
          d)    Establishment of U.S. and Spanish offices           850,000
          e)    Repayment of the Bridge loan                         65,000
          f)    Working capital for Chilean operations             1,175,000
                                                                  -----------
                                                                  $5,090,000
                                                                  ==========


         At December 31, 1996, all of the aforementioned items have been resolved except for (a) which is an ongoing operation of the Company.

         During 1996, no dividends were declared to its shareholders.

         During 1995, the Company paid no dividends to its shareholders, however, the Company declared dividends in the amount of $300,000 to its shareholders, all of which was paid during the first quarter of 1996.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

         At December 31, 1993, the Company entered into a contract with Corporation de Fomento de la Produccion, a state owned corporation created to develop various industries and the technology of Chile, (CORDO). One such project is that of the design of a wave-maker for swimming pools. Under the terms of the contract, the Company can buy the exclusive rights to the results of the project by paying the corporation UF 1,102.80 (equivalent to US $30,658). This obligation would be payable over a maximum period of five years.

         In connection with the contract between the Company and the corporation, the Company has a letter of guarantee for CH $23,430,486 (equivalent to US $61,317) in case of non-performance under the terms of the contract.


NOTE 13 - LEASE COMMITMENTS

         The Company rents office facilities of 3,300 aq. feet in Santiago, Chile under a month-to-month operating lease. Monthly rental payments were $4,507 and $4,354 per month during 1996 and 1995, respectively. Rent expense for the years ended December 31, 1996 and 1995 totalled $54,084 and $52,248, respectively.

                         ANDEAN DEVELOPMENT CORPORATION

NOTE 14 - INVESTMENTS IN SUBSIDIARIES

         In March of 1995, Inversiones Tiempo Libre, S.A., (ITL), a newly formed company, owned in part by members of Mr. Errazuriz's family, paid the Company for all the engineering and research costs incurred by the latter to develop the amusement park project that will be managed by ITL. The payment was made with 100% of ITL stock, corresponding to the exact amount of the services billed, which totalled $666,305 at March 31, 1995. The Company's revenues for the first quarter of 1995 increased significantly by this transaction. During the same period, the Company sold 70% of the ITL stock at their face value, which was their carrying value. A "Due from sale of affiliated company stock" account was created to record the receivable of $466,413 at March 31, 1995. The remaining 30% investment has been accounted for using the equity method. Under this method the original investment is recorded at cost and is adjusted periodically to recognize the investor's share of earnings or losses after the date of acquisition. During the fourth quarter of 1995, the Company put up for sale the remaining 30% investment of the ITL stock. This investment has been recorded as an asset on the Company's financial statements. These shares were sold to members of Mr. Errazuriz's family during the first quarter of 1996 at their book value of $193,359. At December 31, 1996 and 1995, the Company recognized no profit from its investment in ITL.

         During 1995, the Company purchased 45% of the stock of Aguas y Ecologia, S.A. (A&E) which owns 10% of the stock in Bayesa, S.A. from a Chilean investment company. This equates to a 4.5% ownership of Bayesa, S.A. During the later part of 1996, the Company acquired an additional 22.5% of A&E or 2.25% of Bayesa, S.A. Financial statements of A&E as prepared in accordance with GAAP are unavailable and impracticable to produce at this time. At December 31, 1996 and 1995, the Company's share of profits from its investment in A&E totalled $-0- and $6,532.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              --------------------

                               TABLE OF CONTENTS
                                                                           PAGE
   Available Information ...............................................     2
   Prospectus Summary ..................................................     4
   Risk Factors ........................................................     8
   Use of Proceeds .....................................................    19
   Dividend Policy .....................................................    20
   Dilution ............................................................    21
   Capitalization ......................................................    22
   Exchange Rates ......................................................    23
   Selected Financial Data .............................................    25
   Management's Discussion and
     Analysis of Financial Condition
     Results of Operations .............................................    26
   Business ............................................................    33
   Management ..........................................................    53
   Certain Transactions ................................................    58
   Principal Shareholders ..............................................    60
   Description of Securities ...........................................    62
   Shares Eligible for
     Future Sale .......................................................    65
   Underwriting ........................................................    66
   Legal Matters .......................................................    68
   Experts .............................................................    68
   Additional Information ..............................................    69
   Index to Financial
     Statements ........................................................   F-1

                               ------------------

         UNTIL _________, 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================

                               1,200,000 SHARES OF
                                  COMMON STOCK

                              1,200,000 REDEEMABLE
                                  COMMON STOCK
                                PURCHASE WARRANTS

                                   ----------

                         ANDEAN DEVELOPMENT CORPORATION

                                   ----------

                                   PROSPECTUS

                                   ----------

                             BARON CHASE SECURITIES

                               770 W. Camino Real
                                   Suite 200
                           Boca Raton, Florida 33433
                                 (561) 347-1200

                                Atlanta, Georgia
                           Beverly Hills, California
                             Boston, Massachusetts
                               Chicago, Illinois
                              Clearwater, Florida
                                  Dallas, Texas
                                Denver, Colorado
                            East Boca Raton, Florida
                              Hoopeston, Illinois
                                 Miami, Florida
                             Middletwn, New Jersey
                             Minneapolis, Minnesota
                            Oklahoma CIty, Oklahoma
                                Phoenix, Arizona
                               Sarasota, Florida
                                 Tampa, Florida
                                Tulsa, Oklahoma

                                  ______, 1996

                                   ----------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company provides that the Company shall indemnify to the fullest extent permitted by the Florida Business Corporation Act (the "Florida Law") any person whom it may indemnify thereunder. The Bylaws of the Company provide that indemnification shall be made by the Company.

         The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expensest(other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Registration Statement. All amounts are estimated except the SEC Registration fee, the NASD fee and the Representatives' Non-Accountable Expense Allowance.

  SEC Registration fee........................................     $  4,603.00
  NASD fee....................................................        2,798.00
  NASDAQ application and listing fees.........................       22,550.00
  Printing Costs .............................................       30,000.00
  Accounting fees and expenses ...............................       25,000.00
  Legal fees and expenses ....................................      155,000.00
  Blue Sky fees and expenses .................................       10,000.00
  Representatives' Non-Accountable Expense Allowance..........      184,500.00
  Transfer Agent fees and expenses ...........................       10,000.00
  Miscellaneous ..............................................        1,000.00
                                                                   -----------
         Total ...............................................     $445,451.00

     All of the above expenses of this Offering will,be paid by the Company.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         EFFECTIVE AS OF DECEMBER 31, 1994, THE SHAREHOLDERS OF E&A AND INA EXCHANGED THEIR SHARES IN E&A AND INA FOR 2,500,100 SHARES OF COMMON STOCK, EFFECTIVE UPON CLOSING OF THIS OFFERING. THE REMAINING 100 SHARES OF COMMON STOCK ARE PROMOTIONAL SHARES HELD BY MR. PEDRO P. ERRAZURIZ, THE PRESIDENT, CEO AND CHAIRMAN OF THE BOARD OF ADC AND WERE ISSUED TO COMPLY WITH CHILEAN LAW.

         DURING APRIL 1996, THE COMPANY BORROWED $65,000 FROM TWO PRIVATELY-HELD CORPORATIONS, THE PROCEEDS OF WHICH WERE USED TO PAY CERTAIN EXPENSES OF THIS OFFERING. THE LOAN, WHICH BEARS INTEREST AT THE RATE OF 8-1/2% PER ANNUM, WILL BE DUE AT THE EARLIER OF JANUARY 15, 1997 OR THE EFFECTIVE DATE OF THIS OFFERING. IN CONNECTION WITH THE LOAN, THE LENDER WILL ALSO RECEIVE WARRANTS (THE "BRIDGE WARRANTS") TO PURCHASE 21,000 SHARES OF THE COMPANY'S COMMON STOCK AT 1/3 OF THE INITIAL OFFERING PRICE, THIS OFFERING MADE PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION UNDER 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED.


ITEM 27.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

1.1               Form of Underwriting Agreement(1)
1.1(a)            Revised Form of Underwriting Agreement(1)
1.1(b)            Revised Form of Underwriting Agreement(1)
1.1(c)            Revised Form of Underwriting Agreement(1)
1.2               Revised Form of Agreement Among the Representatives(1)
1.2(b)            Revised Form of Agreement Among Representatives(1)
1.2(c)            Revised Form of Agreement Among Underwriters(1)
1.3               Revised Form of Selling Group Agreement(1)
1.3(a)            Selected Dealers Agreement(1)
1.3(b)            Form of Selected Dealers Agreement(1)
2.1(a)(i)         Share Exchange Agreement between the Shareholders of
                  Errazuriz y Asociados Ingenieros S.A. and the Company(1)
2.1(a)(ii)        First Modification to Share Exchange Agreement between the
                  Shareholders of Errazuriz y Asociados Ingenieros S.A. and the
                  Company dated June 15, 1995(1)
2.1(a)(iii)       Second Modification to Share Exchange Agreement between the
                  Shareholders of Errazuriz y Asociados Ingenieros S.A. and the
                  Company dated June 30, 1995(1)
2.1(b)(i)         Share Exchange Agreement between the Shareholders of Igenor
                  Andina S.A. and the Company(1)
2.1(b)(ii)        First Modification to Share Exchange Agreement between the
                  Shareholders of Igenor Andina,
                  S.A. and the Company dated June 15, 1995(1)
2.1(b)(iii)       Second Modification to Share Exchange Agreement between the
                  Shareholders of Igenor Andina, S.A. and the Company dated
                  June 30, 1995(1)
3.1(a)            Company's Amended and Restated Articles of Incorporation(1)
3.2               Company's Revised Amended and Restated Bylaws(1)
4.1               Form of Warrant Agreement together with the form of Warrant
                  Certificate(1)
4.1(a)            Revised Form of Warrant Agreement together with the form of
                  Warrant Certificate(1)
4.2               Revised Form of Representatives' Warrant Agreement together with the revised Form of Representatives' Purchase Warrant
                  Certificate(1)
4.2(a)            Form of Representatives Warrant and Registration Rights
                  Agreement together with the revised Form of Representatives'
                  Purchase Warrant Certificate(1)
4.2(b)            Revised Form of Representative's Warrant Agreement together with the revised Form of Representative's Purchase Warrant
                  Certificate(1)
4.3               Specimen of Common Stock Certificate.(1)
4.4               Specimen of Warrant Certificate (to be included in the
                  revised Form of Warrant Agreement in Exhibit 4.1(a)(1)
4.4(b)            Specimen of Warrant Certificate (to be included in the
                  revised Form of Warrant Agreement in Exhibit 4.2(b))(1)

 5.1              Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(1)
10.1              Stock Option Plan(1)
10.1(a)           Revised Stock Option Plan(2)
10.2              Directors Stock Option Plan(1)
10.2(a)           Revised Directors Stock Option Plan(2)
10.3              Representation Agreement between Biwater and Errazuriz y
                  Asociados Ingenieros Ltda.(1)
10.4              Agreement between ESSAN and Bayesa for the Final Disposal of the Antofagasta Sewage (New translation with Appendices
                  No. 1-5  but without maps)(1)
10.5              Decree from the Municipality of Macul awarding the Land Grant to Igenor Andina S.A.(1)
10.6              Agreement Between the Municipality of Macul and Igenor Andina
                  S.A. for the Land Grant (New translation)(1)
10.7              Agreement between Igenor Andina, S.A. and the owner of the restaurant "Donde la Cuca" to be located at the Macul Park
                  (in English)(1)
10.8              Agreement between Canales, Errazuriz, Rodriguez, Arquitectos
                  Asociados and TDS International concerning designing and consulting services for the Macul Project.(1)
10.9              Agreement between Capullo S.A. and Igenor Andina S.A. in
                  Connection with the Capullo Hydroelectric Plant(1)
10.10             Form of Agreement Between Inversiones y Desarrollo Demco S.A.
                  ("Invdemco") and Igenor Andina Sociedad Anonima to Exchange the Interest of Invdemco in Aguas y Ecologia S.A. for Certain and Real Property Near Villarrica, Chile(1)
10.11             Protocolization Request - Final Reception Certificate No. 61
                  for the Villarrica Property(1)
10.12             Lease Agreement between Juan Carlos Marti Medina, landlord, and Norconsult International A.S., tenant dated
                  September 16, 1992(1)
10.13             Revised Employment Agreement between Andean Development
                  Corporation and Pedro Pablo Errazuriz, President and CEO of
                  ADC, and Messrs. Jose Luis Yrarrazaval Torrealba, Juan
                  Phillips Davila, Gonzalo Cordua Hoffman, Juan Andres
                  Errazuriz Dominguez and Pedro Pablo Errazuriz Ossa, dated March 15, 1995(1)
10.14             Employment Agreement between Ingenieria Norconsult Andina
                  Limitada and Jose Luis Yrarrazaval Torrealba dated
                  November 3, 1993 (in English)(1)
10.15             Employment Agreement between Errazuriz y Asociados
                  Ingenieros Limitada and Juan Phillips Davila dated
                  November 2, 1993 (in English)(1)
10.16             Employment Agreement between Ingenieria Norconsult Andina
                  Limitada and Gonzalo Cordua Hoffman dated August 1, 1993
                  (in English)(1)
10.17             Employment Agreement between Ingenieria Norconsult Andina
                  Limitada and Juan Andres
                  Errazuriz Dominguez dated October 11, 1993 (in English)(1)
10.18             Employment Agreement between Errazuriz y Asociados Arquitectos
                  Limitada and Pedro Pablo Errazuriz Ossa dated
                  January 1, 1992 (in English)(1)
10.19             Letter from Westinghouse Electric Corporation to the Company acknowledging the parties' intent for the Company to act as an agent for Westinghouse for certain projects in Chile dated
                  July 31, 1995.(1)
10.19(a)          Special Sales Representative Agreement between Westinghouse
                  Electric Company S.A. and Errazuriz Y Asociados Ingenieros
                  S.A.(1)
10.20             Credit Line Agreement between Bayesa and Banco Security in connection with the Bayesa Project dated July 19, 1995.(1)
10.21             Commitment by Sociedad de Inversiones El Rincon S.A. to pay
                  its remaining contribution of 20% in Inversiones Tiempo
                  Libre S.A. dated April 26, 1995.(1)
10.22             Commitment by Inversiones Zukunft Ltda. to pay its remaining contribution of 34% in Inversiones Tiempo Libre S.A. dated
                  April 26, 1995.(1)
10.23             Commitment by Margarita Maria Errazuriz to pay her remaining contribution of 13% in Inversiones Tiempo Libre S.A. dated
                  April 26, 1995.(1)
10.24             Contract with Westinghouse.(1)
10.25             Contract with Mitsuishi.(1)
10.26             Contract between Invdemco and Company for Villarrica
                  Property.(1)
10.27             Revised Shareholder Exchange Agreement(1)
10.28             Form of Financial Advisory Agreement(1)

10.29             Form of Merger and Acquisition Agreement(1)
21                Subsidiaries of Registrant(1)
23.1              Consent of Atlas, Pearlman, Trop & Borkson, P.A. (to be
                  included in its opinion filed as Exhibit 5.1)(1)
23.2              Consent of Mutnick & Associates, P.A.(1)
27                Financial Data Schedule incorporated by reference in the
                  Financial Statements.
------------------------
(1)               Filed herewith

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that:

              (a) it will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) include any prospectus required by section 10(a)(3) of the Act;

                   (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                   (iii) include any additional or changed material information on the plan of distribution;

                   (iv) for determining liability under the Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                   (v) it will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                   (vi) it will provide to the Representatives at the Closing of this Offering certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

              (b) Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              (c) The undersigned registrant hereby undertakes that:

                   (i) For determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                   (ii) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing the this Amendment No. 1 on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this ________ day of ________________, 1997.

                                          ANDEAN DEVELOPMENT CORPORATION



                                          By: /s/ PEDRO P. ERRAZURIZ
                                              ----------------------
                                          Pedro P. Errazuriz
                                          President and
                                          Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

     SIGNATURES                TITLE                              DATE
     ----------                -----                              ----


/S/PEDRO P. ERRAZURIZ          President and Chief Executive      _____________
---------------------          Officer and Director
Pedro P. Errazuriz             (Principal Executive Officer)

/S/JOSE LUIS YRARRAZAVAL       Chief Financial Officer            _____________
------------------------       (Principal Financial and
Jose Luis Yrarrazaval          Accounting Officer)
                               and Director

/S/SERGIO JIMENEZ              Director                           _____________
-----------------
Sergio Jimenez

/S/ALBERTO CODDOU              Director                           _____________
-----------------
Alberto Coddou

/S/CLAUDE MERMIER              Director                           _____________
-----------------
Claude Mermier